UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

CYBEROPTICS CORPORATION

(Name of Registrant as Specified In Its Charter)
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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416
To the Shareholders of CyberOptics Corporation:
You are cordially invited to attend a special meeting of shareholders (which we refer to as the “special meeting”) of CyberOptics Corporation (which we refer to as “CyberOptics”). The special meeting will be held on [Special Meeting Date], 2022, at [Special Meeting Time] Central time. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 7, 2022 (which we refer to as the “merger agreement”), among Nordson Corporation (NASDAQ: NDSN) (which we refer to as “Nordson”), Meta Merger Company, a wholly owned subsidiary of Nordson (which we refer to as “Merger Sub”), and CyberOptics. We refer to the merger of Merger Sub (a wholly owned subsidiary of Nordson) with and into CyberOptics, with CyberOptics surviving and continuing as a wholly owned subsidiary of Nordson, as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger; and (2) a proposal for the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by CyberOptics’ Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $54.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock that you own (unless you have properly exercised your dissenters’ rights). This amount constitutes (1) a premium of approximately 47 percent to the 30-day average closing stock price of our common stock ending on August 5, 2022; and (2) a premium of approximately 11 percent to the 52-week high closing price of our common stock as of August 5, 2022.
CyberOptics’ Board of Directors, after considering the factors more fully described in the enclosed proxy statement, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, CyberOptics and CyberOptics’ shareholders; (ii) approved the merger agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to a vote of CyberOptics’ shareholders for adoption at a special meeting of the shareholders, and (iv) resolved to recommend that CyberOptics’ shareholders vote in favor of adoption of the merger agreement in accordance with the MBCA.
CyberOptics’ Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by CyberOptics’ Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The accompanying proxy statement provides detailed information about the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The accompanying proxy statement also describes the actions and determinations of CyberOptics’ Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720
On behalf of CyberOptics’ Board of Directors, thank you for your support.
Very truly yours, /s/ [•] Subodh Kulkarni President and Chief Executive Officer
The accompanying proxy statement is dated [Proxy Statement Date], 2022, and, together with the enclosed form of proxy card, is first being sent to shareholders on or about [Approximate Mailing Date], 2022.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [Special Meeting Date], 2022
Notice is given that a special meeting of shareholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of CyberOptics Corporation, a Minnesota corporation (which we refer to as “CyberOptics”), will be held on [Special Meeting Date], 2022, at [Special Meeting Time] Central time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 7, 2022, among Nordson Corporation (NASDAQ: NDSN) (which we refer to as “Nordson”), Meta Merger Company, a wholly owned subsidiary of Nordson (which we refer to as “Merger Sub”), and CyberOptics (which we refer to as the “merger agreement”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger of Merger Sub with and into CyberOptics, with CyberOptics surviving and continuing as a wholly owned subsidiary of Nordson (which we refer to as the “merger”); and

3.
To consider and vote on any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by CyberOptics’ Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. The special meeting will begin promptly at [Special Meeting Time] Central time. Check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only CyberOptics shareholders as of the close of business on [Record Date], 2022, are entitled to notice of, and to vote at, the special meeting.
CyberOptics’ Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by CyberOptics’ Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is approved and becomes effective, shareholders who do not vote their shares in favor of the merger will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, as amended, (which we refer to as the “MBCA”). For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of stock, see Sections 302A.471 and 302A.473 of the MBCA, copies of which are attached as Annex C of this proxy statement, as well as the information set forth below.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
By Order of the Board of Directors,
/s/ [•]

Jeffrey A. Bertelsen
Secretary
Dated: [Proxy Statement Date], 2022
Minneapolis, MN

IMPORTANT INFORMATION
Even if you plan to attend the special meeting, we encourage you to submit your proxy as promptly as possible: (1) over the internet; (2) by telephone; or (3) by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a shareholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you may be instructed to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:
Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720

i

ii

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TRANSACTION SUMMARY
Except as otherwise specifically noted in this proxy statement, “CyberOptics,” the “Company”, “we,” “our,” “us” and similar words refer to CyberOptics Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, the “CyberOptics Board” refers to CyberOptics’ Board of Directors. Throughout this proxy statement, we refer to Nordson Corporation (NASDAQ: NDSN) as “Nordson” and Meta Merger Company as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 7, 2022, among Nordson, Merger Sub and CyberOptics as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Nordson) with and into CyberOptics, with CyberOptics surviving and continuing as a wholly owned subsidiary of Nordson. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On August 7, 2022, CyberOptics agreed to be acquired by Nordson. If the merger is completed, each outstanding share of our common stock (which we refer to as our “common stock”) (subject to certain exceptions) will be converted into the right to receive $54.00 per share in cash, without interest.
Parties Involved in the Merger
CyberOptics Corporation
CyberOptics is a leading global developer and manufacturer of high precision sensing technology solutions and system products for inspection and metrology, including our WaferSense® products that provide measurements of critical factors in the semiconductor fabrication process, our sensor technologies in the surface mount technology (SMT) and semiconductor industries, and our high precision 3D sensors and system products based on our proprietary Multi-Reflection Suppression™ (MRS™) technology.
Our products are used in the SMT and semiconductor industries to significantly improve our customers’ manufacturing yields and productivity, and to assist our customers in meeting their rigorous demands for manufacturing quality. Our products use a variety of proprietary technologies such as lasers, optics and machine vision, combined with software, electronics and mechanical design. Our products help manufacturers solve their most complex manufacturing challenges by providing them with key information relating to their manufacturing processes, which allows them to improve production volumes, yields and product quality.
Our common stock is listed on NASDAQ under the symbol “CYBE.” CyberOptics’ corporate offices are located at 5900 Golden Hills Drive, Minneapolis, MN 55416, and its telephone number is (763) 542-5000.
Nordson
Nordson is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. Nordson’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, Nordson has operations and support offices in over 35 countries. Nordson’s address is 28601 Clemens Road Westlake, Ohio 44145, and its telephone number is (440) 892-1580.

Merger Sub
Merger Sub, a Minnesota corporation and a wholly owned subsidiary of Nordson, was formed on August 8, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. On August 25, 2022, Merger Sub, Nordson and CyberOptics entered into a Joinder Agreement whereby Merger Sub agreed to be bound by and comply with the covenants, obligations, terms and provisions of the merger agreement to the extent applicable to Merger Sub with the same force and effect as if it had been in existence at the time the merger agreement was signed. At the effective time of the merger, Merger Sub will merge with and into CyberOptics, and Merger Sub will cease to exist. Merger Sub’s address is 28601 Clemens Road Westlake, Ohio 44145.
Effect of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the Minnesota Business Corporation Act (which we refer to as the “MBCA”), at the effective time of the merger: (1) Merger Sub will merge with and into CyberOptics; (2) the separate existence of Merger Sub will cease; and (3) CyberOptics will continue its corporate existence under the MBCA as the surviving corporation in the Merger and a wholly owned Subsidiary of Nordson. Throughout this proxy statement, we use the term “surviving corporation” to refer to CyberOptics as the surviving corporation following the merger.
As a result of the merger, CyberOptics will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The merger will become effective at such time as the articles of merger have been duly filed with the Secretary of State of the State of Minnesota or at such later date or time as may be agreed by CyberOptics and Nordson in writing and specified in the articles of merger in accordance with the MBCA (which we refer to as the “effective time of the merger”).
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, and each outstanding share of our common stock (other than cancelled shares or dissenting shares, each as further described in the merger agreement), will be canceled and cease to exist without any action on the part of the holder, and will be automatically converted into the right to receive $54.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share price.”
At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated paying agent to pay the aggregate per share price. Once a shareholder has provided the paying agent with his, her or its documentation specified by the paying agent, then the paying agent will pay the shareholder the appropriate portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedure.”
After the merger is completed, you will have the right to receive the per share price for each share of our common stock that you own, but you will no longer have any rights as a CyberOptics shareholder (except that CyberOptics shareholders who properly and validly exercise and perfect, and do not validly withdraw or subsequently lose, their dissenters’ rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the MBCA, as described in the section of this proxy statement captioned “The Merger — Dissenter’s Rights.”)
The Special Meeting
Date, Time and Place
A special meeting of our shareholders will be held on [Special Meeting Date], 2022, at [Special Meeting Time] Central time. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Purpose
At the special meeting, we will ask shareholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on [Record Date], 2022 (which we refer to as the “record date”). For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
As of the record date, there were [Record Date Shares of Common Stock Outstanding] shares of our common stock outstanding and entitled to vote at the special meeting. The holders of the outstanding shares of capital stock representing a majority of the voting power of our common stock present in person or represented by proxy, and entitled to vote at the meeting, shall constitute a quorum.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
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Proposal 1:   Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date.

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Proposal 2:   Approval of the proposal to approve the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

•
Proposal 3:   Approval of the proposal to adjourn the special meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies
Any shareholder of record entitled to vote at the special meeting may vote in any of the following ways:
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by proxy, by returning a signed and dated proxy card (a proxy card and a prepaid reply envelope are enclosed for your convenience);

•
by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

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by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or other nominee on how you wish to vote your shares.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the CyberOptics Board and Reasons for the Merger
The CyberOptics Board, after considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the CyberOptics Board and Reasons for the Merger”: (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, CyberOptics and CyberOptics’ shareholders; (ii) approved the merger agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to a vote of CyberOptics’ shareholders for adoption at a special meeting of the shareholders, and (iv) resolved to recommend that CyberOptics’ shareholders vote in favor of adoption of the merger agreement in accordance with the MBCA.
The CyberOptics Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Barclays Capital Inc.
CyberOptics engaged Barclays Capital Inc. (which we refer to as “Barclays”) to act as its financial advisor with respect to pursuing strategic alternatives for CyberOptics, including a possible sale of CyberOptics, pursuant to an engagement letter dated May 17, 2022 (the “Engagement Letter”). The CyberOptics Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally. On August 7, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the CyberOptics Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share price to be offered to the holders of shares of our common stock (other than the holders of cancelled shares or dissenting shares, each as further described in the merger agreement) in the merger is fair, from a financial point of view, to such holders, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger — Opinion of Barclays Capital Inc.”
The full text of the written opinion of Barclays, dated as of August 7, 2022, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays in rendering its opinion, is attached to this proxy statement as Annex B and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Barclays in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Barclays’s opinion carefully and in its entirety.
Barclays’s opinion was directed to the CyberOptics Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share consideration to be received by the holders of shares of our common stock (other than the holders of cancelled shares or dissenting shares, each as further described in the merger agreement) pursuant to the merger agreement as of the date of the opinion and does not address CyberOptics’ underlying business decision to proceed with or effect the merger, the likelihood of the consummation of the merger or the relative merits of the merger as compared to any other transaction or business strategy in which CyberOptics might engage. Barclay’s opinion was not intended to, and does not, constitute a recommendation as to how our shareholders should vote with respect to the merger.
Treatment of Equity Awards in the Merger
The merger agreement provides that CyberOptics’ equity-based awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement — Conversion of Shares” and “The Merger Agreement — Equity Awards; ESPP.”
Treatment of CyberOptics Restricted Share Awards
At or immediately prior to the effective time of the merger, each share of CyberOptics restricted stock that is outstanding under the CyberOptics Corporation Amended Non-Employee Director Stock Plan and unvested immediately prior to the effective time of the merger (which we refer to as “CyberOptics restricted stock”) will be cancelled and forfeited without payment.
Treatment of CyberOptics Options
At or immediately prior to the effective time of the Merger, the Company’s stock options will be treated in the following manner:
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Each stock option that is vested immediately prior to the effective time of the Merger and each unvested stock option that is held by individuals who are employees immediately prior to the time of merger but will cease to be employees immediately following the merger will be cancelled and converted into the right to receive an amount in cash equal to the (i) the aggregate number of shares of our common stock subject to such option, multiplied by (ii) the excess, if any, of the merger consideration over the per share exercise price for such stock option.

•
Each stock option held by an individual who remains in the employment of the surviving corporation and its subsidiaries as of the closing of the merger, or who becomes employed by Nordson or one of its subsidiaries, and is unvested at or immediately prior to the effective time of the merger, will be converted into an option to acquire a number of Nordson shares of common stock equal to the product of the number of shares of CyberOptics common stock subject to the option and a fraction, or equity exchange ratio, the numerator of which is the merger consideration and the denominator of which is the average of the volume weighted average price of a share of Nordson common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Nordson and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the closing date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options will equal the exercise price for each share of our common stock subject to the CyberOptics option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted option will have substantially identical terms and conditions to those applicable to such CyberOptics option immediately prior to the merger.

Treatment of CyberOptics Restricted Stock Unit Awards
At or immediately prior to the effective time of the merger, each CyberOptics restricted stock unit award that is outstanding under the CyberOptics Corporation 1998 Equity Incentive Plan immediately prior to the effective time of the merger (which we refer to as “CyberOptics RSU awards”) will be cancelled and converted into the right to receive an amount in cash equal to the per share price multiplied by the number of restricted stock units cancelled. This amount (less any required withholdings and other taxes) will be paid to the unit holder at or reasonably promptly after the effective time of the merger.
Treatment of the ESPP
CyberOptics will terminate the CyberOptics Corporation Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”), prior to, and contingent upon, the effective time of the merger and will not permit any purchase period to begin after the date of the merger agreement. However, any purchase period that is in progress as of the date of the merger agreement will continue until the time described below. No current participants in the ESPP will be permitted to increase their payroll deduction elections or rate of contributions under the ESPP from those in effect on the date of the merger agreement or make any separate non-payroll contributions to the ESPP on or following the date of the merger agreement, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current purchase period as of the date of the merger agreement will be allowed to commence participation in the ESPP following the date of the merger agreement. If any purchase period that is in progress as of the date of the merger agreement would continue to be in progress as of the effective time of the merger, such purchase period will be shortened in accordance with the terms of the ESPP to end on a date at least five business days prior to the closing date of the merger, CyberOptics will make any appropriate pro rata adjustments that may be necessary to reflect the shortened purchase period, and any amounts in a participant’s account under the ESPP will be used to purchase shares of CyberOptics stock no later than one business day prior to the closing date of the merger. Participants in the ESPP will be informed at least ten days prior to the accelerated exercise date of each outstanding purchase right. Any shares purchased will be cancelled and will be converted into the right to receive the per share price (less any withholding and other taxes), which will be paid to the participant at or reasonably promptly after the effective time of the merger. Any amounts not used to purchase shares will be refunded to participants at or reasonably promptly after the effective time of the merger.
Employee Benefits
Except as otherwise provided by applicable law, continuing employees will receive for a 12-month period (or if earlier, the date of the employee’s termination of employment with Nordson and its subsidiaries), commencing at the effective time of the merger, annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than those provided to such continuing employees, by CyberOptics, on the date of the merger agreement.
Continuing employees will receive credit for all service with CyberOptics and its subsidiaries under Nordson or any of its subsidiaries’ benefit plans, to the extent that such service was credited under CyberOptics benefit plans, for purposes of eligibility to participate and vesting, but not for benefits accrual (except for vacation), except that such service will not be credited to the extent that it would result in duplication of coverage or benefits.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Employees and Benefits Plans.”
Interests of CyberOptics’ Directors and Executive Officers in the Merger
When considering the recommendation of the CyberOptics Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger, and (3) recommending that the merger agreement be adopted by our shareholders, the CyberOptics Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
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Dr. Kulkarni’s employment agreement with CyberOptics provides for participation in our annual cash bonus plan at a level of 50% of salary if target performance is achieved, a lump-sum, cash severance payment by us of one times his base salary if his employment is terminated without “cause” (as defined below) subject to a release requirement, and a lump-sum, cash severance payment by us of two times his base salary if his employment is terminated without cause within one year after a “change of control” of CyberOptics or by Dr. Kulkarni for good reason during this period, which is also subject to a release requirement. Also, under his equity award agreements, the vesting of the outstanding CyberOptics RSU awards and CyberOptics stock options Dr. Kulkarni holds will be accelerated, if CyberOptics or its successor terminates his employment without cause or if he terminates his employment with good reason, within two years after a change of control. In addition, under the CyberOptics Employee Guidebook, Dr. Kulkarni would be entitled to receive compensation for accrued but unused vacation if his employment is terminated for any reason, other than a termination by reason of gross misconduct.
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Under our severance agreement with Mr. Bertelsen, CyberOptics would be obligated to pay him one times his annual compensation (determined by averaging his gross annual salary and bonus compensation over the three-year period preceding the date of his termination of employment) and accelerate the vesting of the CyberOptics RSU awards and CyberOptics stock options he holds, if CyberOptics or its successor terminates his employment without cause or he terminates his employment with good reason, within two years after a change of control. Also, under the severance agreement, Mr. Bertelsen would be entitled to receive compensation for accrued but unused vacation if his employment is terminated without cause or he resigns for good reason after a change of control of CyberOptics.

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At the effective time of the merger, each CyberOptics stock option, CyberOptics restricted share and CyberOptics RSU award will receive the treatment described in the section of this proxy statement captioned “The Merger — Treatment of Equity-Based Awards.”

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CyberOptics’ executive officers will continue to be eligible to receive severance payments and benefits (including equity award vesting acceleration) under their employment or severance agreement with CyberOptics, as described in more detail in the section of this proxy statement captioned “The Merger — Treatment of Equity-Based Awards — Severance Agreements.”

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Nordson is in the process of documenting terms for transition services to be provided by Dr. Kulkarni and Mr. Bertelsen following the effective time of the merger, as described in more detail in the section of the proxy statement captioned “The Merger — Employment/Consulting Arrangements Following the Merger”.

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The surviving corporation will continue to provide indemnification and directors’ and officers’ liability insurance to the directors and executive officers.

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If the proposal to adopt the merger agreement is approved and the merger is completed, no vesting of any equity awards of our non-employee directors that are unvested as of the merger will be accelerated. This aligns the interest of our non-employee directors with the interests of our shareholders. For more information, see the section of this proxy statement captioned “The Merger — Interests of CyberOptics’ Directors and Executive Officers in the Merger.”

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The following table sets forth the number of restricted share awards and the CyberOptics RSU awards held by our directors and executive officers as of September 1, 2022 that will vest and be cashed out upon completion of the merger as well as the value of such vested awards using the $54 per share price.

Name	Restricted Share Awards(#)	Value of Restricted Share Awards	RSU Awards(#)	Value of RSU Awards	Total Value
Executive Officers
Dr. Subodh K. Kulkarni	0	$0	17,225	$930,150	$930,150
Jeffrey Bertelsen	0	$0	7,675	$414,450	$414,450
Non-Employee Directors
Craig D. Gates	0	$0	0	$0	$0
Dr. Vivek Mohindra	0	$0	0	$0	$0
Cheryl Beranek	0	$0	0	$0	$0
Dr. Cordell Hardy	0	$0	0	$0	$0

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The following table sets forth the number of stock options held by our directors and executive officers as of September 1, 2022 that are currently vested and that will vest and be cashed out for certain individuals upon completion of the merger as well as the value of such vested and unvested awards using the $54 per share price:

Name	Vested Stock Options(#)	Value of Vested Stock Options	Unvested Stock Options(#)	Value of Unvested Stock Options	Total Value
Executive Officers
Dr. Subodh K. Kulkarni	114,475	$4,633,136	34,625	$926,787	$5,559,923
Jeffrey Bertelsen	52,750	$2,143,307	15,250	$411,599	$2,554,906
Non-Employee Directors
Craig D. Gates	4,000	$148,400	0	$0	$148,400
Dr. Vivek Mohindra	0	$0	0	$0	$0
Cheryl Beranek	0	$0	0	$0	$0
Dr. Cordell Hardy	0	$0	0	$0	$0
Dissenter’s Rights
Section 302A.471 of the MBCA permits any shareholder of CyberOptics who is entitled to vote on the proposed merger to dissent from such action and obtain payment for the fair value of his or her shares of common stock (as determined by the value of his or her CyberOptics common stock immediately before the closing date). Any shareholder of CyberOptics contemplating an attempt to assert and exercise dissenters’ rights in connection with the proposed merger should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (copies of which are provided as Annex C), particularly the specific procedural steps required to perfect such rights. DISSENTERS’ RIGHTS ARE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED.
Set forth below (to be read in conjunction with the full text of Section 302A.473 of the MBCA appearing in Annex C) is a brief description of the procedures relating to the exercise of dissenters’ rights applicable to the proposed merger. The following description does not purport to be a complete statement of the provisions of Section 302A.473 of the MBCA and is qualified in its entirety by reference thereto.
Under Section 302A.473, Subd. 3 of the MBCA, a shareholder who wishes to exercise dissenters’ rights as a dissenting shareholder must file with CyberOptics, before the shareholder vote on the proposed merger, a written notice of intent to demand the fair value of CyberOptics’ shares owned by the shareholder. Under Section 302A.471, Subd. 2 of the MBCA, beneficial owners of shares who desire to exercise statutory dissenters’ rights must obtain and submit the registered owner’s written consent at or before the time the notice of intent to demand fair value is due. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF THE PROPOSED MERGER. A VOTE AGAINST THE PROPOSED MERGER DOES NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE DOES NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE.
If the proposed merger is approved by the shareholders of CyberOptics, then CyberOptics must send to all dissenting shareholders who timely filed the necessary notice of intent to demand the fair value of their shares (and who did not vote their shares in favor of such proposal) a notice containing certain information required by Section 302A.473, Subd. 4 of the MBCA, including without limitation the address to which a dissenting shareholder must send a demand for payment and certificates representing certificated shares in order to obtain payment for such shares and the date by which they must be received, and in the case of uncertificated shares any restrictions on transfer of uncertificated shares that will apply after a demand for payment is received. In order to receive the fair value of the shares under Section 302A.473 of the MBCA, a dissenting shareholder must demand payment and deposit certificates representing certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after such notice from CyberOptics is given. Under Minnesota law, notice by mail is given by a corporation when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO

DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, OF THE MBCA LOSES THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER OR ITS SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3 OF THE MBCA.
Except as provided below, if demand for payment and deposit of stock certificates is duly made by a dissenting shareholder with CyberOptics as required by the MBCA, then after CyberOptics’ receipt of such demand or the closing date, whichever is later, CyberOptics must pay the dissenting shareholder an amount which CyberOptics estimates to be the fair value of the dissenting shareholder’s shares of stock, with interest, if any. For the purpose of a dissenting shareholder’s dissenters’ rights under Sections 302A.471 and 302A.473 of the MBCA, “fair value” means the value of the shares of stock immediately before the closing date and “interest” means interest commencing five days after the closing date until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09, which is currently 4%. If a dissenting shareholder believes the payment received from CyberOptics is less than the fair value of the shares of stock, with interest, if any, such dissenting shareholder must give written notice to CyberOptics of his or her own estimate of the fair value of the shares of stock, with interest, if any, within 30 days after the date CyberOptics mails the remittance, and must demand payment of the difference between his or her estimate and CyberOptics’ remittance. If such dissenting shareholder fails to give written notice of such estimate to CyberOptics, or fails to demand payment of the difference, within the 30-day time period, such dissenting shareholder is entitled only to the amount remitted by CyberOptics.
CyberOptics may withhold such remittance with respect to shares of stock for which a dissenting shareholder demanding payment (or persons on whose behalf such dissenting shareholder acts) was not the beneficial owner as of August 8, 2022. As to each such dissenting shareholder who has validly demanded payment, following the closing date or the receipt of demand, whichever is later, CyberOptics must mail its estimate of the fair value of such dissenting shareholder’s shares of stock and offer to pay this amount with interest, if any, to the dissenting shareholder upon receipt of such dissenting shareholder’s agreement to accept this amount in full satisfaction. If such dissenting shareholder believes that CyberOptics’ offer is for less than the fair value of the shares of stock, with interest, if any, such dissenting shareholder must give written notice to CyberOptics of his or her own estimate of the fair value of the shares of stock, with interest, if any, and demand payment of this amount. This demand must be mailed to CyberOptics within 30 days after the mailing of CyberOptics’ offer. If the dissenting shareholder fails to make this demand within the 30-day time period, such dissenting shareholder is entitled only to the amount offered by CyberOptics.
If CyberOptics and a dissenting shareholder (including both a dissenting shareholder who purchased shares of stock on or prior to August 8, 2022, which was the date the merger was publicly announced, and a dissenting shareholder who purchased shares of stock after such date who have complied with their respective demand requirements) do not settle the dissenting shareholder’s demand within 60 days after CyberOptics receives the dissenting shareholder’s estimate of the fair value of his or her or its shares of stock, then CyberOptics must file a petition in a court of competent jurisdiction in Hennepin County, requesting that the court determine the statutory fair value of stock with interest, if any. All dissenting shareholders whose demands are not settled within the applicable 60-day settlement period must be made parties to this proceeding.
The court will then determine whether each dissenting shareholder in question has fully complied with the provisions of Section 302A.473 of the MBCA, and for all dissenting shareholders who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by CyberOptics or a dissenting shareholder. The fair value of the shares as determined by the court is binding on all shareholders. However, under the MBCA, dissenting shareholders are not liable to CyberOptics for the amount, if any, by which payments remitted to the dissenting shareholders exceed the fair value of such shares determined by a court, with interest. The costs and expenses of such a court proceeding are assessed against CyberOptics, except that the court may assess part or all of those costs and expenses against a dissenting shareholder whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

Under Section 302A.471, Subd. 2 of the MBCA, a shareholder of CyberOptics may not assert dissenters’ rights with respect to less than all of the shares of stock registered in such shareholder’s name, unless the shareholder is dissenting with respect to all shares beneficially owned by another person and discloses the name and address of such other person.
Under Section 302A.471, Subd. 4 of the MBCA, a shareholder of CyberOptics has no right at law or in equity to have the merger agreement set aside or rescinded, except if approval or consummation of such merger agreement is fraudulent with respect to such shareholder or CyberOptics.
In view of the complexity of Section 302A.471 of the MBCA, CyberOptics’ shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any territory, state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, each of the parties agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under any applicable laws to consummate and make effective the merger, including (i) the preparation and filing of all forms, registrations and notifications required to be filed to consummate the merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental entity (which actions shall include furnishing all information and documentary material required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”)) that are applicable to the transactions contemplated by the merger agreement.
The merger cannot be completed until all waiting periods applicable to the consummation of the merger under the HSR Act (or any extension thereof) have expired or terminated and all required filings have been made and all required approvals (as defined in the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger”) obtained (or waiting periods expired or terminated).
Financing of the Merger
Nordson’s and Merger Sub’s obligations under the merger agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Nordson intends to finance the transaction using its cash on hand and/or borrowings and has represented to us in the merger agreement that it has sufficient funds to pay the aggregate merger consideration

No Solicitation of Other Acquisition Offers
Following the date of the merger agreement, CyberOptics shall, and shall cause its subsidiaries and their respective representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any takeover proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — No Solicitation of Other Acquisition Offers”), and has agreed to use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of CyberOptics or any of its subsidiaries that was furnished by or on behalf of CyberOptics and its subsidiaries to return or destroy (and confirm destruction of) all such information.
In addition, from the date of the merger agreement to the effective time of the merger (or the earlier termination of the merger agreement), CyberOptics will not, and will cause its subsidiaries not to, and will not authorize or permit any of their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to:
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directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any takeover proposal or the making of any proposal that could reasonably be expected to lead to any takeover proposal;

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conduct or engage in any discussions or negotiations with, disclose any non-public information relating to CyberOptics or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of CyberOptics or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any takeover proposal; or

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enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other agreement with respect to any takeover proposal.

However, under certain circumstances prior to the adoption of the merger agreement by our shareholders, the CyberOptics Board may furnish non-public information to, and enter into negotiations or discussions with, a third party regarding a bona fide, unsolicited takeover proposal if the CyberOptics Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (1) such proposal constitutes or would reasonably be expected to result in a superior proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — No Solicitation”), and (2) failure to take such action would be inconsistent with its fiduciary duties under applicable Law. For more information, see the section of this proxy statement captioned “The Merger Agreement — No Solicitation.”
CyberOptics is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures specified in the merger agreement, including engaging in good faith negotiations with Nordson during a specified period. If CyberOptics terminates the merger agreement in order to accept a superior proposal from a third party, it must pay a termination fee to Nordson. For more information, see the section of this proxy statement captioned “The Merger — Recommendation of the CyberOptics Board and Reasons for the Merger”
Change in the CyberOptics Board’s Recommendation
Neither the CyberOptics Board nor any committee thereof may withdraw, qualify or modify its recommendation that our shareholders adopt the merger agreement or take certain similar actions unless, under certain circumstances, it determines in good faith, after consultation with and receipt of advice from outside legal counsel and a financial advisor of nationally recognized reputation, that failure to do so would be inconsistent with the CyberOptics Board’s fiduciary duties pursuant to applicable law and the CyberOptics Board complies with the terms of the merger agreement.
Moreover, the CyberOptics Board cannot withdraw its recommendation that our shareholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures specified in the merger agreement, including engaging in good faith negotiations with Nordson during a specified period. If CyberOptics or Nordson terminates the merger agreement under certain circumstances, including because the CyberOptics Board withdraws its recommendation that our shareholders adopt the merger agreement, then CyberOptics must pay to Nordson a termination fee.
For more information, see the section of this proxy statement captioned “The Merger — Recommendation of the CyberOptics Board and Reasons for the Merger.”
Conditions to the Closing of the Merger
The obligations of Nordson, Merger Sub and CyberOptics, as applicable, to consummate the merger are subject to the satisfaction or waiver on or prior to the closing date (where permitted by applicable law) of certain conditions, including the following:
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the adoption of the merger agreement by the requisite affirmative vote of our shareholders;

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the termination or expiration of the waiting period applicable to the consummation of the merger pursuant to the HSR Act; and

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the absence of any laws or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin or otherwise prohibit consummation of the merger being enacted, issued, promulgated, enforced or entered by any governmental entity having jurisdiction over Nordson, Merger Sub or CyberOptics.

In addition, the obligations of Nordson and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
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the accuracy of the representations and warranties of CyberOptics in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

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CyberOptics having performed in all material respects with all covenants and obligations under the merger agreement required to be performed by it at or prior to the closing;

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receipt by Nordson and Merger Sub of a customary closing certificate from CyberOptics; and

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the absence of any “company material adverse effect” (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) having occurred after the date of the merger agreement.

In addition, the obligations of CyberOptics to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
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the accuracy of the representations and warranties of Nordson and Merger Sub in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

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Nordson and Merger Sub having performed in all material respects with all covenants and obligations under the merger agreement required to be performed by Nordson and Merger Sub prior to the effective time of the merger; and

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the receipt by CyberOptics of a customary closing certificate from Nordson.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:
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by mutual written agreement of Nordson, Merger Sub and CyberOptics;

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by either CyberOptics or Nordson:

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if the merger has not been consummated by March 7, 2023 (the “outside date”); provided, however, that no party is permitted to terminate the merger agreement on this basis if such party’s failure to fulfill any of its obligations under the merger agreement shall have been the reason that the closing shall not have occurred on or before the outside date;

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if any legal restraint that has the effect of making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the merger agreement shall have become final and non-appealable; provided, however, that this right to terminate shall not be available to any party whose breach of a representation, warranty, covenant, or agreement set forth in the merger agreement has been a contributing cause or factor that resulted in the issuance, promulgation, enforcement or entry of such legal restraint; or

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if, upon a vote at a duly held meeting of the CyberOptics shareholders to obtain the requisite approval of CyberOptics’ shareholders, CyberOptics’ shareholders fail to adopt the merger agreement;

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by CyberOptics if:

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Nordson or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (1) would give rise to the failure of any of the conditions to CyberOptics’ obligation to close to be satisfied and (2) cannot be or has not been cured within 45 days (or, if earlier, the outside date) after the giving of written notice to Nordson of such breach (provided that CyberOptics is not then in breach of any representation, warranty or covenant in the merger agreement such that the conditions to Nordson’s obligation to close would not be satisfied); or

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prior to the receipt of the requisite CyberOptics shareholder approval, CyberOptics receives a superior proposal and determines to terminate the merger agreement in order to enter into a definitive agreement with respect to such superior proposal; provided, however, that CyberOptics shall have prior to or concurrently with such termination paid to Nordson the termination fee (as described in the section of this proxy statement captioned “The Merger Agreement — Termination Fee”);

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by Nordson if:

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CyberOptics breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions to Nordson’s obligation to close to be satisfied and (ii) cannot be or has not been cured within 45 days (or, if earlier, the outside date) after the giving of written notice to CyberOptics of such breach (provided that Nordson is not then in breach of any representation, warranty or covenant contained in the merger agreement such that the conditions to CyberOptics’ obligation to close would not be satisfied); or

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(1) prior to the receipt of the requisite CyberOptics shareholder approval, CyberOptics receives a superior proposal and determines to terminate the merger agreement in order to enter into a definitive agreement with respect to such superior proposal; or (2) CyberOptics breaches in any material respect the no-shop provisions in the merger agreement or its obligations to call a shareholders meeting as set forth in the merger agreement.

Termination Fee and Remedies
CyberOptics will be required to pay Nordson a termination fee of $12,471,727 if the merger agreement is terminated:
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by Nordson, if the CyberOptics Board changes its recommendation to the CyberOptics shareholders with respect to the merger;

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by Nordson, if CyberOptics breaches or fails to perform in any material respect the no-shop provisions in the merger agreement or its obligations to call a shareholders meeting as set forth in the merger agreement; or

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by CyberOptics, if CyberOptics terminates the merger agreement to accept a superior proposal.

The termination fee will also be payable in certain circumstances if each of the following criteria is satisfied:
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the merger agreement is terminated either (1) because the merger is not completed by the outside date and shareholder approval has not occurred; (2) because the CyberOptics shareholders fail to adopt the merger agreement upon a vote at a duly held meeting of the CyberOptics shareholders; or (3) subject to a 45-day cure period, because CyberOptics breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement such that the conditions to Nordson’s obligation to close would not be satisfied;
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prior to such termination or shareholder meeting (as applicable) (but after the date of the merger agreement) a takeover proposal is made to CyberOptics or the CyberOptics shareholders generally or otherwise becomes publicly known (and has not been withdrawn); and

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CyberOptics or any of its subsidiaries subsequently consummates or enters into a definitive agreement providing for a takeover proposal (in this context, “takeover proposal” means the acquisition of more than 50% of CyberOptics’ assets or capital stock) within 12 months of such termination.

CyberOptics will not be required to pay the termination fee on more than one occasion.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on NASDAQ and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of our common stock.
Effect on CyberOptics if the Merger is Not Completed
If the merger agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) CyberOptics will remain an independent public company; (2) our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.
Litigation Relating to the Merger
CyberOptics shall keep Nordson reasonably informed if any legal action commenced, or to CyberOptics’ knowledge threatened, against CyberOptics or any of its directors by any shareholder of CyberOptics (on their own behalf or on behalf of CyberOptics) relating to the merger agreement or the transactions contemplated hereby. CyberOptics shall: (a) give Nordson the opportunity to participate in the defense and settlement of any such shareholder litigation, (b) keep Nordson reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such shareholder litigation, and provide Nordson with the opportunity to consult with CyberOptics regarding the defense of any such litigation, which advice CyberOptics shall consider in good faith, and (c) not settle any such shareholder litigation without the prior written consent of Nordson (which consent shall not be unreasonably withheld, delayed, or conditioned).

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
On August 7, 2022, we entered into the merger agreement. Under the merger agreement, Nordson agreed to acquire CyberOptics for $54.00 in cash per share of our common stock. In order to complete the merger, our shareholders representing a majority of all issued and outstanding common stock must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement — Conditions Precedent.” CyberOptics Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our shareholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:
What is the proposed merger and what effects will it have on CyberOptics?

A:
The proposed merger is the acquisition of CyberOptics by Nordson. If the proposal to adopt the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into CyberOptics, with CyberOptics continuing as the surviving corporation. As a result of the merger, CyberOptics will become a wholly owned subsidiary of Nordson, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive $54.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights (which we refer to as “dissenters’ rights” in this proxy statement) under Sections 302A.471 and 302A.473 of the MBCA. For example, if you own 100 shares of our common stock, you will receive $5,400.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes.

Q:
How does the per share price compare to the market price of CyberOptics’ common stock?

A:
This amount constitutes (1) a premium of approximately 47 percent to the 30-day average closing stock price of our common stock ending on August 5, 2022; and (2) a premium of approximately 11 percent to the 52-week high closing price of our common stock as of August 5, 2022.

Q:
What will happen to CyberOptics equity-based awards?

A:
Generally speaking, at or immediately prior to the effective time of the merger, CyberOptics equity-based awards that are outstanding immediately prior to the effective time of the merger will be treated as follows:

•
Each outstanding CyberOptics restricted stock award will be cancelled and forfeited without payment.

•
Each CyberOptics RSU award will be cancelled and converted into the right to receive an amount in cash equal to the per share price multiplied by the number of restricted stock units cancelled. This amount (less any required withholdings and other taxes) will be paid to the unit holder at or reasonably promptly after the effective time of the merger.

•
Each CyberOptics stock option that is vested immediately prior to the effective time of the Merger and each unvested stock option that is held by individuals who are employees immediately prior to the time of merger but will cease to be employees immediately following the merger will be cancelled and converted into the right to receive an amount in cash equal to the (i) the aggregate number of shares of our common stock subject to such option, multiplied by (ii) the excess, if any, of the merger consideration over the per share exercise price for such stock option.

•
Each CyberOptics stock option held by an individual who remains in the employment of the surviving corporation and its subsidiaries as of the closing of the merger, or who becomes employed by Nordson or one of its subsidiaries, and is unvested at or immediately prior to the effective time of the merger, will be converted into an option to acquire a number of Nordson shares of common stock equal to the product of the number of shares of CyberOptics common stock subject to the option and a fraction, or equity exchange ratio, the numerator of which is the merger consideration and the denominator of which is the average of the volume weighted average price of a share of Nordson common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Nordson and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the closing date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options will equal the exercise price for each share of our common stock subject to the CyberOptics option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted option will have substantially identical terms and conditions to those applicable to such CyberOptics option immediately prior to the merger.

•
Outstanding vested and unvested CyberOptics options that have an exercise price per share that is equal to or greater than the per share price will be canceled without payment.

Q:
What will happen to the ESPP?

A:
Generally speaking, the ESPP will be treated as follows:

•
The ESPP will be terminated prior to, and contingent upon, the effective time of the merger and no new purchase periods will begin after the date of the merger agreement.

•
If any purchase period that is in progress as of the date of the merger agreement would continue to be in progress as of the effective time of the merger, such purchase period will be shortened in accordance with the terms of the ESPP to end on a date at least five days prior to the closing date of the merger and any appropriate pro rata adjustments that may be necessary to reflect the shortened purchase period will be made. Participants will be notified at least 10 days prior to the accelerated exercise date.

•
No participants in the ESPP will be permitted to increase their payroll deduction elections or rate of contributions under the ESPP from those in effect on the date of the merger agreement or make any separate non-payroll contributions to the ESPP on or following the date of the merger agreement.

•
No individual who is not participating in the ESPP with respect to any current purchase period as of the date of the merger agreement will be allowed to commence participation in the ESPP following the date of the merger agreement.

•
Any amounts in a participant’s account under the ESPP will be used to purchase shares of CyberOptics stock at least one business day prior to the closing date of the merger and those shares will be cancelled and will be converted into the right to receive the per share price, which (less any required withholding and other taxes) will be paid to the participant at or reasonably promptly after the effective time of the merger. Any amounts not used to purchase shares will also be paid to participants at or reasonably promptly after the effective time of the merger.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
Proposal 1:   to adopt the merger agreement pursuant to which Merger Sub will merge with and into CyberOptics and CyberOptics will become a wholly owned subsidiary of Nordson;

•
Proposal 2:   to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and

•
Proposal 3:   to approve the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on [Special Meeting Date], 2022, at [Special Meeting Time] Central time. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:
How do I attend the special meeting and vote at the special meeting?

A:
The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. The special meeting will begin at [Special Meeting Time] Central time, on [Special Meeting Date], 2022. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.
If, as of the record date, you are a beneficial owner of shares held in “street name” and you wish to attend the special meeting you must obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, which will have the same effect as voting against the adoption of the merger agreement.
Q:
Who is entitled to vote at the special meeting?

A:
All of our shareholders as of the close of business on [Record Date], 2022, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were [Record Date Shares of Common Stock Outstanding] shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:
What vote is required to approve the proposal to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date is required to adopt the merger agreement.

The failure of any shareholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to adjourn the special meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any shareholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will not have any effect on the proposal to approve, on a nonbinding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.
Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), to ensure that your shares are voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
How does the CyberOptics Board recommend that I vote?

A:
The CyberOptics Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of our common stock. Instead: (1) CyberOptics will remain an independent public company; (2) our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, CyberOptics has agreed to pay Nordson a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fee.”
Q:
Why am I being asked to cast a vote to approve the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger?

A:
CyberOptics is required to seek shareholder approval, on a non-binding, advisory basis, of compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger. Shareholder approval of the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger is not required to consummate the merger.

Q:
What is the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger?

A:
The compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of CyberOptics’ named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Nordson or its affiliates (other than the surviving corporation in accordance with existing arrangements) to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:
What will happen if CyberOptics’ shareholders do not approve the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger?

A:
Approval of the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on CyberOptics or Nordson. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to shareholder approval.

Accordingly, if the merger agreement is adopted by our shareholders and the merger is consummated, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger will or may be paid to CyberOptics’ named executive officers even if our shareholders do not approve such compensation.
Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, to be the “shareholder of record.” If you are a shareholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of CyberOptics. As a shareholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you must obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger or the adjournment proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:
How may I vote?

A:
If you are a shareholder of record (that is, if your shares of our common stock are registered in your name with Equiniti Trust Company, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is enclosed for your convenience);

•
by visiting the internet address on the enclosed proxy card;

•
by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•
by attending the special meeting and voting at the special meeting using the control number on your proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a shareholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the shareholder of record, you must obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or over the internet in the same manner as if you had signed, dated and returned a proxy card. Dr. Subodh Kulkarni and Jeffrey A. Bertelsen, each with full powers of substitution and re-substitution, are the proxy holders for the special meeting.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
signing another proxy card with a later date and returning it to us prior to the special meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you hold your shares of our common stock in “street name,” you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the special meeting. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:
If a shareholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the CyberOptics Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking to assert dissenters’ rights, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the paying agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the paying agent.

Q:
What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the expected effective date of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies CyberOptics in writing of such special arrangements, you will transfer the right to receive the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q:
Where can I find the voting results of the special meeting?

A:
If available, CyberOptics may announce preliminary voting results at the conclusion of the special meeting. CyberOptics intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that CyberOptics files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any territory, state, local or foreign taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
Q:
When do you expect the merger to be completed?

A:
We currently expect to complete the merger by the end of 2022. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:
What governmental and regulatory approvals are required?

A:
Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated. Additionally, under the terms of the merger agreement, the merger cannot be completed until all consents, approvals and filings required under the specified foreign regulatory laws have been obtained or made. At this time we are not aware of any consents, approvals or filings required under specified foreign regulatory laws.

Q:
Am I entitled to dissenters’ rights under the MBCA?

A:
If the merger is approved and becomes effective, shareholders who do not vote their shares in favor of the merger will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the MBCA. The MBCA requirements for exercising dissenters’ rights are described in additional detail in the section of this proxy statement captioned “The Merger — Dissenter’s Rights”, which description is qualified in its entirety by Sections 302A.471 and 302A.473 of the MBCA, copies of which are attached as Annex C of this proxy statement.

IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO THE MERGER, A SHAREHOLDER MUST FILE WITH CYBEROPTICS BEFORE THE SPECIAL MEETING A WRITTEN NOTICE OF INTENT TO DEMAND THE FAIR VALUE OF THE SHARES OWNED BY THE SHAREHOLDER AND MUST NOT VOTE THE SHARES IN FAVOR OF THE MERGER BY PROXY OR OTHERWISE AND TAKE CERTAIN OTHER ACTIONS. SEE “THE MERGER — DISSENTERS’ RIGHTS”.
Q:
Do any of CyberOptics’ directors or officers have interests in the merger that may differ from those of CyberOptics shareholders generally?

A:
Yes. In considering the recommendation of the CyberOptics Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our shareholders, the CyberOptics Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of CyberOptics’ Directors and Executive Officers in the Merger.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” “target,” “possible” and other words of similar import, or the negative versions of such words. Our shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding:
•
the ability to obtain shareholder and regulatory approvals for the transaction with Nordson, or the possibility that such approvals may delay the transaction or that such regulatory approval may result in the imposition of conditions that cause the parties to abandon the transaction;

•
the risk that a condition to closing of the merger may not be satisfied;

•
potential litigation relating to the proposed transaction that could be instituted against us or our directors;

•
possible disruptions from the proposed transaction that could harm our business;

•
our ability to retain, attract and hire key personnel;

•
potential adverse reactions or changes to relationships with customers, employees, suppliers resulting from the announcement or completion of the merger;

•
potential business uncertainty, including changes to existing business relationships during the pendency of the merger that could affect our financial performance;

•
certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions; and

•
economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting CyberOptics’ business, operations and financial performance.

Although we have made these statements based on our experience and expectations regarding future events, there may be events or factors that we have not anticipated and other risks and uncertainties detailed in the periodic reports that the Company files with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2022, and Quarterly Report on Form 10-Q filed with the SEC on August 11, 2022, each of which may be obtained on the investor relations section of the Company’s website (https://www.cyberoptics.com/investors/). All forward-looking statements in this communication are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on [Special Meeting Date], 2022, at [Special Meeting Time] Central time. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time. The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Purpose of the Special Meeting
At the special meeting, we will ask shareholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Attending the Special Meeting
The special meeting will begin at [Special Meeting Time] Central time. Registration for the special meeting will begin at [Special Meeting Registration Time] Central time.
The special meeting will be held in person at CyberOptics’ office located at 5900 Golden Hills Drive, Minneapolis, MN 55416. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Shareholders present at the special meeting may submit questions pertinent to meeting matters, if any, during a designated question and answer period during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.
Record Date; Shares Entitled to Vote; Quorum
Only our shareholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting.
As of the record date, there were [Record Date Shares of Common Stock Outstanding] shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote per share on each matter submitted for a vote at the special meeting and during the special meeting.
The holders of the outstanding shares of capital stock representing a majority of the voting power of our common stock, present in person or represented by proxy, and entitled to vote at the meeting, shall constitute a quorum.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock as of the record date. Adoption of the merger agreement by our shareholders is a condition to the closing of the merger.
Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of the proposal to adjourn the special meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a shareholder abstains from voting, that abstention will have the same effect as if the shareholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a nonbinding, advisory basis, compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “AGAINST” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting, from time to time, to a later date or dates if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by CyberOptics’ Directors and Executive Officers
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 289,655 shares of our common stock, representing approximately 3.9% of the shares of our common stock outstanding as of the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of our common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Voting of Proxies
If your shares are registered in your name with our transfer agent, Equiniti Trust Company, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is enclosed for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must obtain a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies received will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; or (2) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
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signing another proxy card with a later date and returning it to us prior to the special meeting;

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submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

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delivering a written notice of revocation to our Corporate Secretary; or

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attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the special meeting. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.
CyberOptics Board’s Recommendation
The CyberOptics Board, after considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the CyberOptics Board and Reasons for the Merger,” has: (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, CyberOptics and CyberOptics’ shareholders; (ii) approved the merger agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to a vote of CyberOptics’ shareholders for adoption at a special meeting of the shareholders, and (iv) resolved to recommend that CyberOptics’ shareholders vote in favor of adoption of the merger agreement in accordance with the MBCA.

The CyberOptics Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Adjournment
In addition to the proposals to (1) adopt the merger agreement and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger, our shareholders are also being asked to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. Subject to the limitations on such actions set forth in the merger agreement, the CyberOptics Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders. If the special meeting is adjourned or postponed, our shareholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The CyberOptics Board is soliciting your proxy, and the expense of soliciting proxies will be borne by CyberOptics. We have retained Okapi Partners, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $26,000, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger by the end of 2022. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.
Dissenter’s Rights
If the merger is approved and becomes effective, shareholders who do not vote their shares in favor of the merger will be entitled to statutory dissenter’s rights if they strictly comply with Sections 302A.471 and 302A.473 of the MBCA. The MBCA requirements for exercising dissenters’ rights are described in additional detail in the section of this proxy statement captioned “The Merger — Dissenter’s Rights”, which description is qualified in its entirety by Sections 302A.471 and 302A.473 of the MBCA, copies of which are attached as Annex C of this proxy statement.
IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO THE MERGER, A SHAREHOLDER MUST FILE WITH CYBEROPTICS BEFORE THE SPECIAL MEETING A WRITTEN NOTICE OF INTENT TO DEMAND THE FAIR VALUE OF THE SHARES OWNED BY THE SHAREHOLDER AND MUST NOT VOTE THE SHARES IN FAVOR OF THE MERGER BY PROXY OR OTHERWISE AND TAKE CERTAIN OTHER ACTIONS. SEE “THE MERGER — DISSENTERS’ RIGHTS”.
Other Matters
No other matters will be voted on at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [Special Meeting Date], 2022.
This proxy statement is available on the “Investor Relations” section of our website located at
https://www.cyberoptics.com/investors/.
Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:
Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416
(763) 542-5000
CyberOptics is a leading global developer and manufacturer of high precision sensing technology solutions and system products for inspection and metrology, including our WaferSense® products that provide measurements of critical factors in the semiconductor fabrication process, our sensor technologies in the surface mount technology (SMT) and semiconductor industries, and our high precision 3D sensors and system products based on our proprietary Multi-Reflection Suppression™ (MRS™) technology.
Our products are used in the SMT and semiconductor industries to significantly improve our customers’ manufacturing yields and productivity, and to assist our customers in meeting their rigorous demands for manufacturing quality. Our products use a variety of proprietary technologies such as lasers, optics and machine vision, combined with software, electronics and mechanical design. Our products help manufacturers solve their most complex manufacturing challenges by providing them with key information relating to their manufacturing processes, which allows them to improve production volumes, yields and product quality.
Our common stock is listed on NASDAQ under the symbol “CYBE.”
Nordson
28601 Clemens Road
Westlake, Ohio 4414
(440) 892-1580
Nordson is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. Nordson’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, Nordson has operations and support offices in over 35 countries.
Merger Sub
28601 Clemens Road
Westlake, Ohio 4414
(440) 892-1580
Merger Sub, a Minnesota corporation and a wholly owned subsidiary of Nordson, was formed on August 8, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. On August 25, 2022, Merger Sub, Nordson and CyberOptics entered into a Joinder Agreement whereby Merger Sub agreed to be bound by and comply with the covenants, obligations, terms and provisions of the merger agreement to the extent applicable to Merger Sub with the same force and effect as if it had been in existence at the time the Merger Agreement was signed.
Effect of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the MBCA, at the effective time of the merger, (1) Merger Sub will merge with and into CyberOptics; (2) the separate existence of Merger Sub will cease; and (3) CyberOptics will continue as the surviving corporation in the merger and a wholly owned subsidiary of Nordson.
As a result of the merger, CyberOptics will cease to be a publicly traded company, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act and CyberOptics will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The effective time of the merger will occur upon the filing of articles of merger with the Secretary of State of the State of Minnesota (or at a later date and time as we, Nordson and Merger Sub may agree and specify in such articles of merger).
Effect on CyberOptics if the Merger is Not Completed
If the merger agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) CyberOptics will remain an independent public company; (2) our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (1) our management will continue to operate the business as it is currently being operated; and (2) our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which CyberOptics operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, the price of our common stock may decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the CyberOptics Board will continue to evaluate and review, among other things, CyberOptics’ business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our shareholders or if the merger is not completed for any other reason, CyberOptics’ business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the transaction is terminated, CyberOptics has agreed to pay Nordson the termination fee.
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger:
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each share of our common stock that is (1) owned by Nordson or Merger Sub; or (2) owned by any direct or indirect wholly owned subsidiary of Nordson or Merger Sub will no longer be outstanding and will automatically be canceled and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor;

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each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet) and held by our shareholders who have (1) neither voted in favor of the adoption of the merger agreement nor consented thereto in writing; and (2) properly and validly exercised their statutory dissenters’ rights in respect of such shares in accordance with the MBCA (and have not validly withdrawn or subsequently lost such dissenters’ rights) will be entitled to the “fair value” of such shares, determined pursuant to an appraisal proceeding contemplated by the MBCA as described in the section of this proxy statement captioned “The Merger — Dissenter’s Rights”; and

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each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullets) will automatically be canceled and retired and all such shares will cease to exist and will thereafter only represent the right to receive the per share price.

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated paying agent to pay the aggregate per share price. Once a shareholder has provided the paying agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the paying agent, then the paying agent will pay the shareholder the appropriate portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedure.”
After the merger is completed, each of our shareholders will have the right to receive the per share price for each share of our common stock that such shareholder owned, as described in the section of this proxy statement captioned “The Merger Agreement — Conversion of Shares,” but will no longer have any rights as a CyberOptics shareholder (except that our shareholders who properly and validly exercise and perfect, and do not validly withdraw or subsequently lose, their dissenters’ rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the MBCA as described in the section of this proxy statement captioned “The Merger — Dissenter’s Rights”).
Background of the Merger
The CyberOptics Board regularly evaluates our strategic direction and ongoing business plans with a view toward strengthening our business and enhancing stockholder value, including in light of the opportunities and challenges presented by the COVID-19 pandemic, supply chain disruptions, the impact of market, customer and competitive trends and other economic and industry conditions affecting CyberOptics. As part of this evaluation, the CyberOptics Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, the continuation of, and potential improvements to, our current business plan, with CyberOptics remaining an independent entity, the investment in, and development of, new products and services, and expansion into new product offerings, potential opportunities for merger, acquisitions, and other business combinations, and other financial and strategic alternatives.
On April 14, 2022, Anne Pombier, Vice President of Corporate Development of Nordson, contacted Jeffrey A. Bertelsen, Vice-President of Finance, Chief Financial Officer, Chief Operating Officer and Secretary of CyberOptics by email to arrange a telephone conference on April 15, 2022. During the April 15, 2022 telephone conference, Ms. Pombier expressed that Nordson was interested in acquiring CyberOptics and asked if a meeting could be arranged between Sundaram Nagarajan, President and Chief Executive Officer of Nordson, and Subodh K. Kulkarni, Ph.D., President and Chief Executive Officer of CyberOptics.
On April 22, 2022, Mr. Nagarajan visited Mr. Kulkarni at CyberOptics’ offices in Golden Valley, Minnesota. Mr. Nagarajan discussed a proposal for Nordson to acquire CyberOptics for $52.00 per share in cash and also discussed Nordson’s business strategy and acquisition program. Later that day, Mr. Nagarajan forwarded a written, non-binding indication of interest to Mr. Kulkarni which expressed the interest of Nordson to acquire CyberOptics for $52.00 per share of CyberOptics common stock in cash. Mr. Kulkarni forwarded the proposal to the CyberOptics Board the next day.
On April 26, 2022, the CyberOptics Board held a videoconference meeting to discuss the Nordson indication of interest. Representatives of Stinson LLP (which we refer to as “Stinson”) (CyberOptics’ legal counsel) and senior management of CyberOptics attended the meeting. The Stinson representative gave a summary of the CyberOptics Board’s fiduciary duties and relevant considerations when considering the indication of interest. Management of CyberOptics gave a summary of the prospects of CyberOptics, including opportunities and risks facing CyberOptics. Management also commented on conditions in the semiconductor and surface mount technology capital equipment markets in general, noting their belief that there would be continued strength in the electronics and semiconductor industries in general in 2022 and 2023 but there were risks associated with a recession or cyclical downturn. The CyberOptics Board engaged in a discussion regarding the prospects of CyberOptics and various approaches in responding to the offer. The CyberOptics Board determined to interview a limited number of financial advisors to advise CyberOptics on Nordson’s indication of interest and directed Dr. Kulkarni to contact Nordson’s Chief Executive Officer and advise him that Nordson’s indication of interest would be carefully considered in due course.

On May 12, 2022, the CyberOptics Board held a videoconference meeting that was attended by representatives of Stinson and senior management of CyberOptics. Management led the CyberOptics Board in a discussion of CyberOptics’ strategy, opportunities, and risks. Management also presented a financial update of CyberOptics, including prospects for the second quarter of 2022, and also presented CyberOptics’ financial forecasts for the remainder of 2022, 2023, and 2024. Management also discussed risks related to a potential downturn in capital equipment markets, the risk of a recession in general, risks related to the fact that as a small company CyberOptics had limited ability to expand into new product offerings and also had limited distribution channels and other risks. Although the CyberOptics Board expressed the view that CyberOptics was not for sale at the time and that the CyberOptics Board was optimistic about CyberOptics’ standalone strategy and its prospects in the near and long-term, consistent with the exercise of its business judgment and fiduciary duties, the CyberOptics Board determined that shareholder value might be maximized by not remaining a small, independent publicly traded company and that if it were presented with a proposal that it believed was in the best interests of CyberOptics and its shareholders, then the CyberOptics Board would consider such an offer. Therefore, the CyberOptics Board determined that it was a prudent time to explore the indication of interest submitted by Nordson.
At the May 12, 2022 meeting, the CyberOptics Board also interviewed representatives of Barclays and the representatives of another financial advisor to represent CyberOptics in any potential transaction, but did not disclose to these representatives that Nordson had submitted the unsolicited offer. The CyberOptics Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally. On May 17, 2022, CyberOptics executed an engagement letter with Barclays for financial advisory services in connection with a potential transaction.
A CyberOptics Board meeting was held by videoconference on May 27, 2022. This meeting was attended by representatives of Barclays, Stinson, and senior management of CyberOptics. Representatives of Barclays reviewed Nordson’s financial condition and capitalization and Barclay’s preliminary financial analyses of CyberOptics. Representatives of Barclays also reviewed various alternative approaches to the CyberOptics’ exploration of a sale, including certain benefits and drawbacks related to potentially (1) rejecting Nordson’s offer, (2) continuing discussions only with Nordson, (3) proposing an increased price to Nordson and (4) conducting a competitive process with Nordson and selected additional counterparties. Representatives of Barclays also reviewed information regarding certain potential counterparties (including Nordson). The potential counterparties on this list, which was comprised of two financial sponsors and eleven strategic operating companies (including Nordson), were selected based on their perceived likely interest in an acquisition of CyberOptics and their financial capability to complete a deal, as well as their existing experience and activity in the industry. After discussion, the CyberOptics Board concluded that Barclays should proceed to contact each of the potential counterparties identified to facilitate determining the maximum value the potential counterparties would be prepared to offer CyberOptics’ shareholders. The CyberOptics Board also instructed the representatives of Barclays to advise Nordson that their indication of interest was inadequate and that Nordson should submit a higher offer. Also on May 27, 2022, Barclays provided CyberOptics with customary relationship disclosures regarding Barclays’ relationships with CyberOptics and Nordson. This disclosure was provided to the CyberOptics Board in advance of the CyberOptics Board meeting on May 27, 2022.
Following the May 27, 2022 CyberOptics Board meeting, CyberOptics began entering into non-disclosure agreements with interested parties, which included Nordson. The non-disclosure agreements included customary terms and a standstill provision for a one-year period that would fall away if CyberOptics entered into a definitive agreement providing for, among other things, a merger following which CyberOptics’ shareholders would own less than 50% of the voting securities of the surviving company.
A CyberOptics Board meeting was held by videoconference on June 10, 2022. This meeting was attended by representatives of Barclays, Stinson, and senior management of CyberOptics. Representatives of Barclays updated the CyberOptics Board on the status of potential counterparties identified at the May 27, 2022 CyberOptics Board meeting and noted that both financial sponsors had declined to participate because they believed they could not compete with strategic buyers on a standalone basis. Representatives of Barclays noted that only one of the strategic buyers contacted declined to have further discussions with CyberOptics’ management.

Beginning June 10, 2022, and through June 21, 2022, representatives of management of CyberOptics began making presentations by video conference to all ten of the potential counterparties for CyberOptics that had expressed an interest in further discussions and had been approved by the CyberOptics Board. On June 10, 2022, representatives of management of CyberOptics gave a presentation to Party A. On June 12, 2022, representatives of management of CyberOptics gave a presentation to Party B. On June 13, 2022, representatives of management of CyberOptics met with representatives of Nordson by video conference.
On June 15, 2022, at the direction of the CyberOptics Board, representatives of Barclays advised potential counterparties (other than Nordson) that had expressed an interest in discussions with CyberOptics that indicative proposals to acquire CyberOptics should be received by Barclays not later than June 27, 2022.
On June 24, 2022, Nordson submitted a revised written, non-binding indication of interest to acquire CyberOptics for $53.00 per share of CyberOptics common stock in cash.
A CyberOptics Board meeting was held by videoconference on July 1, 2022. This meeting was attended by representatives of Barclays, Stinson, and senior management of CyberOptics. At this meeting, Barclays noted that, following the management presentation, Party A had discussed with representatives of Barclays a potential indication of interest for $40.00 to $45.00 per share of CyberOptics common stock in cash. Representatives of Barclays had advised Party A that this price range was inadequate, and on June 28, 2022, Party A submitted an indication of interest of $50.00 to $53.00 per share of CyberOptics common stock in cash. Party B had submitted an indication of interest on June 28, 2022 of $47.00 to $50.75 per share of CyberOptics common stock in cash. Other potential counterparties that had expressed an interest and participated in management discussions declined to proceed on or about the deadline to submit indicative proposals of June 27, 2022. Representatives of Barclays discussed the financial capabilities of Party A and Party B to complete a transaction with the CyberOptics Board.
At the July 1, 2022 CyberOptics Board meeting, representatives of Barclays reviewed its preliminary financial analyses of CyberOptics, and suggested that Party B should be advised that its indication of interest needed to be increased because it was not competitive and at current levels it did not warrant expending significant Company resources. The CyberOptics Board concurred in Barclays’ recommendations. Also on July 1, 2022, Barclays provided CyberOptics with an updated disclosure regarding Barclays’ relationships with CyberOptics, Nordson and other potential counterparties. This disclosure was provided to the CyberOptics Board in advance of the CyberOptics Board meeting on July 1, 2022.
Representatives of Barclays communicated to Party B’s financial advisor that Party B needed to increase its indication of interest to be competitive. Party B declined to do so and thereafter Party B did not participate further in negotiations with CyberOptics.
Following the July 1, 2022 CyberOptics Board meeting, Dr. Kulkarni regularly updated the CyberOptics Board on the status of a potential transaction.
On July 2 and July 3, 2022, CyberOptics granted access to an electronic data room to Nordson and its advisers and Party A and its advisers, respectively. The electronic data room contained legal, financial, operational, employment and other due diligence documents and information to support Nordson and Party A’s due diligence review of CyberOptics. Thereafter, members of Nordson’s and Party A’s management and their representatives conducted additional operational, legal, financial, accounting, employment and other due diligence on CyberOptics. At various points, members of Nordson’s and Party A’s management, legal and financial advisers met with CyberOptics management and its advisers to discuss due diligence information.
On July 11, 2022, representatives of Barclays provided a draft merger agreement prepared by Stinson to Nordson and Party A.
On July 12, 2022, representatives of Nordson toured CyberOptics Singapore facility.
On July 15, 2022, representatives of Party A’s legal advisors met by videoconference with representatives of CyberOptics and Stinson to discuss due diligence topics presented by Party A.

On July 19, 2022 and July 20, 2022, representatives of Nordson met with representatives of CyberOptics at the offices of Stinson in Minneapolis to discuss a variety of due diligence topics. Representatives of Nordson’s financial advisor and Barclays also attended. Representatives of Nordson also toured CyberOptics’ facility located in Minneapolis. A legal due diligence call was also conducted by representatives of management of CyberOptics and Stinson.
On July 21, 2022, representatives of Party A toured CyberOptics’ facility in Minneapolis, and other representatives of Party A toured CyberOptics’ facility in Singapore.
On July 22, 2022, representatives of Party A met with representatives of CyberOptics at the offices of Stinson in Minneapolis to discuss a variety of due diligence topics. Representatives of Barclays also attended.
On July 22, 2022, Jones Day (counsel to Nordson) provided a mark-up to the draft of the Merger Agreement prepared by Stinson. On July 25, 2022, representatives of Stinson and Jones Day discussed the draft of the Merger Agreement provided by Jones Day.
On July 25, 2022, counsel to Party A provided a mark-up of the draft Merger Agreement to Stinson.
On July 26, 2022, Jones Day held a legal due diligence meeting with representatives of CyberOptics and Stinson.
On July 29, 2022, Mr. Nagarajan of Nordson contacted Dr. Kulkarni by telephone. Mr. Nagarajan relayed that he had received approval of Nordson’s board of directors to submit a bid on August 1, 2022, and relayed that if Nordson were successful in acquiring CyberOptics, it would be integrated into Nordson’s Testing and Inspection Division. Mr. Nagarajan also advised Dr. Kulkarni that if Nordson were successful in its bid, it wished to proceed expeditiously to sign a merger agreement and desired that Dr. Kulkarni and Mr. Jeffrey Bertelsen, CyberOptics’ Vice President, Chief Financial Officer, Chief Operating Officer and Secretary of CyberOptics, be available for six months after closing of the Merger Agreement to assist in the transition and integration. No compensation terms for the transition services were discussed, and no agreement was reached about whether Dr. Kulkarni or Mr. Bertelsen would provide transition services.
Also on July 29, 2022, Stinson provided Jones Day and counsel to Party A revised draft merger agreements and disclosure letters to the merger agreements.
On August 1, 2022, Jones Day submitted a revised draft of a merger agreement to Stinson, and Nordson submitted a revised proposal to reaffirm that it was willing to pay $53.00 per share for CyberOptics common stock. Jones Day proposed a termination fee of four percent of transaction equity value. Also on August 1, 2022, Representatives of Party A advised representatives of Barclays that Party A would not be submitting a bid.
On August 2, 2022, the CyberOptics Board held a videoconference meeting that was attended by representatives of Barclays, Stinson, DLA Piper LLP (which we refer to as “DLA Piper”) (regulatory counsel to CyberOptics), and senior management of CyberOptics. Representatives of Stinson advised the CyberOptics Board on the status of negotiations with Nordson. Representatives of DLA Piper advised the CyberOptics Board regarding likely United States and foreign regulatory approvals and the timing on obtaining those approvals. Representatives of Barclays summarized the process to date, summarized the terms of Nordson’s offer, and reviewed Barclay’s preliminary financial analyses of CyberOptics. After discussion among the CyberOptics Board and its advisers, the CyberOptics Board determined to request that Nordson increase its proposed price to $56.00 per share of CyberOptics common stock, agree to accelerate employee equity awards, reduce the termination fee to equal three percent of transaction equity value, confirm due diligence was complete and confirm that Nordson would proceed expeditiously to signing and announcement. Also on August 2, 2022, Barclays provided CyberOptics with an updated disclosure regarding Barclays’ relationships with CyberOptics and Nordson. This disclosure was provided to the CyberOptics Board in advance of the CyberOptics Board meeting on August 2, 2022.
On August 3, 2022, Nordson’s financial adviser advised representatives of Barclays that Nordson would pay $53.50 per share for CyberOptics common stock, would accelerate equity awards to employees other than options to acquire common stock and the options would be converted into options to acquire Nordson stock, would accept a termination fee equal to three percent of transaction equity value, and would agree to an announcement of the transaction on August 8, 2022. On that same day, at the direction of the CyberOptics Board, representatives of Barclays advised Nordson’s financial adviser that the price should be increased to $54.00 per share of CyberOptics common stock and that the other changes proposed by Nordson were acceptable.
On August 4, 2022, representatives of Nordson’s financial adviser advised representatives of Barclays that open points on the disclosure letter to the merger agreement needed to be finalized and any price increase would be negotiated while the disclosure letter was finalized. On August 4, 2022, Jones Day provided Stinson with their comments on the disclosure letter and Stinson provided Jones Day with an updated draft of the merger agreement. Later that day representatives of Stinson and Jones Day discussed open points on the merger agreement relating to regulatory approvals and limited retention payments for essential company personnel that are not executive officers of CyberOptics.
On August 6, 2022, outstanding items related to the disclosure letter were discussed by CyberOptics, Nordson, Jones Day, and Stinson. Representatives of Nordson’s financial adviser then advised representatives of Barclays that Nordson would pay $54.00 per share for CyberOptics common stock in cash.
On August 7, 2022, the CyberOptics Board met, with members of senior management of CyberOptics and representatives of Stinson and Barclays in attendance. The representatives of Stinson reviewed with the members of the CyberOptics Board their fiduciary duties in connection with approving the merger agreement. The representatives of Stinson also reviewed the principal terms of the merger agreement. The representatives of Barclays reviewed Barclays’ financial analysis of CyberOptics and Nordson’s proposal of $54.00 in cash per share of CyberOptics common stock. A representative of Barclays then rendered to the CyberOptics Board its oral opinion, subsequently confirmed in writing, that, as of August 7, 2022, and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share price to be offered to the holders of shares of CyberOptics common stock (other than the holders of the cancelled shares or dissenting shares, each as further described in the merger agreement) in the merger is fair, from a financial point of view, to such holders, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger — Opinion of Barclays Capital Inc.” The CyberOptics Board, after considering the reasons and factors more fully described in the section of this proxy statement captioned “The Merger — Recommendation of the CyberOptics Board and the Reasons for the Merger,” (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were fair to, advisable and in the best interests of CyberOptics and its shareholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. CyberOptics and Nordson subsequently signed the merger agreement.
Early on August 8, 2022, before the opening of trading on Nasdaq, we publicly disclosed our entry into the merger agreement.
Unaudited Prospective Financial Information
Other than limited short-term guidance concerning certain aspects of its expected financial performance which is publicly issued each quarter, CyberOptics does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results given, among other reasons, the uncertainty of realizing the underlying assumptions and estimates. However, CyberOptics prepared certain unaudited prospective financial information that was intended to approximate future results which was provided to the CyberOptics Board in connection with its evaluation of the merger and was also provided to all ten of the potential counterparties for CyberOptics that had expressed an interest in further discussions as described in the section of the proxy statement captioned “The Merger — Background of the Merger” (the “Financial Forecasts”). In addition, CyberOptics prepared certain unaudited prospective financial information that was derived from the Financial Forecasts and was provided to Barclays, financial advisor to CyberOptics, and was utilized by Barclays in preparing its financial analyses and opinion presented to the CyberOptics Board (the “Additional Financial Information”, and collectively with the Financial Forecasts, the “CyberOptics Financial Forecasts”) as described in the sections of this proxy statement captioned “The Merger — Background of the Merger” and “The Merger — Opinion of Barclays Capital Inc.”

The inclusion of this information should not be regarded as an indication that any of Nordson, CyberOptics, their respective affiliates, officers, directors, financial advisors, other advisors or other representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. The inclusion of the CyberOptics Financial Forecasts in this proxy statement does not constitute an admission or representation by CyberOptics or any other person that the information is material. This information was prepared solely for internal use and is subjective in many respects.
Financial Forecasts
The following table sets forth a summary of the revenue, operating income, net income and earnings per share figures contained in the Financial Forecast, as shared with the CyberOptics Board and as approved by CyberOptics management to be shared with potential bidders:
	Year ending December 31,
$ in millions, except per share amounts)	2022	2023	2024
Revenue	$106.9	$123.0	$142.0
Operating income	$17.8	$23.1	$29.0
Net income	$16.0	$20.3	$25.0
Earnings per share	$2.10	$2.67	$3.29
Additional Financial Information
The following table sets forth a summary of revenue, adjusted operating income, adjusted EBITDA, adjusted net income and adjusted earnings per share figures contained in the Additional Financial Information, as approved by CyberOptics management for use by Barclays for purposes of its financial analyses and opinion presented to the CyberOptics Board described in the sections of this proxy statement captioned “The Merger — Background of the Merger” and “The Merger — Opinion of Barclays Capital Inc.”:
	Year ending December 31,
$ in millions, except per share amounts)	2022	2023	2024
Revenue	$106.9	$123.0	$142.0
Adjusted operating Income(1)	$19.4	$24.8	$30.8
Adjusted EBITDA(2)	$21.5	$27.0	$33.2
Adjusted net income(3)	$17.4	$21.8	$26.5
Adjusted earnings per share(4)	$2.29	$2.86	$3.49

(1)
“Adjusted operating income” is a non-GAAP measure defined as operating income, plus stock-based compensation expense and the amortization of intangible assets.

(2)
“Adjusted EBITDA” is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization plus stock-based compensation expense.

(3)
“Adjusted net income” is a non-GAAP measure defined as net income, plus stock-based compensation expense and the amortization of intangible assets and less the tax impact of stock-based compensation expense.

(4)
“Adjusted earnings per share” is a non-GAAP measure defined as adjusted net income divided by the estimated fully diluted number of shares of CyberOptics common stock derived from the Financial Forecasts.

Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted earnings per share are non-GAAP financial measures within the meaning of the applicable rules and regulations of the SEC, which are financial measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non- GAAP financial measures used by other companies. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the Additional Financial Information) in connection with a proposed transaction like the merger when the disclosure is included in a document like this proxy statement. In addition, reconciliations of non- GAAP financial measures to GAAP financial measures were not relied upon by Barclays for purposes of its opinion or by the CyberOptics Board in connection with its consideration of the merger. Accordingly, CyberOptics has not provided a reconciliation of the EBITDA to the relevant GAAP financial measures.
The CyberOptics Financial Forecasts provide summary unaudited prospective financial information for CyberOptics. The CyberOptics Financial Forecasts were not prepared with a view toward public disclosure and the inclusion of such CyberOptics Financial Forecasts should not be regarded as an indication CyberOptics, or any other recipient of this information considered, or now considers, it to be material or necessarily predictive of actual future results.
While presented with numeric specificity, the CyberOptics Financial Forecasts were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with GAAP published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. Neither CyberOptics’ independent registered public accounting firm nor any other independent accountants, compiled, examined or performed any procedures with respect to the CyberOptics Financial Forecasts summarized above, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, and disclaims any association with, the CyberOptics Financial Forecasts. The reports of the independent registered public accounting firm incorporated by reference in this proxy statement relate to historical financial statements. They do not extend to any financial projections and should not be seen to do so.
Although presented with numerical specificity, the CyberOptics Financial Forecasts were prepared in accordance with variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of CyberOptics, and which may prove not to have been, or to no longer be, accurate. While in the view of CyberOptics management the CyberOptics Financial Forecasts were prepared on a reasonable basis, the CyberOptics Financial Forecasts are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the CyberOptics Financial Forecasts include risks and uncertainties relating to CyberOptics’ businesses, industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in CyberOptics’ reports filed with the SEC, and other factors described or referenced in the section entitled “Forward-Looking Statements” of this proxy statement.
The CyberOptics Financial Forecasts also reflect assumptions that are subject to change and are susceptible to multiple interpretations and to conditions, transactions or events that may occur and were not anticipated at the time the CyberOptics Financial Forecasts were prepared. In addition, the CyberOptics Financial Forecasts do not take into account any circumstances, transactions or events occurring after the date the CyberOptics Financial Forecasts were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the CyberOptics Financial Forecasts. We do not assure you that the financial results in the CyberOptics Financial Forecasts set forth above will be realized or that future financial results of CyberOptics will not materially vary from those in the CyberOptics Financial Forecasts.
The CyberOptics Financial Forecasts do not take into account the possible financial and other effects on CyberOptics of the merger and do not attempt to predict or suggest future results following the merger. The CyberOptics Financial Forecasts do not give effect to the merger, including the impact of negotiating, executing, delivering or consummating the merger agreement, the expenses that may be incurred in connection with completing the merger, the effect on CyberOptics of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the CyberOptics Financial Forecasts do not take into account the effect on CyberOptics of any possible failure of the merger to occur.

None of CyberOptics, or its affiliates, officers, directors, or other representatives gives any shareholder of CyberOptics, or any other person, any assurance that actual results will not differ materially from the CyberOptics Financial Forecasts, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the CyberOptics Financial Forecasts to reflect circumstances after the date the CyberOptics Financial Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the CyberOptics Financial Forecasts are shown to be in error.
No one has made or makes any representation to any shareholder of CyberOptics, or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy, or completeness of, the CyberOptics Financial Forecasts set forth above. You are cautioned not to rely on the CyberOptics Financial Forecasts. The inclusion of this information should not be regarded as an indication that the CyberOptics Board, any of its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results.
The CyberOptics Financial Forecasts included above cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. The CyberOptics Financial Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in CyberOptics’ public filings with the SEC.
Recommendation of the CyberOptics Board and Reasons for the Merger
Recommendation of the CyberOptics Board
The CyberOptics Board: (1) approved and adopted the merger agreement, (2) approved and authorized the merger and the other transactions contemplated by the merger agreement and approved the execution and performance of the merger agreement, and (3) determined that the terms of the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of CyberOptics and its shareholders.
The CyberOptics Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the CyberOptics Board consulted with CyberOptics management, as well as representatives of each of Stinson and Barclays. In recommending that CyberOptics shareholders vote “FOR” the adoption of the merger agreement, the CyberOptics Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the CyberOptics Board concluded that entering into the merger agreement was advisable and in the best interests of CyberOptics and our shareholders.
The CyberOptics Board believed that the following material factors and benefits supported its determination and recommendation:
•
Financial Condition, Results of Operations and Prospects of CyberOptics; Risks of Execution.   The current, historical and projected financial condition, results of operations and business of CyberOptics, as well as CyberOptics’ prospects and risks if it were to remain an independent company. In particular, the CyberOptics Board considered CyberOptics’ current business plan. As part of this, the CyberOptics Board considered the current business plan and the potential opportunities and risks that it presented against, among other things, various execution and other risks to achieving the plan and related uncertainties, including: (1) the impact of market, customer and competitive trends on CyberOptics; and (2) the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the CyberOptics Board were:

•
CyberOptics’ competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) CyberOptics’ small size, as well as its limited financial resources, relative to those of its current and future competitors, particularly in new markets; (2) limited sales channels and lack of scale; and (3) the substantial risks to achieving CyberOptics’ business plan.

•
CyberOptics has experienced significant growth in revenue and profitability since 2019, due in part to favorable conditions in the semiconductor and surface mount technology capital equipment markets, resulting in a significant increase in the Company’s stock price. The continued business uncertainty related to historically high levels of inflation, further increases in interest rates and the potential for a recession within the next one to two years, and the resulting negative impact on our stock price.

•
The challenges of making investments to achieve long-term growth prospects for a small publicly traded company, which is subject to scrutiny based on its quarter-over-quarter performance.

•
Historically, the semiconductor and surface mount technology capital equipment markets have been highly cyclical in nature. The potential for a downturn in these markets within the next one to two years would most likely make it difficult for CyberOptics management to execute its business plan and achieve its growth objectives, thereby negatively impacting our stock price.

•
Potential Strategic Alternatives.   The assessment of the CyberOptics Board that none of the possible alternatives to the merger (including continuing to operate CyberOptics as an independent company) or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to CyberOptics’ shareholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for CyberOptics to create greater value for our shareholders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks. In this regard, the CyberOptics Board considered the fact that thirteen parties (including Nordson) were initially contacted by Barclays, at the direction of the CyberOptics Board, about the Company, ten of which expressed initial interest in the Company. Only Nordson submitted a final proposal to acquire the Company.

•
Certainty of Value.   The consideration to be received by our shareholders in the merger consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of CyberOptics’ business plan, and allows our shareholders to realize that value immediately upon the closing of the merger. In that regard, the CyberOptics Board noted that CyberOptics’ stock price could be negatively impacted if we failed to meet investor expectations, and that the amount of cash to be received for each outstanding share of CyberOptics common stock is fixed and will not be reduced if the share price of CyberOptics common stock declines prior to the effective time of the merger.

•
Best Value Reasonably Obtainable.   The per share price was the result of extensive negotiation between the parties. The CyberOptics Board believed that the per share price represented the best value that CyberOptics could reasonably obtain from Nordson for the shares of our common stock, considering the CyberOptics Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of CyberOptics on a historical and prospective basis. In addition, the CyberOptics Board believed that, measured against the longer-term execution risks described above, the per share price reflects a fair and favorable price for the shares of our common stock. The CyberOptics Board also considered that the per share price constitutes a premium of approximately 47 percent to the 30-day average closing stock price of our common stock ending on August 5, 2022, a premium of approximately 11 percent to the 52-week high closing price of our common stock as of August 5, 2022 and a premium of approximately 70% to CyberOptics’ 52-week low closing price as of August 5, 2022.

•
Fairness Opinion of Barclays.   The oral opinion of Barclays rendered to the CyberOptics Board, subsequently confirmed in writing, that, as of August 7, 2022, and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share price to be offered to the holders of shares of CyberOptics common stock (other than the holders of the cancelled shares or dissenting shares, each as further described in the merger agreement) in the merger is fair, from a financial point of view, to such holders. The opinion is more fully described in the section of this proxy statement captioned “The Merger — Opinion of Barclays Capital Inc.” and the full text of the opinion is attached as Annex B to this proxy statement.
•
Negotiations with Nordson and Terms of the Merger Agreement.   The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the CyberOptics Board that the merger agreement contained terms and conditions that provided the CyberOptics Board with a high level of closing certainty. The factors considered included:

•
CyberOptics’ ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties submitting unsolicited takeover proposals.

•
The CyberOptics Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

•
The CyberOptics Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our shareholders vote in favor of the adoption of the merger agreement.

•
The CyberOptics Board’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the CyberOptics Board believed that the termination fee payable by CyberOptics in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•
The antitrust efforts that Nordson was willing to commit to in the merger agreement, making the merger reasonably likely to be consummated.

•
The agreement by CyberOptics and Nordson to use their respective reasonable best efforts to take all actions necessary to consummate the merger, including (1) obtaining all necessary or advisable waivers, consents and approvals and (2) defending any lawsuits challenging the merger agreement.

•
The limited conditions to Nordson’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

•
The consummation of the merger not being subject to a financing condition. In addition, Nordson represented in the merger agreement that it will have sufficient funds to consummate the merger.

•
Reasonable Likelihood of Consummation.   The belief of the CyberOptics Board that an acquisition by Nordson has a reasonable likelihood of closing.

•
No Nordson Shareholder Vote.   The fact that the consummation of the merger is not subject to the approval of Nordson’s shareholders.

•
Business Reputation of Nordson.   The business reputation and financial resources of Nordson.

•
Dissenters’ Rights.   The dissenters’ rights in connection with the merger available to our shareholders who timely and properly exercise such dissenters’ rights under the MBCA if certain conditions are met.

CyberOptics Board also considered a number of uncertainties and risks and other potentially negative factors, including the following:
•
No Shareholder Participation in Future Growth or Earnings.   The nature of the merger as a cash transaction means that our shareholders will not participate in CyberOptics’ future earnings or growth and will not benefit from any appreciation in value of the surviving corporation. The CyberOptics Board considered the other potential alternative strategies available to CyberOptics as an independent company, which, despite significant uncertainty, could have had the potential to result in a more successful and valuable company.

•
No-Shop Restrictions.   The restrictions in the merger agreement on CyberOptics’ ability to solicit competing transactions (subject to certain exceptions to allow the CyberOptics Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee).

•
Risk Associated with Failure to Consummate the Merger.   The possibility that the merger might not be consummated, and if it is not consummated, that: (1) CyberOptics’ directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of CyberOptics during the pendency of the merger; (2) CyberOptics will have incurred significant transaction and other costs; (3) CyberOptics’ continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of our common stock could be adversely affected; (5) the contractual and legal remedies available to CyberOptics in the event of the termination of the merger agreement may be insufficient, costly to pursue or both; and (6) the failure of the merger to be consummated could result in an adverse perception among our customers, potential customers, employees and investors about CyberOptics’ prospects.

•
Regulatory Risks.   The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Nordson.

•
Impact of Interim Restrictions on CyberOptics’ Business Pending the Completion of the Merger.   The restrictions on the conduct of CyberOptics’ business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•
Effects of the Merger Announcement.   The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, operating results and stock price; (2) impact on our ability to attract and retain key management, sales and marketing, and technical personnel; and (3) potential for litigation in connection with the merger.

•
Termination Fee Payable by CyberOptics.   The requirement that CyberOptics pay Nordson a termination fee under certain circumstances following termination of the merger agreement, including if the CyberOptics Board terminates the merger agreement to accept a superior proposal. The CyberOptics Board considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire CyberOptics.

•
Taxable Consideration.   The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes for many CyberOptics shareholders.

•
Interests of CyberOptics’ Directors and Executive Officers.   The interests that CyberOptics’ directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other shareholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the CyberOptics Board in its consideration of the merger. After considering these and other factors, the CyberOptics Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In the light of the variety of factors considered by the CyberOptics Board and the complexity of these factors, the CyberOptics Board did not find it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the CyberOptics Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors. The CyberOptics Board adopted and approved the merger agreement and the merger, and recommended that CyberOptics shareholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the CyberOptics Board.
Opinion of Barclays Capital Inc.
CyberOptics engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for CyberOptics, including a possible sale of CyberOptics, pursuant to the Engagement Letter.

On August 7, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the CyberOptics Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share price to be offered to the holders of shares of CyberOptics common stock (other than the holders of the cancelled shares or dissenting shares, each as further described in the merger agreement) in the merger is fair, from a financial point of view, to such holders.
The full text of Barclays’ written opinion, dated as of August 7, 2022, is attached as Annex B to this Proxy Statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the CyberOptics Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the holders of CyberOptics common stock and was rendered to the CyberOptics Board in connection with its consideration of the merger. The opinion is not intended to be and does not constitute a recommendation to any holder of CyberOptics common stock as to how such holder should vote with respect to the merger. The terms of the merger were determined through arm’s-length negotiations between CyberOptics and Nordson and were unanimously approved by the CyberOptics Board. Barclays did not recommend any specific form of consideration to CyberOptics or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, CyberOptics’ underlying business decision to proceed with or effect the merger, the likelihood of the consummation of the merger or the relative merits of the merger as compared to any other transaction or business strategy in which CyberOptics might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share price to be offered to the holders of shares of CyberOptics common stock in the merger. No limitations were imposed by the CyberOptics Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays reviewed and analyzed:
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the merger agreement and the specific terms of the merger;

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publicly available information concerning CyberOptics that Barclays believed to be relevant to its analysis, including CyberOptics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 and a draft Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 provided by management of CyberOptics;

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financial and operating information with respect to the business, operations and prospects of CyberOptics furnished to Barclays by CyberOptics, including the CyberOptics Financial Forecasts as described and summarized in the section of this proxy statement captioned “The Merger — Unaudited Prospective Financial Information”;

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a trading history of CyberOptics’ common stock from August 5, 2017 to August 5, 2022;

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a comparison of the projected future financial results and trading multiples of CyberOptics with those of other companies that Barclays deemed relevant;

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a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

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published estimates of an independent research analyst with respect to the future financial performance and price targets of CyberOptics; and

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the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of CyberOptics.

In addition, Barclays also had discussions with the management of CyberOptics concerning its business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Barclays deemed appropriate.
In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information) and further relied upon the assurances of the management of CyberOptics that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CyberOptics, upon the advice of CyberOptics, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CyberOptics as to the future financial performance of CyberOptics and that CyberOptics would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of CyberOptics and did not make or obtain any evaluations or appraisals of the assets or liabilities of CyberOptics. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, August 7, 2022. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after August 7, 2022.
Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of CyberOptics, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood CyberOptics had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of CyberOptics common stock but rather made its determination as to fairness, from a financial point of view, to holders of shares of CyberOptics common stock of the consideration to be offered to such holders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the CyberOptics Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CyberOptics or any other parties to the merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to CyberOptics, Nordson, Merger Sub or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of CyberOptics, Nordson, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of CyberOptics by reference to those companies, which could then be used to calculate implied exchange ratio ranges, Barclays reviewed and compared specific financial and operating data relating to CyberOptics with selected companies that Barclays, based on its experience in the electronics and semiconductor capital equipment industry, deemed comparable to CyberOptics. The selected comparable companies with respect to CyberOptics were:
Small Capitalization Inspection Metrology
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Nova Ltd.

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Onto Innovation Inc.

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Camtek Ltd.

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Mycronic AB

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FormFactor, Inc.

Large Capitalization
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KLA Corporation

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Lam Research Corporation

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Applied Materials, Inc.

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Teradyne, Inc.

Barclays calculated and compared various financial multiples and ratios of CyberOptics and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or P/E), and each company’s enterprise value, or EV, to certain historical financial criteria (such as Adjusted EBITDA). The EV of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet and Wall Street Research) and closing prices, as of August 5, 2022, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:
P/E
	Small Cap. Median	Large Cap. Median	Overall Median	Range
2022E	20.1x	16.0x	17.3x	14.4x – 25.5x
2023E	19.3x	15.3x	16.7x	13.2x – 21.8x
EV as a Multiple of Adjusted EBITDA
	Small Cap. Median	Large Cap. Median	Overall Median	Range
2022E	13.2x	13.1x	13.2x	11.7x – 16.5x
2023E	12.2x	13.0x	12.2x	11.3x – 15.9x
Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of CyberOptics. However, because no selected comparable company is exactly the same as CyberOptics, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of CyberOptics and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between CyberOptics and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of multiples for CyberOptics and applied such range to the Additional Financial Information to calculate a range of implied prices per share of CyberOptics. The following summarizes the result of these calculations:
P/E
	Selected Multiple Range	Implied Value Per Share of CyberOptics common stock
2022E	16.0x – 20.0x	$36.57 – $45.72
2023E	15.0x – 19.0x	$42.95 – $54.41
EV as a Multiple of Adjusted EBITDA
	Selected Multiple Range	Implied Value Per Share of CyberOptics common stock
2022E	12.5x – 14.5x	$39.85 – $45.37
2023E	11.5x – 13.5x	$45.19 to $52.11
Barclays noted that on the basis of the selected comparable company analysis, the per share price of $54.00 per share was (i) above the range of implied values per share calculated on an estimated calendar year 2022 Adjusted earnings per share, or Adjusted EPS, (ii) above the range of implied values per share calculated on an EV as a multiple of the estimated calendar year 2022 Adjusted EBITDA, (iii) above the range of implied values per share calculated on an EV as a multiple of the estimated calendar year 2023 Adjusted EBITDA and (iv) within the range of implied values per share calculated on an estimated calendar year 2023 Adjusted EPS, in each case pursuant to the foregoing analysis.
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to CyberOptics with respect to the size, mix, margins and other characteristics of their businesses, as well as focusing on companies that operate in the electronics and semiconductor capital equipment industry.
As part of its precedent transaction analysis, for each of the selected transactions, based on information Barclays obtained from publicly available sources, Barclays analyzed the ratio of (i) EV to the future twelve months (“FTM”) revenue as of the last quarter end prior to the transaction announcement date, (ii) EV to the last twelve months (“LTM”) Adjusted EBITDA as of the last quarter end prior to the transaction announcement date and (iii) EV to the FTM Adjusted EBITDA as of the last quarter end prior to the transaction announcement date. The results of the precedent transaction analysis are summarized below:
			EV/Revenue	EV/Adjusted EBITDA
Date Announced	Acquiror	Target	FTM	LTM	FTM
12/15/2021	Entegris, Inc.	CMC Materials, Inc.	5.16x	18.1x	17.6x
11/5/2021	EnPro Industries, Inc.	NxEdge, Inc.	N/A	12.1x	N/A
7/1/2021	MKS Instruments, Inc.	Atotech Ltd.	4.74x	19.3x	14.0x
5/10/2021	MKS Instruments, Inc.	Photon Control, Inc.	4.50x	16.5x	15.2x
3/25/2021	II-VI, Inc.	Coherent, Inc.	4.77x	44.9x	25.9x
12/16/2020	Ultra Clean Holdings, Inc.	Ham-Let (Israel-Canada) Ltd.	N/A	14.5x	N/A
6/24/2019	Nanometrics, Inc.	Rudolph Technologies, Inc.	2.59x	12.9x	13.7x
10/30/2018	MKS Instruments, Inc.	Electro Scientific Industries, Inc.	2.87x	6.6x	10.6x
3/19/2018	KLA-Tencor Corp.	Orbotech Ltd.	3.13x	16.7x	14.0x
4/26/2017	Kohlberg Kravis Roberts & Co. LP	Hitachi Kokusai Electric, Inc.	1.42x	15.2x	10.3x
2/2/2017	Veeco Instruments, Inc.	Ultratech, Inc.	2.53x	18.6x	16.5x
6/15/2016	ASML Holding NV	Hermes Microvision, Inc.	9.33x	39.5x	22.2x
3/16/2016	Coherent, Inc.	Rofin-Sinar Technologies, Inc.	1.56x	10.3x	10.4x
2/23/2016	MKS Instruments, Inc.	Newport Corp.	1.59x	10.4x	9.0x
2/4/2016	FormFactor, Inc.	Cascade Microtech, Inc.	2.17x	12.2x	11.5x
4/11/2014	AMETEK, Inc.	Zygo Corp.	N/A	12.3x	N/A
10/17/2012	ASML Holding NV	Cymer, Inc.	3.37x	22.4x	17.6x
The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of CyberOptics and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and CyberOptics. Based upon these judgments, Barclays selected a range of multiples for CyberOptics and applied such range to the Additional Financial Information to calculate a range of implied prices per share of CyberOptics, with FTM and LTM financials as of June 30, 2022. The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:
	Selected Multiple Range	Implied Value per share of CyberOptics common stock
FTM EV/Revenue	2.75x – 3.75x	$45.79 – $60.48
LTM EV/Adjusted EBITDA	14.5x – 18.5x	$45.91 – $57.08
FTM EV/Adjusted EBITDA	13.5x – 17.5x	$47.37 – $59.81
Barclays noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $54.00 per share was within the range of implied values per share calculated using the Additional Financial Information.

Discounted Cash Flow Analysis
In order to estimate the present value of CyberOptics common stock, Barclays performed a discounted cash flow analysis of CyberOptics. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of CyberOptics using the discounted cash flow method, Barclays added (i) CyberOptics’ projected after-tax unlevered free cash flows for the remainder of fiscal year 2022 as of August 5, 2022 and fiscal years 2023 through 2024 based on the Additional Financial Information to (ii) the “terminal value” of CyberOptics as of the end of fiscal year 2024, and discounted such amount to its present value using a mid-year convention and range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected Adjusted operating income and adding depreciation and amortization (excluding amortization of purchased intangibles), subtracting capital expenditures and adjusting for changes in working capital, in each case based on the Additional Financial Information. The residual value of CyberOptics at the end of the forecast period, or “terminal value,” was estimated in two ways, first by selecting a range of perpetuity growth rates of 3.0% to 5.0%, which were derived by Barclays utilizing its professional judgment and experience, taking into account the Additional Financial Information and market expectations (the “Perpetuity Growth Method”), and second, by selecting a range of terminal value multiples based on LTM Adjusted EBITDA exit multiples for the year ending December 31, 2024 of 12.0x to 15.0x, which was derived by Barclays’ utilizing its professional judgement and experience and applying such range to the Additional Financial Information (the “Exit Multiple Method”). The range of after-tax discount rates of 11.0% to 13.0% was selected based on an analysis of the weighted average cost of capital of CyberOptics and the comparable companies.
Barclays then calculated a range of implied prices per share of CyberOptics for the Perpetuity Growth Method by subtracting estimated net debt as of August 5, 2022 from the estimated enterprise value using the Perpetuity Growth Method described above and dividing such amount by the fully diluted number of shares of CyberOptics common stock based on information provided by management of CyberOptics. Barclays also then calculated a range of implied prices per share of CyberOptics for the Exit Multiple Method by subtracting estimated net debt as of August 5, 2022 from the estimated enterprise value using the Exit Multiple Method described above and dividing such amount by the fully diluted number of shares of CyberOptics common stock based on information provided by management of CyberOptics. The following summarizes the result of these calculations:
Implied Value per share of CyberOptics common stock
DCF – Perpetuity Growth Method	$33.56 – $51.61
DCF – Exit Multiple Method	$50.34 – $62.28
Barclays noted that on the basis of the discounted cash flow analysis, the transaction consideration of $54.00 per share was above the range of implied values per share calculated using the Perpetuity Growth Method and within the range of implied values per share using the Exit Multiple Method.
Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Analyst Price Target Analysis, Historical Share Price Analysis and Transaction Premium Analysis described below.
Analyst Price Target Analysis
Barclays reviewed the twelve-month price target for shares of CyberOptics common stock published by the research analyst covering CyberOptics. The publicly available per share price target published by such research analyst does not necessarily reflect current market trading prices for CyberOptics common stock and the estimate is subject to uncertainties, including future financial performance of CyberOptics and future market conditions. Barclays noted that the twelve-month price target for shares of CyberOptics common stock published was $58.00. The research analyst price target was used for informational purposes only and was not included in Barclays’ financial analysis.
Historical Share Price Analysis
To illustrate the trend in the historical trading prices of CyberOptics common stock, Barclays considered historical data with regard to the trading prices of CyberOptics common stock for the period from August 5, 2021 to August 5, 2022. Barclays noted that during the period from August 5, 2021 to August 5, 2022, the closing price of CyberOptics common stock ranged from $31.81 to $48.49. The historical share price analysis for CyberOptics was used for informational purposes only and was not included in Barclays’ financial analysis.
Illustrative Transaction Premium Analysis
In order to assess the premium offered to the holders of shares of CyberOptics common stock in the merger relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premium paid for US public technology companies with transaction values between $100 million and $750 million from August 5, 2011 to August 5, 2022, excluding SPACs and bankruptcy-related transactions. For each transaction, Barclays calculated the unaffected premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical share price during the following periods: (i) one trading day prior to announcement and (ii) 30 days average closing price prior to announcement. The results of this illustrative transaction premium analysis are summarized below:
Premium
Premium to Unaffected 1-Day Price	19.3% – 48.2%
Premium to Unaffected 30-Day Average Price	21.0% – 50.6%
The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of CyberOptics and the companies included in the illustrative transaction premium analysis. Accordingly, Barclays believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the merger which would affect the acquisition values of the target companies and CyberOptics. Based upon these judgments, Barclays applied the 1-day premium range and 30-day premium range above to the closing price of $41.10 of CyberOptics common stock as of August 5, 2022 and to the 30-day closing average of $36.65 of CyberOptics common stock as of August 5, 2022, respectively, to calculate a range of implied prices per share of CyberOptics. The following summarizes the result of these calculations:
Implied Price Per Share
1-Day Premium Range	$49.02 – $60.90
30-Day Premium Range	$44.36 – $55.18
Barclays noted that on the basis of the illustrative transaction premium analysis, the transaction consideration of $54.00 per share was within the range of implied values per share calculated using the closing price of CyberOptics common stock on August 5, 2022. The illustrative transaction premium analysis was used for informational purposes only and was not included in Barclay’s financial analyses.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The CyberOptics Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally.
Barclays is acting as financial advisor to CyberOptics in connection with the merger. As compensation for its services in connection with the merger, a fee of $500,000 was paid by CyberOptics to Barclays upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee”. The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the merger. Additional compensation of approximately $4.7 million will be payable upon completion of the merger. In addition, CyberOptics has agreed to reimburse Barclays for its reasonable expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by CyberOptics and the rendering of Barclays’ opinion. Barclays and its affiliates have performed various investment banking and financial services for CyberOptics and Nordson in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. In the past two years, Barclays has not performed any investment banking services for the Company or Nordson for which it has received any fees.
Barclays, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of CyberOptics and Nordson for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Interests of CyberOptics’ Directors and Executive Officers in the Merger
When considering the recommendation of the CyberOptics Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our shareholders. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our shareholders, the CyberOptics Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.
If the proposal to adopt the merger agreement is approved and the merger is completed, no equity awards of our non-employee directors will be accelerated. This aligns the interest of our non-employee directors with the interests of our shareholders.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, directors and officers of CyberOptics will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Insurance and Indemnification of Directors and Executive Officers.”
Treatment of Equity-Based Awards
Treatment of CyberOptics Equity-Based Awards
As of August 7, 2022, there were outstanding awards of 8,000 shares of CyberOptics restricted stock, all of which were held by our current non-employee directors. At or immediately prior to the effective time of the merger, each share of CyberOptics restricted stock that is outstanding and unvested immediately prior to the effective time of the merger (all of which are held by our non-employee directors) will be cancelled and forfeited without payment. No such awards will be accelerated as of the merger date.
As of August 7, 2022, there were outstanding CyberOptics RSU awards that cover an aggregate of 53,401 shares of our common stock, all of which were held by CyberOptics employees and none of which are held by our non-employee directors. At or immediately prior to the effective time of the merger, CyberOptics RSU awards that are outstanding immediately prior to the effective time of the merger will be canceled and converted into a right to receive an amount in cash equal to (A) the number of shares of CyberOptics common stock subject to such CyberOptics RSU award immediately prior to the effective time of the merger multiplied by (B) the per share price. This amount (less any required withholding and other taxes) will be paid to the applicable holder at or reasonably promptly after the effective time of the merger.
Treatment of CyberOptics Options
As of August 7, 2022, there were outstanding CyberOptics options to purchase an aggregate of 336,900 shares of our common stock, which were held by our employees, one non-employee director and one former non-employee director. The CyberOptics option held by the non-employee director and former non-employee director are fully vested.
Each outstanding stock option that is vested immediately prior to the effective time of the Merger and each unvested stock option that is held by individuals who are employees immediately prior to the time of merger but will cease to be employees immediately following the merger will be cancelled and converted into the right to receive an amount in cash equal to the (i) the aggregate number of shares of our common stock subject to such option, multiplied by (ii) the excess, if any, of the merger consideration over the per share exercise price for such stock option.
Each outstanding stock option that is unvested at or immediately prior to the effective time of the merger held by an individual who remains in the employment of the surviving corporation and its subsidiaries as of the closing of the merger, or who becomes employed by Nordson or one of its subsidiaries will be converted into an option to acquire a number of Nordson shares of common stock equal to the product of the number of shares of CyberOptics common stock subject to the option and a fraction, or equity exchange ratio, the numerator of which is the merger consideration and the denominator of which is the average of the volume weighted average price of a share of Nordson common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Parent and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the closing date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options will equal the exercise price for each share of our common stock subject to the CyberOptics option immediately prior to the effective time divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted option will have substantially identical terms and conditions to those applicable to such CyberOptics option immediately prior to the merger.
At or immediately prior to the effective time of the merger, CyberOptics options that have an exercise price per share of our common stock that is equal to or greater than the per share price, whether or not exercisable or vested, that are outstanding as of immediately prior to the effective time will be canceled without payment.
Treatment of the ESPP
CyberOptics will terminate the ESPP prior to, and contingent upon, the effective time of the merger and will not permit any purchase period to begin after the date of the merger agreement. However, any purchase period that is in progress as of the date of the merger agreement will continue until the time described below. No current participants in the ESPP will be permitted to increase their payroll deduction elections or rate of contributions under the ESPP from those in effect on the date of the merger agreement or make any separate non-payroll contributions to the ESPP on or following the date of the merger agreement, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current purchase period as of the date of the merger agreement will be allowed to commence participation in the ESPP following the date of the merger agreement. If any purchase period that is in progress as of the date of the merger agreement would continue to be in progress as of the effective time of the merger, such purchase period will be shortened in accordance with the terms of the ESPP to end on a date at least five business days prior to the closing date of the merger, CyberOptics will make any appropriate pro rata adjustments that may be necessary to reflect the shortened purchase period, and any amounts in a participant’s account under the ESPP will be used to purchase shares of CyberOptics stock no later than one business day prior to the closing date of the merger. Participants in the ESPP will be informed at least ten days prior to the accelerated exercise date of each outstanding purchase right. Any shares purchased will be cancelled and will be converted into the right to receive the per share price (less any withholding and other taxes), which will be paid to the participant at or reasonably promptly after the effective time of the merger. Any amounts not used to purchase shares will be refunded to participants at or reasonably promptly after the effective time of the merger. Of our current executive officers, one currently participates in the ESPP. Our directors do not participate in the ESPP.
Equity Interests of Our Non-Employee Directors
Our non-employee directors and any former non-employee directors will not have any equity awards accelerated in connection with the merger. All unvested restricted stock awards will be canceled upon closing of the merger without any compensation. Stock options held by one non-employee director and one former non-employee director are fully vested and will be converted into the right to receive a cash payment equal to the (i) the aggregate number of shares of our common stock subject to such option, multiplied by (ii) the excess, if any, of the merger consideration over the per share exercise price for such stock option as follows as of September 1, 2022:
Name	Cash Payment
Craig D. Gates (Non-Employee Director)	$148,400
Irene M. Qualters (Former Non-Employee Director)	$148,400
Continuation of Certain Compensation and Employee Benefits
Pursuant to the merger agreement, continuing employees, including our current executive officers, will be entitled to certain compensation and benefits at levels specified in the merger agreement for a period of 12 months following the closing (or shorter period of employment). Such continued compensation and benefits will apply to all continuing employees generally and are not specific to executive officers. For more information on compensation and benefits in respect of continuing employees following the closing, see the section of this proxy statement captioned “The Merger Agreement — Employees and Benefits.”
Payments Upon Termination at or Following Change in Control
Below are descriptions of severance agreements that provide for payments upon termination of employment at or following a change in control.
Severance Agreements
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Dr. Kulkarni’s employment agreement with CyberOptics provides for participation in our annual cash bonus plan at a level of 50% of salary if target performance is achieved, a lump-sum, cash severance payment by us of one times his base salary if his employment is terminated without “cause” (as defined below) subject to a release requirement, and a lump-sum cash, severance payment by us of two times his base salary if his employment is terminated without cause within one year after a “change of control” of CyberOptics or by Dr. Kulkarni for good reason during this period, which is also subject to a release requirement. Also, under his equity award agreements, the vesting of the outstanding CyberOptics RSU awards and CyberOptics stock options Dr. Kulkarni holds will be accelerated, if CyberOptics or its successor terminates his employment without cause or if he terminates his employment with good reason, within two years after a change of control. In addition, under the CyberOptics Employee Guidebook, Dr. Kulkarni would be entitled to receive compensation for accrued but unused vacation if his employment is terminated for any reason, other than a termination by reason of gross misconduct.

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Under our severance agreement with Mr. Bertelsen, CyberOptics would be obligated to pay him one times his annual compensation (determined by averaging the gross annual salary and bonus compensation paid to Mr. Bertelsen in the three calendar years preceding the calendar year in which the change of control of CyberOptics occurs) in cash in a lump sum and accelerate the vesting of the CyberOptics RSU awards and CyberOptics stock options he holds, if CyberOptics or its successor terminates his employment without cause or he terminates his employment with good reason, within two years after a change of control. Also, under the severance agreement, Mr. Bertelsen would be entitled to receive compensation for accrued but unused vacation if his employment is terminated without cause or he resigns for good reason after a change of control of CyberOptics.
Quantification of Potential Payments to CyberOptics Named Executive Officers in Connection with the Merger
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of CyberOptics’ named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to CyberOptics’ named executive officers. CyberOptics’ “named executive officers” for purposes of the disclosure in this proxy statement are Subodh Kulkarni, President and Chief Executive Officer, and Jeffrey A. Bertelsen, Chief Operating Officer, VP-Finance, Chief Financial Officer and Secretary. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “The Merger — Interests of CyberOptics’ Directors and Executive Officers in the Merger” and “The Merger — Treatment of Equity-Based Awards — Severance Agreements.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
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that the effective time of the merger will occur on November 2, 2022 (which is the assumed closing date of the merger solely for purposes of this golden parachute compensation disclosure);

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that the current named executive officers will have a qualifying termination of his or her employment at the effective time of the merger that results in lump-sum severance benefits becoming payable to him or her under the individual’s severance agreement without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G under Section 4999 of the Code; and

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that the equity awards that are outstanding as of August 7, 2022 are the equity awards that CyberOptics has granted to the named executive officer through November 2, 2022.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. CyberOptics’ named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.
Golden Parachute Compensation
Name	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites Benefits	Total
Subodh Kulkarni(3)	$967,436	$1,856,937	$0	$0	$2,773,604
Jeffrey Bertelsen(4)	$409,393	$826,049	$0	$0	$1,207,442

(1)
Represents the double-trigger cash severance payable to each officer upon a qualifying termination within one year following a change of control (for Dr. Kulkarni) and within two years following a change of control (for Mr. Bertelsen) plus accrued and unpaid vacation.

(2)
Represents the consideration to be paid to Dr. Kulkarni ($926,787) and Mr. Bertelsen ($411,599) with respect to the double-trigger acceleration of unvested stock options as provided under the merger agreement, plus the consideration to be paid to Dr. Kulkarni ($930,150) and Mr. Bertelsen ($414,450) with respect to the single-trigger acceleration and settlement of unvested CyberOptics RSU awards as provided under the merger agreement. For the number of unvested CyberOptics stock options and RSU awards held by each officer and for more information on the treatment of such awards under the merger agreement, please see the section titled “ — Treatment of Outstanding Equity Awards.”

For the unvested stock options, the aggregate dollar value is calculated by multiplying the number of shares subject to the options by the per share price, less the aggregate exercise price of the options. For unvested CyberOptics RSU awards, the aggregate dollar value is calculated by multiplying the per share price by the number of shares underlying the restricted stock units.
Neither named executive officer has been granted any CyberOptics restricted stock.
(3)
Cash severance is equal to a lump sum payment equal to 24 months of base salary, plus an additional month for the required notice period in the amount of $916,667 plus $50,769 for accrued and unpaid vacation.

(4)
Cash severance is equal to a lump-sum cash amount equal to the average of the gross annual base salary and gross annual cash incentive bonus paid to the named executive officer in the three calendar years preceding the calendar year in which the change in control occurs in the amount of $381,393 plus $28,000 for accrued and unpaid vacation.

Employment/Consulting Arrangements Following the Merger
As of the date of this proxy statement, none of CyberOptics’ executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Nordson or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Nordson or Merger Sub to be effective following the consummation of the merger. However, in accordance with Nordson’s desire for Dr. Kulkarni and Mr. Bertelsen to assist in the transition and integration of CyberOptics into Nordson following the merger, Nordson is in the process of documenting the terms of their transition services, subject to finalization in a consulting agreement with each named executive officer that will be entered into prior to the closing of the merger. The proposed terms for each of Dr. Kulkarni and Mr. Bertelsen include a monthly consulting fee, a set time commitment, and the reimbursement of reasonable business expenses. In addition, prior to the effective time of the merger, Nordson or Merger Sub may enter into definitive agreements regarding employment or retention for certain other CyberOptics’ employees to be effective as of the effective time of the merger.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) as soon as practicable (and, in any event, within three business days) after the satisfaction or waiver of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement — Conditions Precedent”), other than conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to by CyberOptics and Nordson. On the closing date of the merger, the parties will file articles of merger with the Secretary of State of the State of Minnesota as provided under the MBCA. The merger will become effective upon the filing of such articles of merger, or at a later time agreed to in writing by the parties and specified in such articles of merger.
Dissenter’s Rights
Section 302A.471 of the MBCA permits any shareholder of CyberOptics who is entitled to vote on the proposed merger to dissent from such action and obtain payment for the fair value of his or her shares of common stock (as determined by the value of his or her CyberOptics common stock immediately before the closing date). Any shareholder of CyberOptics contemplating an attempt to assert and exercise dissenters’ rights in connection with the proposed merger should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (copies of which are provided as Annex C), particularly the specific procedural steps required to perfect such rights. DISSENTERS’ RIGHTS ARE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED.
Set forth below (to be read in conjunction with the full text of Section 302A.473 of the MBCA appearing in Annex C) is a brief description of the procedures relating to the exercise of dissenters’ rights applicable to the proposed merger. The following description does not purport to be a complete statement of the provisions of Section 302A.473 of the MBCA and is qualified in its entirety by reference thereto.

Under Section 302A.473, Subd. 3 of the MBCA, a shareholder who wishes to exercise dissenters’ rights as a dissenting shareholder must file with CyberOptics, before the shareholder vote on the proposed merger, a written notice of intent to demand the fair value of CyberOptics’ shares owned by the shareholder. Under Section 302A.471, Subd. 2 of the MBCA, beneficial owners of shares who desire to exercise statutory dissenters’ rights must obtain and submit the registered owner’s written consent at or before the time the notice of intent to demand fair value is due. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF THE PROPOSED MERGER. A VOTE AGAINST THE PROPOSED MERGER DOES NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE DOES NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE.
If the proposed merger is approved by the shareholders of CyberOptics, then CyberOptics must send to all dissenting shareholders who filed the necessary notice of intent to demand the fair value of their shares (and who did not vote their shares in favor of such proposal) a notice containing certain information required by Section 302A.473, Subd. 4 of the MBCA, including without limitation the address to which a dissenting shareholder must send a demand for payment and certificates representing certificated shares in order to obtain payment for such shares and the date by which they must be received, and in the case of uncertificated shares any restrictions on transfer of uncertificated shares that will apply after a demand for payment is received. In order to receive the fair value of the shares under Section 302A.473 of the MBCA, a dissenting shareholder must demand payment and deposit certificates representing certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after such notice from CyberOptics is given. Under Minnesota law, notice by mail is given by a corporation when deposited in the United States mail properly addressed to the recipient. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, OF THE MBCA LOSES THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER OR ITS SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3 OF THE MBCA.
Except as provided below, if demand for payment and deposit of stock certificates is duly made with CyberOptics by a dissenting shareholder with CyberOptics as required by the MBCA, then after CyberOptics’ receipt of such demand or the closing date, whichever is later, CyberOptics must pay the dissenting shareholder an amount which CyberOptics estimates to be the fair value of the dissenting shareholder’s shares of stock, with interest, if any. For the purpose of a dissenting shareholder’s dissenters’ rights under Sections 302A.471 and 302A.473 of the MBCA, “fair value” means the value of the shares of stock immediately before the closing date and “interest” means interest commencing five days after the closing date until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09, which is currently 4%. If a dissenting shareholder believes the payment received from CyberOptics is less than the fair value of the shares of stock, with interest, if any, such dissenting shareholder must give written notice to CyberOptics of his or her or its own estimate of the fair value of the shares of stock, with interest, if any, within 30 days after the date CyberOptics mails the remittance, and must demand payment of the difference between his or her or its estimate and CyberOptics’ remittance. If such dissenting shareholder fails to give written notice of such estimate to CyberOptics, or fails to demand payment of the difference, within the 30-day time period, such dissenting shareholder is entitled only to the amount remitted by CyberOptics.
CyberOptics may withhold such remittance with respect to shares of stock for which a dissenting shareholder demanding payment (or persons on whose behalf such dissenting shareholder acts) was not the beneficial owner as of August 8, 2022. As to each such dissenting shareholder who has validly demanded payment, following the closing date or the receipt of demand, whichever is later, CyberOptics must mail its estimate of the fair value of such dissenting shareholder’s shares of stock and offer to pay this amount with interest, if any, to the dissenting shareholder upon receipt of such dissenting shareholder’s agreement to accept this amount in full satisfaction. If such dissenting shareholder believes that CyberOptics’ offer is for less than the fair value of the shares of stock, with interest, if any, such dissenting shareholder must give written notice to CyberOptics of his or her or its own estimate of the fair value of the shares of stock, with interest, if any, and demand payment of this amount. This demand must be mailed to CyberOptics within 30 days after the mailing of CyberOptics’ offer. If the dissenting shareholder fails to make this demand within the 30-day time period, such dissenting shareholder is entitled only to the amount offered by CyberOptics.

If CyberOptics and a dissenting shareholder (including both a dissenting shareholder who purchased shares of stock on or prior to August 8, 2022, which was the date the merger was publicly announced, and a dissenting shareholder who purchased shares of stock after such date who have complied with their respective demand requirements) do not settle the dissenting shareholder’s demand within 60 days after CyberOptics receives the dissenting shareholder’s estimate of the fair value of his or her shares of stock, then CyberOptics must file a petition in a court of competent jurisdiction in Hennepin County, requesting that the court determine the statutory fair value of stock with interest, if any. All dissenting shareholders whose demands are not settled within the applicable 60-day settlement period must be made parties to this proceeding.
The court will then determine whether each dissenting shareholder in question has fully complied with the provisions of Section 302A.473 of the MBCA, and for all dissenting shareholders who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by CyberOptics or a dissenting shareholder. The fair value of the shares as determined by the court is binding on all shareholders. However, under the MBCA, dissenting shareholders are not liable to CyberOptics for the amount, if any, by which payments remitted to the dissenting shareholders exceed the fair value of such shares determined by a court, with interest. The costs and expenses of such a court proceeding are assessed against CyberOptics, except that the court may assess part or all of those costs and expenses against a dissenting shareholder whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.
Under Section 302A.471, Subd. 2 of the MBCA, a shareholder of CyberOptics may not assert dissenters’ rights with respect to less than all of the shares of stock registered in such shareholder’s name, unless the shareholder is dissenting with respect to all shares beneficially owned by another person and discloses the name and address of such other person.
Under Section 302A.471, Subd. 4 of the MBCA, a shareholder of CyberOptics has no right at law or in equity to have the merger agreement set aside or rescinded, except if approval or consummation of such merger agreement is fraudulent with respect to such shareholder or CyberOptics.
In view of the complexity of Section 302A.471 of the MBCA, CyberOptics’ shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to beneficial owners who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to beneficial owners in light of their particular circumstances. For example, this discussion does not address:
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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes (or partners or investors in such partnerships or other entities or arrangements); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or certain former citizens or long-term residents of the United States;
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tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

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tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

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tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

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the U.S. federal estate, gift or alternative minimum tax consequences, if any;

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any territorial, state, local or non-U.S. tax consequences; or

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tax consequences to holders that do not vote in favor of the merger and who properly exercised dissenters’ rights under Section 302A.473 of the MBCA.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY TERRITORY, STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses may be subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock in accordance with such U.S. Holder’s ordinary method of accounting.
Non-U.S. Holders
In general, subject to the discussion below regarding potential backup withholding, any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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CyberOptics is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, United States real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a beneficial owner of our common stock pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or applicable successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. Holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (which we refer to as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Beneficial owners of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.
Regulatory Approvals Required for the Merger
General Efforts
Under the merger agreement, each of the parties agreed to use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable laws to consummate and effectuate the merger, including:
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the preparation and filing of all forms, registrations and notifications required to be filed to consummate the merger;

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using reasonable best efforts to satisfy the conditions to consummating the merger;

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using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental entity (which actions shall include furnishing all information and documentary material required under the HSR Act) required to be obtained or made by any party or any of their respective subsidiaries in connection with the merger or the taking of any action contemplated by the merger agreement;

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defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger;

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using best efforts to obtain (and to cooperate with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable to consummate the merger; and

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the execution and delivery of any reasonable additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

HSR Act
Under the HSR Act, the merger cannot be completed until Nordson and CyberOptics file a notification and report form with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The DOJ or the FTC may extend the 30-day waiting period by issuing a Request for Additional Information and Documentary Materials (also known as a “Second Request”). If either agency issues a Second Request, the waiting period is extended until 30 days after the parties substantially comply with the request. The parties filed a notification and report form with the FTC and DOJ on August 19, 2022. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Absent the receipt of a Second Request, the waiting period under the HSR Act expires September 19, 2022, at 10:59 p.m. Central time.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state or the District of Columbia could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of CyberOptics or Nordson. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
CyberOptics and Nordson have each agreed to use its respective reasonable best efforts to provide any reasonably necessary information in connection with any presentations, memoranda, briefs or other submissions made or provided to any governmental authority by or on behalf of any party hereto in connection with proceedings or regulatory reviews under or relating to the HSR Act or any other antitrust law or foreign regulatory law related to the merger.
Other Regulatory Approvals
One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by our shareholders and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Financing of the Merger
Nordson’s and Merger Sub’s obligations under the merger agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Nordson intends to finance the transaction using its cash on hand and/or borrowings, and has represented to us in the merger agreement that it has sufficient funds to pay the aggregate merger consideration.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on NASDAQ and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our common stock.
Litigation Relating to the Merger
CyberOptics is required to keep Nordson reasonably informed if any legal action commenced, or to CyberOptics’ knowledge threatened, against CyberOptics or any of its directors by any shareholder of CyberOptics (on their own behalf or on behalf of CyberOptics) relating to the merger agreement or the transactions contemplated hereby. CyberOptics is required to: (a) give Nordson the opportunity to participate in the defense and settlement of any such shareholder litigation, (b) keep Nordson reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such shareholder litigation, and provide Nordson with the opportunity to consult with CyberOptics regarding the defense of any such litigation, which advice CyberOptics shall consider in good faith, and (c) not settle any such shareholder litigation without the prior written consent of Nordson (which consent shall not be unreasonably withheld, delayed, or conditioned).

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The CyberOptics Board recommends that you vote “FOR” this proposal.
PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide shareholders with the opportunity to vote, on a nonbinding, advisory basis, on the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger — Treatment of Equity-Based Awards — Quantification of Potential Payments to CyberOptics Named Executive Officers in Connection with the Merger,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger — Interests of CyberOptics’ Directors and Executive Officers in the Merger.”
We are asking our shareholders to approve the compensation that will or may become payable by CyberOptics to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Treatment of Equity-Based Awards — Quantification of Potential Payments to CyberOptics Named Executive Officers in Connection with the Merger” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of CyberOptics’ overall compensation program for our named executive officers and previously have been disclosed to shareholders in our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the CyberOptics Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the shareholders of CyberOptics Corporation (“CyberOptics”) approve the compensation that will or may become payable to CyberOptics’ named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Treatment of Equity Based Awards — Quantification of Potential Payments to CyberOptics Named Executive Officers in Connection with the Merger” in CyberOptics’ proxy statement for the special meeting.”
Our shareholders should note that this proposal is not a condition to completion of the merger, and as a nonbinding, advisory vote, the result will not be binding on CyberOptics, the CyberOptics Board or Nordson. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The CyberOptics Board recommends that you vote “FOR” this proposal.
PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If shareholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from shareholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek shareholder approval to adjourn the special meeting if a quorum is not present.
The CyberOptics Board recommends that you vote “FOR” this proposal.
THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by CyberOptics, Nordson and Merger Sub in connection with negotiating the terms of the merger agreement and the company disclosure letter; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and from those applicable to investors, and in some cases were qualified by confidential matters disclosed to Nordson and Merger Sub by CyberOptics in connection with the merger agreement. Exceptions to the representations and warranties are provided in the company disclosure letter, which is not being attached to this proxy statement or otherwise being made publicly available. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between CyberOptics and Nordson and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our shareholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of CyberOptics, Nordson or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of CyberOptics, Nordson and Merger Sub because the parties may take certain actions that are either expressly permitted in the company disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding CyberOptics, Nordson, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding CyberOptics and our business. Please see the section of this proxy statement captioned “Where You Can Find More Information.”
Structure of the Merger
When the merger is completed, Merger Sub will be merged with and into CyberOptics with CyberOptics surviving as a wholly owned subsidiary of Nordson. At the merger effective time, the separate corporate existence of Merger Sub will cease, and CyberOptics will continue as the surviving entity.

Closing; Effective Time
The closing of the merger under the merger agreement is set to occur within three business days after the satisfaction or waiver of the conditions precedent set forth in the merger agreement, unless another date is agreed to by Nordson and CyberOptics. See the section entitled “The Merger Agreement — Conditions Precedent”. Throughout this summary, we sometimes refer to the date on which the closing of the merger occurs as the closing date and the time at which the merger occurs as the merger effective time.
On the closing date, CyberOptics and Merger Sub will file articles of merger with the Secretary of State of the State of Minnesota to effect the merger. The articles will comply with the relevant provisions of the MBCA. The merger will be effective at the time the articles of merger has been accepted for record by the Secretary of State of the State of Minnesota or such later time as agreed to by the parties and specified in the articles of merger.
Organizational Documents
At the merger effective time, the articles of incorporation of CyberOptics will be amended and restated in its entirety and will be substantially in the form of the articles of incorporation that are attached to the merger agreement as Exhibit A. The by-laws of Merger Sub effective immediately before the merger effective time will become the by-laws of CyberOptics following the merger effective time, except that the name will be replaced with CyberOptics’ name as the surviving entity.
Directors and Officers
The directors and officers of Merger Sub immediately prior to the merger effective time will become the directors and officers of and will manage CyberOptics following the merger effective time.
Conversion of Shares
Common Stock
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than cancelled shares or dissenting shares, each as further described in the merger agreement) will be canceled and automatically converted into the right to receive the per share price in cash, without interest and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in accordance with the terms of the merger agreement).
At the effective time of the merger, each outstanding share of our common stock that is (1) owned by Nordson or Merger Sub, or (2) owned by any direct or indirect wholly owned subsidiary of Nordson or Merger Sub will no longer be outstanding and will automatically be canceled and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor. At the effective time of the merger, each issued and outstanding share of common stock of Merger Sub will be converted into one validly issued, fully paid and non-assessable share of our common stock of the surviving corporation.
Equity Awards; ESPP
The merger agreement provides that CyberOptics’ equity awards that are outstanding immediately prior to the effective time of the merger and the CyberOptics ESPP will be subject to the following treatment at or immediately prior to the effective time of the merger:
Treatment of CyberOptics Equity-Based Awards
Each share of CyberOptics restricted stock that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and forfeited without payment.
Outstanding CyberOptics RSU awards will be canceled and converted into a right to receive an amount in cash equal to (A) the number of shares of our common stock subject to such CyberOptics RSU award immediately prior to the effective time of the merger, multiplied by (B) the per share price. This amount

(less any required withholding and other taxes) will be paid to the applicable holder at or reasonably promptly after the effective time of the merger.
Each CyberOptics stock option that is vested immediately prior to the effective time of the Merger and each unvested stock option that is held by individuals who are employees immediately prior to the time of merger but will cease to be employees immediately following the merger will be cancelled and converted into the right to receive an amount in cash equal to the (i) the aggregate number of shares of our common stock subject to such option, multiplied by (ii) the excess, if any, of the merger consideration over the per share exercise price for such stock option.
Each CyberOptics stock option held by an individual who remains in the employment of the surviving corporation and its subsidiaries as of the closing of the merger, or who becomes employed by Nordson or one of its subsidiaries, and is unvested at or immediately prior to the effective time of the merger, will be converted into an option to acquire a number of Nordson shares of common stock equal to the product of the number of shares of CyberOptics common stock subject to the option and a fraction, or equity exchange ratio, the numerator of which is the merger consideration and the denominator of which is the average of the volume weighted average price of a share of Nordson common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Nordson and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the closing date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options will equal the exercise price for each share of our common stock subject to the CyberOptics option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted option will have substantially identical terms and conditions to those applicable to such CyberOptics option immediately prior to the merger.
CyberOptics options that have an exercise price per share of our common stock that is equal to or greater than the per share price, whether or not exercisable or vested, will be canceled without payment.
Treatment of the ESPP
CyberOptics will terminate the ESPP prior to, and contingent upon, the effective time of the merger and will not permit any purchase period to begin after the date of the merger agreement. However, any purchase period that is in progress as of the date of the merger agreement will continue until the time described below. No current participants in the ESPP will be permitted to increase their payroll deduction elections or rate of contributions under the ESPP from those in effect on the date of the merger agreement or make any separate non-payroll contributions to the ESPP on or following the date of the merger agreement, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current purchase period as of the date of the merger agreement will be allowed to commence participation in the ESPP following the date of the merger agreement. If any purchase period that is in progress as of the date of the merger agreement would continue to be in progress as of the effective time of the merger, such purchase period will be shortened in accordance with the terms of the ESPP to end on a date at least five business days prior to the closing date of the merger, CyberOptics will make any appropriate pro rata adjustments that may be necessary to reflect the shortened purchase period, and any amounts in a participant’s account under the ESPP will be used to purchase shares of CyberOptics stock no later than one business day prior to the closing date of the merger. Participants in the ESPP will be informed at least ten days prior to the accelerated exercise date of each outstanding purchase right. Any shares purchased will be cancelled and will be converted into the right to receive the per share price (less any withholding and other taxes), which will be paid to the participant at or reasonably promptly after the effective time of the merger. Any amounts not used to purchase shares will be refunded to participants at or reasonably promptly after the effective time of the merger.
Merger Sub Stock
Each share of Merger Sub common stock issued and outstanding immediately prior to the merger effective time will be converted into one validly issued, fully paid and non-assessable share of common stock of CyberOptics.

Exchange and Payment Procedure
Prior to the merger effective time, Nordson will designate a bank or trust company to act as the paying agent for the merger consideration, and will deposit with the paying agent cash sufficient to cover the payment of the merger consideration. Prior to the disbursement of the cash in the payment fund to the shareholders, Nordson may decide to invest those funds, provided that no losses with respect to any invested fund will affect the amounts payable to the shareholders.
As soon as practicable after the merger effective time, Nordson will, or will cause the paying agent to, mail to each holder of our common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry shares. Upon surrender of a certificate or book-entry share that previously represented shares of our common stock to the paying agent, together with a letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry share will be entitled to receive the applicable merger consideration. Until surrendered, each certificate or book-entry share (other than (i) shares of common stock that are held by CyberOptics or Nordson and cancelled pursuant to the merger agreement and (ii) certificates or book-entry shares representing any dissenting shares, which shall represent the right to receive payment of the fair value of such shares of Company Common Stock in accordance with the MBCA) will be deemed, at any time after the merger effective time, to represent only the right to receive upon such surrender the merger consideration, without interest.
Payment to Non-Registered Holders
If any portion of the merger consideration is to be paid to a person other than the registered holder of a surrendered certificate or the transferred book-entry share, it will be a condition to the payment that: the certificate will be properly endorsed or will otherwise be in proper form for transfer or the book-entry share will be properly transferred; and the person requesting payment will pay the paying agent any transfer or other tax required as a result of the payment to a person other than the registered holder.
Full Satisfaction
All merger consideration paid upon the surrender of a certificate or book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to shares of our common stock previously represented by such certificate or book-entry share. From and after the merger effective time, there will be no further registration or transfers of shares of our common stock. If, after the merger effective time, certificates or book-entry shares are presented to CyberOptics, they will be cancelled and exchanged for the merger consideration.
Termination of Payment Fund
Any portion of the funds made available to the paying agent that remain unclaimed by our shareholders six months after the merger effective time will be delivered to the surviving entity or, at Nordson’s option, to Nordson. Any shareholder who has not exchanged his or her shares will look only to the surviving entity or to Nordson, as applicable, (subject to abandoned property, escheat, or other similar laws), as general creditors, for payment of the merger consideration without any interest. Any amounts remaining unclaimed two years after the effective time of the merger, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become the property of the surviving entity or, at Nordson’s option, Nordson, free and clear of any claims or interest.
Neither the surviving entity nor Nordson will be liable to any shareholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.
Dissenting Shares
Each share of CyberOptics common stock outstanding immediately prior to the effective time and held by a dissenting shareholder shall be cancelled and cease to exist and no merger consideration shall be paid to any dissenting shareholder in consideration for such cancellation, but the dissenting shareholder will be entitled to the rights granted under Sections 302A.471 and 302A.473 of the MBCA, unless the dissenting shareholder fails to perfect, withdraws, or otherwise loses such rights. If a dissenting shareholder fails to perfect, withdraws, or loses the right to appraisal granted under the MBCA, each share of CyberOptics common stock held by such dissenting shareholder shall be deemed to automatically be converted into, and to have become exchanged for, the per share merger consideration as of the effective time. Pursuant to the merger agreement, CyberOptics has agreed to provide Nordson with prompt notice (and in any event within two business days) of any demands received by CyberOptics in respect of dissenters’ rights, and Nordson has the right to participate in all negotiations and proceedings with respect to such demands. CyberOptics has agreed not to voluntarily make any payment with respect to, or offer to settle or settle, any such demands without the prior written consent of Nordson.
Adjustments
If, prior to the merger effective time, there is a change in the outstanding shares of capital stock of CyberOptics, for example, by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, the merger consideration and any other amounts payable under the merger agreement would be appropriately adjusted to reflect the change.
Withholding Rights
The paying agent, the surviving entity and Nordson are entitled to deduct from the merger consideration any amounts that Nordson, the surviving entity or the paying agent are required to deduct and withhold with respect to payments under the merger consideration, or any provision of any other tax law. To the extent that amounts are so deducted and withheld by the paying agent, Nordson, or the surviving entity, as the case may be, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which the paying agent, Nordson, or the surviving entity, as the case may be, made the deduction and withholding.
Lost Certificates
If any certificate has been lost, stolen or destroyed, then, upon providing an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and, if required by Nordson, the posting of a bond in a reasonable amount as Nordson may direct, as an indemnity against any claim that may be made against it with respect to such certificate, the paying agent will deliver in exchange for the lost, stolen or destroyed certificate, the merger consideration.
Representations and Warranties
CyberOptics Representations and Warranties
CyberOptics made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the company disclosure letter delivered in connection with the merger agreement. These representations and warranties relate to, among other things:
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Organization, standing, corporate power, CyberOptics’ charter documents and its subsidiaries;

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CyberOptics’ capital structure;

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Authorization to enter into the merger agreement and to complete the merger and the other transactions contemplated by the merger agreement;

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The enforceability of the merger agreement against CyberOptics;

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The absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to CyberOptics or any of its subsidiaries as a result of executing and performing the provisions of the merger agreement;

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Consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to CyberOptics or any of its subsidiaries in connection with the execution and performance of the merger agreement by CyberOptics or the consummation of the merger;
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The resolutions of our board recommending that CyberOptics enter into the merger agreement and consummate the transactions contemplated in the merger agreement and recommending that our shareholders adopt the merger agreement;

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The absence of any applicable anti-takeover or similar statutes;

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The timely filing and accuracy of all relevant documents with the SEC by CyberOptics since January 1, 2020;

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The accuracy of CyberOptics’ financial statements;

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The absence of undisclosed liabilities or off-balance sheet arrangements;

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Compliance with the Sarbanes-Oxley Act and Nasdaq rules;

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The absence of certain changes or events since March 31, 2022;

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The timely filing of all tax returns and the payment of all taxes;

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Intellectual property owned or licensed by CyberOptics and its subsidiaries and the validity of our intellectual property;

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The absence of any cyberattacks or breaches of CyberOptics’ IT systems in the past six years;

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Compliance with applicable privacy and data security laws;

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Compliance with laws generally since January 1, 2019 and possession and validity of permits;

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The absence of any pending or threatened material litigation or orders against CyberOptics or any of its subsidiaries;

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The absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee;

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The absence of any related party transactions (i.e. agreements between CyberOptics or any of its subsidiaries and its or their affiliates);

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Employee and labor matters affecting CyberOptics and its subsidiaries, including compliance with ERISA, compliance with Section 409A, healthcare plan compliance, and union activity;

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CyberOptics’ and its subsidiaries’ employee benefit plans;

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CyberOptics’ and its subsidiaries’ owned and leased real property;

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Environmental matters affecting CyberOptics and its subsidiaries;

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Material contracts, the enforceability of material contracts and the absence of any violation of, or default under, any material contract;

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CyberOptics’ and its subsidiaries’ insurance coverage;

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The accuracy of the proxy statement;

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Compliance with anticorruption laws;

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Compliance with international trade laws and regulations since January 1, 2017; and

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The opinion of CyberOptics’ financial advisor.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, individually or in the aggregate, materially adverse to CyberOptics or its subsidiaries, taken as a whole, or materially adverse to our ability to timely close the merger. However, no event, occurrence, fact condition or change resulting from any of the following items will be taken into account in determining whether a material adverse effect has occurred:
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Changes generally affecting the economy, financial or securities markets, or political conditions;

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Public announcement or consummation of the transaction contemplated by the merger agreement (provided that this bullet point does not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated thereby or with respect to the condition to closing relating to accuracy of representations and warranties);

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Any changes in applicable law or generally accepted accounting principles or other applicable accounting standards;

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Acts of war, sabotage, or terrorism, or military actions;

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Natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies or other force majeure events;

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General conditions in the industry in which CyberOptics and its subsidiaries operate;

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Any failure by CyberOptics to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (however, the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a material adverse effect, to the extent permitted by the definition of material adverse effect and not otherwise excepted by another clause); or

•
Any change in the market price or trading volume of CyberOptics’ securities or in its credit ratings (however, the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a material adverse effect, to the extent permitted by the definition of material adverse effect and not otherwise excepted by another clause).

With respect to bullets one, three, four, five, or six above, such conditions or events may be taken into account in determining whether a material adverse effect has occurred to the extent such event or condition has a materially disproportionate adverse effect on CyberOptics and its subsidiaries, taken as a whole, as compared to other participants in the industries in which CyberOptics and its subsidiaries conduct their business.
Nordson and Merger Sub Representations and Warranties
The merger agreement also contains customary representations and warranties made, jointly and severally, by Nordson and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
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Organization;

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Authorization to enter into the merger agreement and to complete the merger;

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The enforceability of the merger agreement against Nordson and Merger Sub;

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The absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to Nordson or Merger Sub as a result of executing and performing the provisions of the merger agreement;

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Consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to Nordson or Merger Sub in connection with the execution and delivery of the merger agreement by Nordson and Merger Sub or the consummation the merger;

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Vote by the board of directors and Nordson and Merger Sub approving the merger agreement and the consummation of the transaction contemplated by the agreement;

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The accuracy of the information provided by Nordson or Merger Sub for use in the proxy statement;

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The sufficiency of Nordson and Merger Sub’s financial resources to consummate the merger and pay the merger consideration;

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The absence of pending or threatened litigation or orders against Nordson or Merger Sub;

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That neither Nordson nor any of its affiliates or associates has beneficial ownership in any shares of CyberOptics’ common stock; and

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The absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee.

Conduct of Business Pending the Merger
Under the merger agreement, we agreed that, subject to certain exceptions listed in the merger agreement, between the date of the merger agreement and the earlier of the closing date or the termination of the merger agreement in accordance with its terms (referred to as the interim period), we will, and to the extent that we have the ability to do so by contract or otherwise, will cause each of our subsidiaries to:
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Carry on our business in all material respects in the ordinary course; and

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Use reasonable best efforts to preserve intact in all material respects our current business organization, to keep available the services of our and our subsidiaries’ current officers and employees, and to preserve our and our subsidiaries’ present relationships with customers, suppliers, distributors and licensors.

We have also agreed that during the interim period, subject to certain exceptions described in the merger agreement or unless Nordson gives its prior written consent, we will not, and will not permit any of our subsidiaries to, among other things:
•
Amend any of its (or its subsidiaries’) organizational documents;

•
Split, combine, reclassify, repurchase or redeem any of CyberOptics’ securities;

•
Declare, set aside or pay any dividend on or make any other distributions with respect to CyberOptics’ common stock or capital stock of any of its subsidiaries or enter into any contract with respect to the voting of any shares of our capital stock (other than dividends from its direct or indirect wholly owned subsidiaries);

•
Issue, sell, pledge, dispose of, or encumber any of CyberOptics’ (or its subsidiaries’) securities, other than the issuance of shares of CyberOptics’ common stock upon the exercise of any common stock award agreement outstanding as of the date of the merger agreement;

•
Except as required by applicable law or any contract, (i) increase the compensation for any directors, officers, or employees, other than in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with CyberOptics’ annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, (iii) issue or forgive loans to any directors, officers, or employees (subject to limited exceptions), (iv) hire any employee of the Company or any of its Subsidiaries or engage any other individual to provide services to the Company or any of its Subsidiaries, other than the hiring of employees to replace employees who were employees on the date hereof or to fill open positions as of the date hereof, in either case, with base pay not in excess of $150,000 or (v) establish, amend, terminate, or take any action to accelerate rights under any of CyberOptics’ employee benefit plans;

•
Authorize, or enter into any agreements providing for (1) any acquisitions of an equity interest in or a substantial portion of the assets of any person or any business division thereof, (2) any mergers, consolidation or business combinations or (3) any capital contributions to or investments in any person, other than capital contributions to or investments in subsidiaries in the ordinary course of business consistent with past practice;

•
Make any loans or advances to any other person, except for loans among CyberOptics and its wholly owned subsidiaries or among the CyberOptics’ wholly owned subsidiaries;

•
(i) transfer, license, sell, lease, or otherwise dispose of, pledge, encumber mortgage or otherwise subject to an lien, any assets, including equity interests in a subsidiary, other than selling inventory or disposing of obsolete equipment or assets being replaced or granting non-exclusive licenses of

CyberOptics’ intellectual property, in each case in the ordinary course of business or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•
Repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity;

•
Issue or sell any debt securities or options to acquire any debt securities of CyberOptics or any of its subsidiaries, guarantee any debt securities of a third party, enter into any “keep well” or other contract to maintain any financial statement condition of any other person other than a wholly-owned subsidiary, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables;

•
Enter into or amend or modify in any material respect, or consent to the termination of, any material contract of CyberOptics, including any lease;

•
Institute, settle, or compromise any lawsuit involving monetary damages exceeding $500,000 in the aggregate, other than the settlement of claims, liabilities, or obligations reserved against on CyberOptics’ balance sheet; provided, that neither CyberOptics nor any of its subsidiaries agree to settle any lawsuit that involves a non-monetary remedy or injunctive relief or has a restrictive impact on CyberOptics’ business;

•
Except as required by a change in GAAP or SEC policy (including pursuant to standards, guidelines and interpretations of the FASB or any similar organization), (i) make any change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, (ii) change its fiscal year or (iii) make any material change in interim accounting controls or disclosure controls and procedures that would reasonably be expected to materially and adversely affect CyberOptics and its subsidiaries, taken as a whole;

•
Settle or compromise any material tax claim, audit, or assessment for any amount materially in excess of the amount reserved or accrued on CyberOptics balance sheet, make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, amend any material tax return or file claims for material tax refunds, or enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•
Enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

•
Abandon, allow to lapse, sell, assign, transfer, grant any security interest in or otherwise encumber or dispose of any of CyberOptics’ intellectual property, or grant any right or license to any of CyberOptics’ intellectual property;

•
Make any capital expenditures, other than capital expenditures not exceeding $1,500,000, in the aggregate;

•
Terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

•
Engage in any transaction with, or enter into any agreement or understanding with, any affiliate of CyberOptics or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•
Adopt or implement any shareholder rights plan or similar arrangement; or

•
Agree or commit to do any of the foregoing.

Nordson will not take, or permit their subsidiaries to take, any action that would reasonably be expected to prevent, materially delay, or materially impede the consummation of the merger, subject to the exceptions and restrictions described in described in the section of this proxy statement captioned “The Merger Agreement — Reasonable Best Efforts”.

Access to Information
During the interim period, we will provide Nordson and its representatives with reasonable access, at reasonable times, and in a manner so as not to unreasonably interfere with the business or operations of CyberOptics, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of CyberOptics and its subsidiaries, and will promptly furnish additional information that Nordson reasonably requests. We are not required to provide access to or disclose information that is protected by attorney-client privilege or would violate applicable law.
Confidentiality Agreement
CyberOptics and Nordson acknowledge that their obligations under the non-disclosure agreement, dated June 2, 2022, remain in effect.
No Solicitation
Except as expressly permitted by the merger agreement, CyberOptics will, and will cause its subsidiaries and its and their representatives to:
•
cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any takeover proposal; and

•
use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of CyberOptics or its subsidiaries that was furnished by or on behalf of such party to return or destroy (an confirm destruction of) all such information.

Except as expressly permitted by the merger agreement, CyberOptics will not, and will direct or cause its subsidiaries’ representatives not to:
•
directly or indirectly, solicit, initiate, or take any action to knowingly facilitate or knowingly encourage the submission of any takeover proposal or the making of any proposal that could reasonably be expected to lead to a takeover proposal;

•
conduct or engage in any discussions or negotiations with, disclose any non-public information relating to CyberOptics or its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any takeover proposal;

•
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of CyberOptics or its subsidiaries;

•
approve any transaction under, or any third party becoming an “interested shareholder” under, Section 673 of the MBCA; or

•
enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any takeover proposal (each, a “Company Acquisition Agreement”).

Subject to certain exceptions discussed herein, the CyberOptics Board shall not, among other things:
•
fail to make, withdraw, amend, modify or qualify, in a manner adverse to Nordson, recommend or otherwise declare advisable the approval by the CyberOptics shareholders of any takeover proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of CyberOptics common stock within 10 business days after commencement of such offer, or fail to reaffirm its recommendation within 10 business days after the date any takeover proposal is publicly disclosed by CyberOptics or the person making such takeover proposal (any such action, an “Company Adverse Recommendation Change”); or

•
cause CyberOptics or any of its subsidiaries to enter into a Company Acquisition Agreement.

CyberOptics and the CyberOptics Board are not prohibited from amending or granting any waiver or release under any standstill or similar agreement with respect to any class of equity securities of CyberOptics if the CyberOptics Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties.
Notwithstanding the above, if at any time prior to the receipt of the requisite shareholder vote, CyberOptics receives a written bona fide takeover proposal from any third party that the CyberOptics Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Takeover Proposal constitutes or would reasonably be expected to result in a superior proposal and that the failure to take any of the below actions would reasonably be expected to be inconsistent with its fiduciary duties to the CyberOptics shareholders under applicable law, then the CyberOptics Board may:
•
participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited takeover proposal in writing that the CyberOptics Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a superior proposal;

•
furnish to such third party non-public information relating to CyberOptics or its subsidiaries pursuant to an executed confidentiality agreement that constitutes an acceptable confidentiality agreement (as defined in the merger agreement);

•
following receipt of and on account of a superior proposal, make a Company Adverse Recommendation Change; and/or

•
take any action that any court of competent jurisdiction orders CyberOptics to take (and such order remains unstayed).

CyberOptics will, within 48 hours of receipt, notify Nordson of any takeover proposal (or any inquiry that could reasonably be expected to lead to a takeover proposal) and the details of the material terms and conditions thereof, and will keep Nordson fully informed, on a current basis, of the status and material terms of any such takeover proposal. CyberOptics will promptly provide Nordson with a list of any non-public information concerning CyberOptics’ and any of its subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and to the extent such information has not been previously provide to Nordson, copies of such information.
CyberOptics Board may at any time prior to obtaining the requisite shareholder vote take any of the actions described above constituting a Company Adverse Recommendation Change or terminate the merger agreement, in each case in response to a superior proposal if:
•
CyberOptics provides Nordson with at least four business days’ prior written notice of its intention to make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement, specifying the identity of the party making the superior proposal and the material terms and conditions thereof and furnishing a copy of the takeover proposal and any related documents;

•
CyberOptics has negotiated, and caused its representatives to negotiate, with Nordson in good faith during such notice period regarding any revisions proposed by Nordson to the terms and conditions of the merger agreement which would cause the takeover proposal to cease to be a superior proposal;

•
in the event of any amendment to the financial terms or any other material amendment to any material term of the superior proposal, CyberOptics will give Nordson notice of such amendment and a new notice period of at least two business days; and

•
the CyberOptics Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such takeover proposal continues to be a superior proposal (after taking into account any adjustments made by Nordson during the notice period) and failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Additionally, in circumstances not involving a takeover proposal, at any time prior to receipt of the requisite shareholder vote, the CyberOptics Board may effect a Company Adverse Recommendation Change in response to an intervening event (as defined below) if:
•
CyberOptics promptly notifies Nordson, in writing, at least five business days before taking such action of its intent to consider such action, including a reasonably detailed description of the underlying facts giving rise to such action;

•
CyberOptics and its representatives negotiate with Nordson in good faith during such notice period to make adjustments to the merger agreement to cause such underlying facts to cease to constitute an intervening event (if Nordson proposes such adjustments in its discretion); and

•
the CyberOptics Board determines in good faith after consulting with its financial advisors and outside legal counsel that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Nordson during the notice period, would be inconsistent with its fiduciary duties under applicable law.

A “takeover proposal” means any proposal or offer (other than a proposal or offer by Nordson, Merger Sub or their respective affiliates) to engage in one or a series of related transactions involving the direct or indirect purchase or other acquisition (including by merger, consolidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership or similar transaction involving CyberOptics or any of its subsidiaries) by any person, which if consummated would result in any person becoming the beneficial owner of, directly or indirectly, (i) 25% or more of the total voting power or economic interest in any class of equity securities of CyberOptics or any of its material subsidiaries or (ii) 25% or more of the consolidated total assets, measured by fair market value as of the date of such purchase or other acquisition of CyberOptics and its subsidiaries taken as a whole, in each case other than the merger and the other transactions contemplated by the merger agreement.
A “superior proposal” means a bona fide written takeover proposal (except that each reference in the definition of “takeover proposal” to “15% or more” shall be 50%) that the CyberOptics Board determines in good faith, after consultation with its financial advisor and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and, if consummated, more favorable to the holders of CyberOptics common stock than the transactions contemplated by the merger agreement, in each case after taking into account:
•
all financial considerations;

•
the identity of the third party making such takeover proposal;

•
the anticipated timing, conditions and prospects for completion of the takeover proposal;

•
the other terms and conditions of the takeover proposal and the implications thereof on CyberOptics, including relevant legal, regulatory and other aspects deemed relevant by the CyberOptics Board; and

•
any revisions to the terms of the merger agreement and the merger proposed by Nordson during the notice period.

An “intervening event” means, with respect to CyberOptics, any material event, circumstance, change, effect, development, or condition occurring or arising after the date of the merger agreement that was not known to, nor reasonably foreseeable by, any member of the CyberOptics Board, as of or prior to the date of the merger agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by CyberOptics pursuant to the merger agreement; provided, however, that none of the following events will constitute an intervening event:
•
the receipt, existence, or terms of a takeover proposal or any matter relating thereto or consequence thereof;

•
any change in the price, or change in trading volume, of CyberOptics’ common stock (provided that this exception shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an intervening event has occurred);

•
changes generally affecting the economy, financial or securities markets, or political conditions;

•
any changes in applicable law or GAAP or other applicable accounting standards, including interpretations thereof,

•
acts of war, sabotage, or terrorism, or military actions, or the escalation thereof;

•
natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events;

•
general conditions in the industry in which CyberOptics and its subsidiaries operate; or

•
the fact that the company meets or exceeds, or fails to meet, any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (provided, however, that the exception to this last bullet do not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an intervening event has occurred).

Preparation of Proxy Materials
We agreed to prepare and file this proxy statement with the SEC as soon as reasonably practicable following the date of the merger agreement. We agreed to use reasonable best efforts and to cooperate and consult with other parties, including Nordson and Merger Sub, to resolve any SEC comments with respect to the proxy statement, as promptly as practicable after receipt and further agreed to cause the proxy statement, once in its definitive form, to be cleared by the SEC and mailed to CyberOptics’ shareholders as promptly as reasonably practicable following filing with the SEC. Nordson, Merger Sub, and CyberOptics agreed to correct any information provided by it for use in the proxy statement which subsequently becomes false or misleading and CyberOptics will promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction, after notice to and cooperation with Nordson.
Shareholder Meeting
We agreed to hold a shareholder meeting as soon as reasonably practicable after the date of the merger agreement. Unless our board has made a Company Adverse Recommendation Change, the proxy statement will include CyberOptics’ recommendation to adopt the merger agreement.
CyberOptics agreed to use reasonable efforts to solicit from shareholders’ proxies in favor of the adoption of the merger agreement and approval of the merger, and take all other actions necessary or advisable to secure the vote or consent of shareholders required by applicable law to obtain such approval.
No other proposals for approval will be included at the shareholder meeting without consent of Nordson. We agreed to keep Nordson and Merger Sub updated with respect to proxy solicitation results. We have agreed with Nordson that we will not adjourn the shareholder meeting without Nordson consent unless, after good faith consultation with Nordson, or at the request of Nordson, an adjournment is necessary due to (a) absence of quorum of its shareholders, (b) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the shareholder meeting, adjourn the special meeting of the shareholders if CyberOptics has not received a number of proxies that would reasonably be believed to be sufficient to obtain the requisite shareholder vote at such meeting, or (c) if and to the extent such postponement or adjournment is required by a binding order from a tribunal of competent jurisdiction; provided, however, that any adjournment described in the preceding clause (a) or (b) cannot exceed 10 business days on any single occasion or, on any occasion, adjourn past the earlier of the following dates: (y) 30 business days after the date on which the shareholders meeting was originally scheduled and (z) 10 business days before March 7, 2023. Unless our board makes a Company Adverse Recommendation Change, it will not alter the obligation of CyberOptics to submit the adoption of the merger agreement for approval by the shareholders.
Nordson, as sole shareholder of Merger Sub, agreed to adopt the merger agreement and approve the merger.
Notice of Events
We agreed to provide notice to Nordson of any of the following, subject to applicable law:
•
Any notice or other communication from any party alleging that the consent of such party is required in connection with the merger.

•
Any notice or other communication from any governmental entity in connection with the merger.

•
Any event, change, or effect which individually or in the aggregate would cause or is reasonably likely to cause the failure of certain of the conditions described in the section of this proxy statement captioned “The Merger Agreement — Conditions Precedent”; provided that any failure to give such notice with respect to any breach will not constitute a violation of the merger agreement unless the underlying breach would independently result in a failure of the Conditions Precedent to be satisfied; provided, further, that such notice will not cure any breach of any other provision of the merger agreement.

Employees and Benefits Plans
Except as otherwise provided by applicable law, continuing employees in the United States will receive for a twelve-month period after the closing of the merger, annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the CyberOptics on the date of the merger agreement
At or after the effective time of the merger, Nordson will, and will cause the surviving corporation to, cause to be granted to the continuing employees credit for all service with CyberOptics and its subsidiaries prior to the effective time of the merger, to the extent that such service was credited for the applicable purpose prior to the effective time of the merger, for purposes of eligibility to participate and vesting, but not for purposes of benefit accrual (except for vacation, if applicable), retiree health benefits, or defined benefit plan benefits, or to the extent that it would result in duplication of coverage or benefits.
Directors’ and Officers’ Indemnification and Insurance
Nordson and Merger Sub agreed that all rights to indemnification, advancement of expenses, and exculpation by CyberOptics now existing in favor of the current and former officers and directors of CyberOptics or its subsidiaries as provided in their respective organizational documents and any indemnification or other similar contracts of CyberOptics or any of our subsidiaries that were listed in a confidential company disclosure letter to the merger agreement, in each case, as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms to the extent provided in the following paragraph.
Additionally, Nordson agreed that for a period of six years after the merger effective time it will (or cause the surviving entity to) cause the charter documents of the surviving entity to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the indemnified parties as those included in CyberOptics’ organizational documents, immediately prior to the merger effective time. Nordson further agreed not to amend, repeal, or otherwise modify any such provisions in any manner adverse to the current and former officers and directors of CyberOptics or its subsidiaries during such six-year period.
Nordson agreed to cause the surviving entity to obtain a six-year pre-paid “tail” insurance policy with at least the same coverage and amounts and containing terms and conditions retentions and limits of liability that are not less advantageous to the current and former officers and directors of CyberOptics or its subsidiaries and shall cause such policy to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the surviving entity; provided, however, that the surviving entity in no event will be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by CyberOptics. If such insurance coverage cannot be obtained without exceeding that annual premium, then the surviving entity agreed to obtain the greatest coverage available within that budget.
Nordson agreed that the provisions outlined in this section will survive after the merger effective time and remain in effect, and if Nordson is sold, either by sale, merger or otherwise, then Nordson shall make proper provision that these obligations will be assumed by the successor to Nordson.

Reasonable Best Efforts
Each of the parties agreed to, and agreed to cause their subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and effectuate the merger, including:
•
the preparation and filing of all forms, registrations and notifications required to be filed to consummate the merger;

•
using reasonable best efforts to satisfy the conditions to consummating the merger;

•
using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental entity (including furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Nordson, Merger Sub, CyberOptics or any of their respective subsidiaries in connection with the merger or pursuant to the merger agreement;

•
defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger;

•
using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case to the extent necessary, proper or advisable to consummate the merger; and

•
the execution and delivery of any reasonable additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

Nordson and CyberOptics further agreed to:
•
each keep the other apprised of the status of matters relating to the completion of the merger and work cooperatively in connection with obtaining all required consents, authorizations or approvals of, or any exemptions by, any governmental entity;

•
promptly consult with the other party to the merger agreement with respect to, provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other party (or their counsel) with copies of) all notices, submissions, or filings made by or on behalf of such party with any governmental entity in connection with the merger agreement or the merger;

•
promptly inform the other party to the merger agreement, and if in writing, furnish the other party with copies of (or in the case of oral communications, advise the other party orally of) any material communication from any governmental entity regarding the merger; and

•
permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written or oral communication with any such governmental entity.

Notwithstanding the foregoing, such materials provided to the other party may be redacted to remove references concerning the valuation of CyberOptics and the merger, as necessary to comply with contractual arrangements, and as necessary to address reasonable privilege concerns.
Nordson and CyberOptics agreed to use best efforts to make or file with the appropriate governmental entity all filings, forms, registrations and notifications required to be filed to consummate the merger under applicable antitrust laws, and to respond to inquiries from governmental entities and provide supplemental information requested by governmental entities, in connection with such filings. The parties agreed to file their notification and report forms under the HSR Act no later than ten business days after the date of the merger agreement.
Nordson and CyberOptics will use reasonable best efforts to contest and resist any administrative or judicial action or proceeding (including proceedings by a private party) challenging the merger as violative of any antitrust law. CyberOptics agreed to bear all costs and expenses associated with such action or proceeding; provided that each party will be responsible for payment of their own legal fees in connection therewith.
Nordson and CyberOptics agreed that Nordson would not be required to:
•
propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of the businesses, assets, properties, product lines, and equity interests of CyberOptics and its subsidiaries and take such action or actions that would in the aggregate have a similar effect;

•
create, terminate, or divest relationships, ventures, contractual rights or obligations of CyberOptics or its subsidiaries; or

•
otherwise take or commit to take any action that would limit Nordson’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any business, assets, equity interests, product lines or properties of CyberOptics and its subsidiaries.

Other Covenants and Agreements
CyberOptics, on the one hand, and Nordson and Merger Sub, on the other hand, have each agreed with each other regarding various other matters, including:
•
Press releases or other public statements or announcements with respect to the merger agreement or the transactions contemplated by the merger agreement;

•
Actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or minimize the effects of, any applicable anti-takeover statutes;

•
CyberOptics taking actions as may be required to cause any dispositions of CyberOptics’ equity securities (including derivative securities) by individuals who will be subject to the reporting requirements of Section 16 of the Exchange Act in connection with the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
The parties cooperating so as to delist the surviving entity’s shares of common stock from Nasdaq;

•
Nordson agreeing to cause Merger Sub to take such actions as are necessary to consummate the merger agreement;

•
The officers and directors of the surviving entity being authorized to take additional actions so as to effectuate the transactions in the merger agreement; and

•
CyberOptics agreeing to cause each of its and its subsidiaries’ directors to resign in such capacity upon the written request of Nordson.

•
We agreed to prepare the required notice to the U.S. Department of State Directorate of Defense Trade Controls pursuant to Section 122.4(a) of the International Traffic in Arms Regulations, and to cooperate with Nordson to ensure timely submission of such notice.

•
We agreed to do all things necessary to effectuate the transfer of all active export approvals to Nordson, including those export control licenses issued to CyberOptics by the U.S. Department of Commerce Bureau of Industry and Security.

•
If the Company receives any inquiry or outreach from any governmental entity concerning compliance with the customs & trade laws or sanctions laws, or concerning any actual or potential violation by CyberOptics of those laws, we agreed to promptly inform Nordson and shall consult with Nordson before submitting any substantive response to the governmental entity.

Shareholder Litigation
We also agreed to promptly provide notice to Nordson of any legal action commenced or threatened against CyberOptics or any of its directors by any shareholder of CyberOptics relating to the merger or merger agreement. We agreed to allow Nordson to have the opportunity to participate in, but not control, the defense or settlement negotiations of such legal action and to keep Nordson reasonably apprised of proposed strategy and significant decisions with respect to such legal action. We agreed not to settle any shareholder litigation without the prior written consent of Nordson.
Conditions Precedent
Conditions to Each Party’s Obligations
Each party’s obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:
•
CyberOptics shareholder vote approving the merger will have been obtained;

•
The waiting period under the HSR Act (if applicable) will have expired or been terminated and all required filings have been made and all required approvals obtained under applicable antitrust laws; and

•
No law, order, injunction or decree, whether preliminary, temporary or permanent, will have been in effect that prevents, makes illegal or prohibits the consummation of the merger.

Conditions to Nordson’s and Merger Sub’s Obligations
The obligations of Nordson and Merger Sub to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:
•
(i) The representations and warranties of CyberOptics (other than those described in clause (iii) below) shall be true and correct in all respects as of August 7, 2022 and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect; (ii) the representations and warranties of CyberOptics regarding its capital structure shall be true and correct (other than de minimis inaccuracies) as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date); and (iii) the representations and warranties relating to CyberOptics’ organization and good standing, authority to enter into the merger agreement, the CyberOptics Board’s approval of the merger agreement, the inapplicability of anti-takeover statutes to the merger and the merger agreement, absence of changes which would result in a material adverse effect, and no fees payable to undisclosed brokers shall be true and correct in all respects as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

•
CyberOptics will have performed in all material respects all its obligations and complied in all material respects with the agreements and covenants in the merger agreement required to be performed or complied with at or prior to the closing of the merger.

•
Since the date of the merger agreement, there will have not been any material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

•
CyberOptics will have provided to Nordson a certificate from the chief executive officer or chief financial officer of CyberOptics certifying that the first three bullet points are true and a certificate from the secretary of CyberOptics certifying the resolutions of our board approving and declaring advisable the merger agreement and the merger, directing that the merger agreement be submitted to a vote by our shareholders and recommending that our shareholders vote to adopt the merger agreement.

Condition to CyberOptics’ Obligations
Our obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•
The representations and warranties of Nordson and Merger Sub will be true and correct in all respects when made and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Nordson’s and Merger Sub’s ability to consummate the merger by March 7, 2023.

•
Nordson and Merger Sub will have performed in all material respects all their obligations and complied in all material respects with the agreements and covenants in the merger agreement required to be performed or complied with at or prior to the closing of the merger.

•
Nordson will have provided a certificate from an officer of Nordson to CyberOptics certifying that the first two bullet points are true.

Termination of Merger Agreement
Mutual Termination Right
The parties agreed that the merger agreement could be terminated by the written consent of both parties, or by either party in the following instances, by making written notice to the other party:
•
If the closing has not occurred by March 7, 2023; provided that the right to terminate the merger agreement in such an event will not be available to CyberOptics, if CyberOptics, or to Nordson, if Nordson and Merger Sub, as applicable, has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach has caused the failure of the closing to have occurred on or before March 7, 2023;

•
If any governmental entity has enacted, issued or enforced, any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, and which law or order becomes final and non-appealable; provided that the right to terminate the merger agreement in such an event will not be available to CyberOptics, if CyberOptics, or to Nordson, if Nordson and Merger Sub, as applicable, has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

•
If CyberOptics shareholder approval has not been obtained at a duly convened shareholder meeting (unless such meeting has been adjourned or postponed).

Nordson Termination Right
We also agreed that Nordson can terminate the merger agreement:
•
If the CyberOptics Board makes a Company Adverse Recommendation Change or recommends the approval or adoption of a Company Acquisition Agreement, CyberOptics breaches its obligations with respect to takeover proposals, or CyberOptics breaches its obligations in respect of the shareholder meeting to approve the merger agreement; or

•
If CyberOptics breaches any of its representations or warranties (as outlined in the section titled CyberOptics Representations and Warranties) or covenants or agreements in the merger agreement and such breach causes the conditions listed in the first and second bullets in the section titled Conditions to Nordson’s and Merger Sub’s Obligations to not be satisfied, and the breach is incapable of being cured or could not be cured by March 7, 2023, or, if capable of being cured by March 7, 2023, shall not have been cured prior to the earlier of (i) 45 days after written notice thereof is given by Nordson to CyberOptics or (ii) March 7, 2023, and provided that Nordson or Merger Sub is not then in material breach of the merger agreement, that would cause the conditions listed in the first and second bullets in the section titled Conditions to CyberOptics Obligations not to be satisfied.

CyberOptics Termination Right
We can terminate the merger agreement:
•
If prior to CyberOptics shareholder approval, our board authorizes CyberOptics to enter into an agreement with a third party and such agreement constitutes a superior proposal, as such term is used in the section titled No Solicitation; provided that CyberOptics has paid the termination fees outlined in the section below titled Termination Fee and provided that CyberOptics does in fact enter into such agreement substantially concurrently with such termination.

•
If Nordson or Merger Sub breaches any of its representations or warranties (as outlined in the section titled Representations and Warranties) or covenants or agreements in the merger agreement and such breach causes the conditions listed in the first and second bullets in the section titled Conditions to CyberOptics’ Obligations to not be satisfied, and the breach is incapable of being cured or could not be cured by March 7, 2023, or, if capable of being cured by March 7, 2023, shall not have been cured prior to the earlier of (i) 45 days after written notice thereof is given by CyberOptics to Nordson or (ii) March 7, 2023, provided that CyberOptics is not then in material breach of the merger agreement, that would cause any condition listed in the first and second bullets in the section titled Conditions to Nordson’s and Merger Sub’s Obligations to not be satisfied.

If either party wishes to terminate the merger agreement other than by mutual consent, it must provide written notice of the termination to the other party and specify the reason the merger agreement is being terminated. After an effective termination, the merger agreement will be of no further force or effect, except with respect to the certain provisions, including confidentiality and the termination fees described in the next section, and with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of a willful breach of the merger agreement.
Termination Fee
We agreed to pay a termination fee to Nordson if either Nordson terminates the merger agreement in accordance with the first bullet point under the section titled Nordson Termination Right or CyberOptics terminates the merger agreement in accordance with the first bullet point under the section titled CyberOptics Termination Right. In either instance, the termination fee will be equal to $12,471,727. We further agreed that the termination fee is an integral part of the merger agreement, and acknowledged that without the termination fee, Nordson would not have entered into the merger agreement; however, in no event will we be required to pay the termination fee more than once, and if paid, the termination fee will be Nordson’s exclusive remedy for monetary damages under the merger agreement, other than monetary damages resulting from expenses incurred by Nordson in connection with CyberOptics’ failure to timely pay the termination fee, if such expenses are awarded by a court.
Additionally, we agreed to pay the termination fee if CyberOptics terminates the merger agreement in accordance with the first bullet point under the section titled CyberOptics Termination Right or if all of the following criteria are satisfied:
•
the Merger Agreement is terminated (i) by Nordson due to a CyberOptics breach resulting in the failure to meet a closing condition and shareholder approval has not been obtained, or (ii) by Nordson or CyberOptics because (y) CyberOptics’ shareholder approval is not obtained, or (z) shareholder approval is not obtained by March 7, 2023;

•
an alternative takeover proposal is publicly disclosed (before termination or the shareholders’ meeting, as applicable) and not withdrawn; and

•
CyberOptics enters into a definitive agreement with respect to such takeover proposal, or such takeover proposal is consummated, within 12 months of termination (except that each reference in the definition of “takeover proposal” to “15% or more” shall be 50%).

Other Miscellaneous Items
Expenses
Each party agreed that any expenses incurred by such party in connection with the merger will be paid by that party; provided that Nordson and CyberOptics agreed to be equally responsible for all filing fees related to any HSR Act filing, if applicable.

Amendment
The merger agreement may be amended by written agreement of the parties, provided, that the merger agreement cannot be amended after CyberOptics shareholder approval if the amendment would require further approval of the shareholders without such approval. On August 25, 2022, Merger Sub, Nordson and CyberOptics entered into a Joinder Agreement whereby Merger Sub agreed to be bound by and comply with the covenants, obligations, terms and provisions of the merger agreement to the extent applicable to Merger Sub with the same force and effect as if it had been in existence at the time the Merger Agreement was signed.
Extension; Waiver
Prior to the merger effective time, Nordson or Merger Sub, on the one hand, or CyberOptics, on the other hand, may: (i) extend the time for the performance of any of the obligations of the other party(ies); (ii) waive any inaccuracies in the representations and warranties of the other party(ies) contained in the merger agreement or in any document delivered under the merger agreement; or (iii) unless prohibited by applicable law, waive compliance with any of the covenants, agreements, or conditions contained in the merger agreement. A party does not waive its rights under the merger agreement for failure to assert any of its rights.
Governing Law; Jurisdiction
The merger agreement and any legal actions arising out of the merger agreement will be governed by Minnesota law. The parties also agreed that any legal action arising out of the merger agreement and the rights and obligations arising thereunder, will be brought and determined exclusively in the Courts of Hennepin County, Minnesota, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such legal action, in federal court within the State of Minnesota.
Specific Performance
If either party fails to perform its obligations under the merger agreement, the parties agreed that the non-breaching party would be entitled to specific performance, that is, requiring the breaching party to perform its obligations under the merger agreement. The parties further agreed that they would not object to the granting of specific performance by any court.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of September 1, 2022, as to (1) each of our named executive officers; (2) each of our directors; (3) all of our executive officers and directors as a group; and (4) each person, or group of affiliated persons, who beneficially owned more than five percent of our common stock, or who is known by us to beneficially own more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each listed shareholder is c/o CyberOptics Corporation, 5900 Golden Hills Drive, Minneapolis, MN 55416. Applicable percentage ownership is based on 7,426,209 shares of our common stock (including restricted stock) outstanding as of September 1, 2022. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of our common stock issuable pursuant to CyberOptics options and other outstanding equity awards that are subject to vesting and settlement conditions expected to occur within 60 days of September 1, 2022 to be outstanding and to be beneficially owned by that person holding the CyberOptics option. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.
	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
AIGH Capital Management, LLC(2)	509,917	6.9%
6006 Berkeley Avenue Baltimore, Maryland, 21209
Royce & Associates, LP(3)	412,400	5.6%
745 Fifth Avenue New York, NY 10151
GAMCO Investors, Inc.(4)	418,014	5.6%
One Corporate Center Rye, New York 10580-1435
Alec N. Litowitz(5)	395,450	5.3%
Magnetar Capital LLC 1603 Orrington Ave. Evanston, Illinois 60201
Directors and Named Executive Officers:
Jeffrey A. Bertelsen	169,351	2.3%
Craig D. Gates	22,000	*
Dr. Subodh Kulkarni	251,529	3.3%
Dr. Vivek Mohindra	10,000	*
Cheryl Beranek	6,000	*
Dr. Cordell Hardy	2,000	*
All Directors and Executive Officers as a Group (six persons)	460,880	6.1%

*
Indicates ownership of less than 1% of the outstanding shares of company common stock.

(1)
Includes 52,750 shares for Mr. Bertelsen, 4,000 shares for Mr. Gates, 114,475 shares for Dr. Kulkarni, and 171,225 shares for all officers and directors as a group that may be acquired upon exercise of options exercisable within 60 days of September 1, 2022. Unvested awards of restricted stock held by non-employee directors will be cancelled in connection with the merger.

(2)
Based on a Schedule 13G filed on February 11, 2022. Represents shares collectively owned by AIGH Capital Management, LLC, as an advisor or Sub-Advisor with respect to shares held by AIGH Investment Partners, L.P. and WVP Emerging Manager Onshore Fund, LLC, and AIGH Investment Partners, L.L.C. and Mr. Orin Hirschman.

(3)
Based on a Schedule 13G filed on January 14, 2022. Represents shares owned by one or more registered investment companies or other managed accounts that are investment management clients of Royce & Associates, LP, an indirect majority owned subsidiary of Franklin Resources, Inc.

(4)
Based on a Schedule 13D filed on August 12, 2022. Represents shares owned by GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli & Company Investment Advisers, Inc., and GAMCO Investors, Inc.

(5)
Based on a Schedule 13D filed on August 17, 2022. Represents shares owned by one or more registered investment companies or other managed accounts that are investment management clients of Magnetar Financial LLC.

WHERE YOU CAN FIND MORE INFORMATION
CyberOptics files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following CyberOptics filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 11, 2022;

•
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 6, 2022, and the quarterly period ended June 30, 2022, filed on August 11, 2022;

•
Current Reports on Form 8-K filed on January 3, 2022, May 13, 2022 and August 8, 2022 (except that information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement); and

•
Definitive Proxy Statement on Schedule 14A, filed on March 28, 2022.

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.
You may also obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of the documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, https://www.cyberoptics.com/investors/. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:
Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING
If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of shareholders of CyberOptics. However, if the merger is not completed, shareholders will continue to be entitled to attend and participate in stockholder meetings.
CyberOptics will hold the regular annual meeting of its stockholders in 2023 only if the merger is not completed.
In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year’s Annual Meeting of Shareholders (if held), our Secretary must receive the proposal by December 5, 2022. Such proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by CyberOptics) to: Mr. Jeffrey Bertelsen, Secretary, CyberOptics Corporation, 5900 Golden Hills Drive, Minneapolis, Minnesota 55416. Such proposals must comply with the Securities and Exchange Commission’s regulations regarding the inclusion of shareholder proposals in CyberOptics sponsored proxy materials, such as the shareholder continuing to own a minimum number of shares until the Annual Meeting of Shareholders and appearing in person or through an authorized representative at the meeting to present the proposal.
Alternatively, shareholders intending to present a proposal at next year’s Annual Meeting of Shareholders (if held) without having it included in CyberOptics’ Proxy Statement or who intend to nominate a director must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder no later than the close of business on February 11, 2023. The notice must contain the information required by our Bylaws.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year’s Annual Meeting of Shareholders (if held). Our management will use discretionary authority to vote against any shareholder proposal or director nominee not made by management and presented at the 2023 annual meeting in any of the following circumstances: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to the Secretary at the address set forth above by February 11, 2023; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the CyberOptics’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

MISCELLANEOUS
CyberOptics has supplied all information relating to CyberOptics, and Nordson has supplied, and CyberOptics has not independently verified, all of the information relating to Nordson and Merger Sub contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (INCLUDING THE ANNEXES HERETO) IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [Proxy Statement Date], 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
By and Among
NORDSON CORPORATION
META MERGER COMPANY
and
CYBEROPTICS CORPORATION
Dated as of August 7, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), is entered into as of August 7, 2022, by and among CyberOptics Corporation, a Minnesota corporation (the “Company”), Nordson Corporation, an Ohio corporation (“Parent”), and Meta Merger Company, a Minnesota corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.
RECITALS
WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;
WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, no par value, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its shareholders to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the shareholders of the Company; in each case, in accordance with the Minnesota Business Corporation Act (the “MBCA”);
WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective shareholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the MBCA; and
WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGER
Section 1.01   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the MBCA as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).
Section 1.02   Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m, Minneapolis, MN time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place at the offices of Stinson LLP, 50 South 6th Street, Suite 2600, Minneapolis, MN 55402 or remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause articles of merger (the “Articles of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Minnesota in accordance with the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA. The Merger will become effective at such time as the Articles of Merger has been duly filed with the Secretary of State of the State of Minnesota or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the MBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.04   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
Section 1.05   Certificate of Incorporation; By-Laws.   At the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 5.08(a), thereafter amended in accordance with the terms thereof and applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to Section 5.08(a), thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, and applicable Law.
Section 1.06   Directors and Officers.   The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES
Section 2.01   Effect of the Merger on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:
(a)   Cancellation of Certain Company Common Stock.   Each share of Company Common Stock that is owned by Parent or the Company or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
(b)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $54.00 in cash, without interest (the “Merger Consideration”).
(c)   Cancellation of Shares.   At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)   Conversion of Merger Sub Capital Stock.   Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
Section 2.02   Surrender and Payment.
(a)   Paying Agent; Payment Fund.   Prior to the Effective Time, Parent shall appoint a paying agent reasonably satisfactory to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.
(b)   Procedures for Surrender; No Interest.   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof except for Certificates or Book-Entry Shares representing any Dissenting Shares, which shall represent the right to receive payment of the fair value of such shares of Company Common Stock in accordance with the MBCA. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.
(c)   Investment of Payment Fund.   Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation provided that, unless otherwise agreed by Parent and the Company prior to the Closing, any such investments shall be in: (i) obligations of, or fully guaranteed by, the United States government or any agency or instrumentality thereof; (ii) short-term commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s

Corporation, respectively, or in; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(d)   Payments to Non-Registered Holders.   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(e)   Full Satisfaction.   All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.
(f)   Termination of Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Dissenting Shares Merger Consideration.   Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.
Section 2.03   Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised dissenters’ rights of such shares pursuant to, and complies in all respects with, Sections 471 and Section 473 of the MBCA (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the MBCA with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Sections 471 and 473 of the MBCA; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to

Sections 471 and 473 of the MBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 471 and 473 of the MBCA, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any notice of dissent received by the Company from any shareholder of the Company who intends to demand the fair value of the Dissenting Shares owned by such shareholder, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.
Section 2.04   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.05   Withholding Rights.   Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 2.06   Lost Certificates.   If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.
Section 2.07   Treatment of Stock Options and Other Stock-Based Compensation.
(a)   Company Stock Options.
(i)   Vested Stock Options.   The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time and is then vested and exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (A) the aggregate number of shares of Company Common Stock subject to such vested Company Stock Option; multiplied by (B) the excess, if any, of the Merger Consideration over the per share exercise price under such vested Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05. For the avoidance of doubt, in the event that the per share exercise price under any vested Company Stock Option is equal to or greater than the Merger Consideration, such vested Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(ii)   Unvested Stock Options.   The Company shall take all requisite action so that, at the Effective Time:
(A)   (1) each Company Stock Option held by a Company Continuing Employee that is outstanding under the CyberOptics Corporation 1998 Equity Incentive Plan immediately prior to the Effective Time and remains unvested immediately prior to the Effective Time, shall be, by virtue of the Merger and without any action on the part of the holder thereof, assumed by the Parent and (2) each such Company Stock Option shall be converted into an option to acquire a number of Parent Shares (rounded down to the nearest whole number) equal to (x) the number of shares of Company Common Stock subject to such unvested Company Stock Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (I) the exercise price per share of Company Common Stock of such unvested Company Stock Option immediately prior to the Effective Time divided by (II) the Exchange Ratio (each, a “Converted Company Stock Option”). Except as specifically provided above, following the Effective Time, each Converted Company Stock Option shall continue to be governed by the CyberOptics Corporation 1998 Equity Incentive Plan and the same terms and conditions (including vesting terms and double-trigger termination protection) as were applicable under such unvested Company Stock Option immediately prior to the Effective Time; and
(B)   each Company Stock Option held by a Person who is an employee of the Company at the Effective Time but who will not be a Company Continuing Employee, that is outstanding under the CyberOptics Corporation 1998 Equity Incentive Plan immediately prior to the Effective Time and remains unvested immediately prior to the Effective Time, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (1) the aggregate number of shares of Company Common Stock subject to such unvested Company Stock Option, multiplied by (2) the excess, if any, of the Merger Consideration over the per share exercise price under such unvested Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05. For the avoidance of doubt, in the event that the per share exercise price under any such unvested Company Stock Option is equal to or greater than the Merger Consideration, such unvested Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.
(b)   Company Restricted Stock Units.   The Company shall take all requisite action so that, as of the Effective Time each restricted stock unit award (each, a “Company RSU Award”) subject to vesting restrictions that is outstanding under the CyberOptics Corporation 1998 Equity Incentive Plan immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and each Company RSU Award, whether payable in cash or shares of Company Stock, shall be canceled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive a lump sum cash payment with respect thereto equal to the product of: (i) the Merger Consideration and (ii) the number of shares of Company Stock represented by such Company RSU Award, less any Taxes required to be withheld with respect to such Company RSU Award in accordance with Section 2.05.
(c)   Company Restricted Share Awards.   The Company shall take all requisite action so that, as of the Effective Time, each restricted share (each, a “Company Restricted Share”) subject to vesting restrictions that is outstanding under the CyberOptics Corporation Amended Non-Employee Director Stock Plan immediately prior to the Effective Time, shall, to the extent not vested as of the Effective Time, be cancelled and forfeited without consideration.
(d)   Company Employee Stock Purchase Plan.   The Company shall take all requisite action, as soon as practicable following the date of this Agreement, with respect to the CyberOptics Corporation Employee Stock Purchase Plan (the “ESPP”) so that each individual participating in a Purchase Period (as defined in the ESPP) in progress on the date of this Agreement will not be permitted to (i) increase their payroll contribution rate pursuant to the ESPP from the rate in effect as of the date of this Agreement; or (ii) make separate non-payroll contributions to the ESPP on or following the date of this Agreement, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current Purchase Period as of the date of this Agreement will be allowed to commence participation in the ESPP following the date of this Agreement. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Purchase Period that would otherwise be outstanding at the Effective Time to terminate no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Purchase Period, but otherwise treat any shortened Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; (D) inform participants in the ESPP at least ten days prior to the accelerated exercise date of each outstanding purchase right; and (E) provide that no further Purchase Period will commence pursuant to the ESPP after the date hereof. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP, as amended pursuant to this Section 2.07(d), and each share purchased thereunder immediately prior to the Effective Time shall be shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration less any Taxes required to be withheld with respect to such Company Common Stock in accordance with Section 2.05. Any accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the ESPP, as amended pursuant to this Section 2.07(d), be refunded to such participant as promptly as practicable following the Effective Time (without interest). Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.
(e)   Resolutions and Other Company Actions.   At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of paragraphs Section 2.07(a), Section 2.07(b), Section 2.07(c) and Section 2.07(d).
(f)   Assignment of CyberOptics Corporation 1998 Equity Incentive Plan to Parent.   The CyberOptics Corporation 1998 Equity Incentive Plan, which shall continue in effect at the Surviving Corporation by virtue of the Merger and without any action of the parties hereto, shall be assigned from the Surviving Corporation to Parent effective as of the Effective Time, and the Compensation Committee of the board of directors of Parent shall become the administrator of such plan effective as of the Effective Time.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as set forth in the Company SEC Documents filed with the SEC since January 1, 2020, that are publicly available at least two Business Days prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factors section, the “Forward-Looking Statements” section or any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature of any such Company SEC Documents); provided that this clause (i) shall not apply to the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.10, 3.18 or 3.19 or any representation and warranty that calls for a list of responsive items, or (ii) as set forth in the corresponding numbered sections or subsections of the disclosure letter in agreed form delivered to Parent by the Company contemporaneously with this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter will be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section or subsection), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01   Organization; Standing and Power; Charter Documents; Subsidiaries.
(a)   Organization; Standing and Power.   The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Charter Documents.   The Company has delivered or made available to Parent a true and correct copy of the articles of incorporation (including any certificate of designations), by-laws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.
(c)   Subsidiaries.   Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens imposed by applicable securities Laws on the right to sell, transfer or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
Section 3.02   Capital Structure.
(a)   Capital Stock.   (i) The authorized capital stock of the Company consists of: (A) 25,000,000 shares of Company Common Stock; and (B) 5,000,000 shares of preferred stock, with no par value, of the Company (the “Company Preferred Stock”). (ii) As of the close of business on August 3, 2022: (A) 7,421,521 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Common Stock were issued and held by the Company in its treasury; (C) no shares of Company Common Stock were issued and held by any Subsidiary of the Company; and (D) no shares of Company Preferred Stock were issued and outstanding; (E) and since August 3, 2022 and through the date hereof, no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Equity Awards. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.
(b)   Stock Awards.
(i)   As of the date of this Agreement, an aggregate of 388,007 shares of Company Common Stock were reserved for issuance pursuant to the CyberOptics Corporation 1998 Equity Incentive

Plan and not yet granted under the CyberOptics Corporation 1998 Equity Incentive Plan, an aggregate of 28,000 shares of Company Common Stock were reserved for issuance pursuant to the CyberOptics Corporation Non-Employee Director Stock Plan and the CyberOptics Corporation Amended Non-Employee Director Stock Plan and not yet granted under both plans, and 122,423 shares of Company Common Stock were reserved for issuance pursuant to the ESPP that have not yet been exercised. As of the date of this Agreement, 336,900 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 53,401 shares of Company Common Stock were subject to outstanding Company RSU Awards, and 8,000 shares of Company Restricted Shares were issued and outstanding (and such shares of Company Restricted Shares are included in the number of shares of Company Common Stock listed in Section 3.02(a)(ii)(A)). Since August 3, 2022 and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.
(ii)   Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.
(iii)   There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.
(c)   Voting Debt.   No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which shareholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).
(d)   Company Subsidiary Securities.   As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).
Section 3.03   Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.
(a)   Authority.   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of Company Common Stock outstanding (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Governmental Consents.   No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental entity, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental entity (each, a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Antitrust Laws or FDI Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq National Market (“Nasdaq”); (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Board Approval.   The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s shareholders; (ii) approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s shareholders for adoption at the Company Shareholders Meeting; and (iv) resolved to recommend that Company shareholders vote in favor of adoption of this Agreement in accordance with the MBCA (collectively, the “Company Board Recommendation”).
(e)   Anti-Takeover Statutes.   No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.
Section 3.04   SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.
(a)   SEC Filings.   The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2020 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.
(b)   Financial Statements.   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).
(c)   Internal Controls.   The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.
(d)   Disclosure Controls and Procedures.   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(e)   Undisclosed Liabilities.   The audited balance sheet of the Company dated as of March 31, 2022 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business; (iii) are incurred as expressly permitted or contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Off-Balance Sheet Arrangements.   Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand).
(g)   Sarbanes-Oxley and Nasdaq Compliance.   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.
(h)   Accounting, Securities, or Other Related Complaints or Reports.   Since January 1, 2019: (i) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or any written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer, or general counsel of the Company.
Section 3.05   Absence of Certain Changes or Events.   Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business in all material respects and there has not been or occurred:
(a)   any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or
(b)   any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.
Section 3.06   Taxes.
(a)   Tax Returns and Payment of Taxes.   The Company and each of its Subsidiaries have duly and timely filed or caused to be timely filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business.
(b)   Availability of Tax Returns.   The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending on or after December 31, 2019.
(c)   Withholding.   The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, shareholder, or other Person, and materially complied with all information reporting and backup withholding provisions of applicable Law.
(d)   Liens.   There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.
(e)   Tax Deficiencies and Audits.   No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that are currently in force. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.
(f)   Tax Jurisdictions.   Neither the Company nor any of its Subsidiaries has received notice of a claim in writing from a taxing authority in a jurisdiction in which the Company or such Subsidiary does not file Tax Returns stating that the Company or such Subsidiary is or may be subject to Tax in that jurisdiction.
(g)   Tax Rulings.   Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.
(h)   Consolidated Groups, Transferee Liability, and Tax Agreements.   Neither Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis (other than a group for which the Company or one of its Subsidiaries is the common parent); (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise by operation of Law; or (iii) is a party to, bound by, or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements entered in the ordinary course of business that does not relate primarily to Taxes).

(i)   Post-Closing Tax Items.   The Company and its Subsidiaries (i) will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) by reason of a change in method of accounting made prior to the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date; and (ii) have not made an election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).
(j)   Section 355.   Neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code at any time in the last two (2) years.
(k)   Reportable Transactions.   Neither Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
(l)   Real Property Holding Company.   Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(m)   CARES Act.   Neither the Company nor any of its Subsidiaries has deferred any Taxes under Section 2302(a) of the Coronavirus Aid, Relief, and Economic Security Act or any similar applicable federal, state or local law.
(n)   Permanent Establishment.   Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in such other country.
(o)   Transfer Pricing.   The Company and its Subsidiaries are in material compliance with all applicable transfer pricing Laws and all transactions and agreements entered into between any of the Company and its Subsidiaries have been made on arm’s length terms.
Section 3.07   Intellectual Property.
(a)   Scheduled Company-Owned IP.   Section 3.07(a)(i) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (A) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (B) material unregistered Company-Owned IP. All fees associated with maintaining any Company-Owned IP required to have been set forth in Section 3.07(a)(i) of the Company Disclosure Letter have been paid in full in a timely manner to the proper Governmental Entity and, no such fees are due within the three month period after the Closing Date. All of the Company-Owned IP required to be listed on Section 3.07(a)(i) of the Company Disclosure Letter has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other applicable filing office(s), domestic or foreign, to the extent necessary or desirable to ensure protection under applicable Intellectual Property Law, and such registrations, filings, issuances and other actions remain in full force and effect. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable.
(b)   Right to Use; Title.   The Company or one of its Subsidiaries is the sole and exclusive record owner of all right, title, and interest in and to the Company-Owned IP, except for customer Contracts granting a non-exclusive license to Company-Owned IP entered into in the ordinary course of business and as otherwise as set forth in Section 3.07(b) of the Company Disclosure Letter, and has the valid and enforceable right to use the Company-Owned IP for the life thereof for any purpose, in each case, free and clear of all (i) any Liens (except for Permitted Liens) and (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments or conditions or restrictions whatsoever. The Company or one of its Subsidiaries has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (“Company IP”). Except for customer Contracts granting a non-exclusive license to Company-Owned IP entered into in the ordinary course of business and as otherwise as set forth in Section 3.07(b) of the Company Disclosure Letter, the Company has not licensed or otherwise granted any right to any Person under any Company-Owned IP or has otherwise agreed not to assert any such Intellectual Property against any Person.
(c)   Trade Secrets.   The Company has entered into confidentiality and nondisclosure agreements with all of its managers, officers, employees, consultants, contractors and agents and any other Person with access to any trade secrets of the Company to protect the confidentiality and value of such trade secrets, and there has not been any breach by any of the foregoing of any such agreement. The Company uses reasonable measures to maintain the secrecy of all material trade secrets of the Company.
(d)   Employee Assignments.   All current and former managers, officers, employees, consultants, contractors and agents of the Company and any other Person, in each case, who participated in the creation or contributed to the conception or development of Intellectual Property relating to the business of the Company have assigned to the Company, all of such Person’s right, title and interest in and to such Intellectual Property, including that Intellectual Property: (i) embodied in or used in connection with any products produced or contemplated to be produced by or in the business of the Company; (ii) used in connection with providing services associated with the business of the Company; or (iii) used or useful in the operations of the business of the Company (collectively, “Company Assigned IP)”. No manager, officer, employee, consultant, contractor, agent or other representative of the Company owns or claims any rights in (nor has any of them made application for) any Company Assigned IP or other Company-Owned IP.
(e)   Non-Infringement.   The conduct of the businesses of the Company and any of its Subsidiaries or any part thereof, including the manufacture, use, sale and importation of products of the Company and the possession, use, disclosure, copying or distribution of any information, data, products or other tangible or intangible property in the possession of the Company, and the possession or use of the Company-Owned IP has not and does not infringe, misappropriate, dilute, or violate any Intellectual Property right of any other Person, nor does the operation of the Company’s business constitute unfair competition or deceptive or unfair trade practice. To the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company-Owned IP.
(f)   IP Legal Actions and Orders.   There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person or that the Company is required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property; (ii) challenging the validity, enforceability, scope, or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP; or (iii) claims that any default exists under any Company Material Contract set forth or required to be set forth in Section 3.15(a)(xii) of the Company Disclosure Letter. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP or with respect to any other Person’s Intellectual Property.
(g)   Company IT Systems.   In the past six years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company IT Systems used by the Company are sufficient for the conduct of its business as currently conducted and as presently proposed to be conducted. The Company and its Subsidiaries have taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements where available. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.
(h)   Privacy and Data Security.   The Company and each of its Subsidiaries have complied at all times with all applicable Laws and industry standards, and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses. The Company and each of its Subsidiaries has at all times made all required disclosures to, and obtained any required consents from, users, customers, employees, contractors, Governmental Entities and other applicable Persons as required by applicable Laws. The Company and its Subsidiaries do not sell personal information, as “sell,” “sale,” or equivalent terms are defined in applicable data security and privacy Laws. In the past six years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action.
(i)   Open Source Distribution.   As of the date hereof, all material use and distribution of Open Source Software utilized in the Company’s products or services is in compliance with the Open Source Licenses applicable to such use and distribution, including, without limitation, all copyright notice and attribution requirements; for example, the Company products or services that link with works distributed under the LGPL link to such works using a shared library or other compliant mechanism, as described in the LGPL.
(j)   Open Source Usage.   No product of the Company incorporates or has embedded in it any Source Code subject to an Open Source License, “copyleft” license, or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like), such that any product or service of the Company is subject to the terms of such Open Source License and requirements that the product or service be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributable at no charge.
(k)   Software Escrow.   None of the Company or any other party acting on behalf of the Company has disclosed or delivered, or permitted the disclosure or delivery by any escrow agent, to any third party any Source Code owned by the Company. As of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company or any other party acting on behalf of the Company, including an escrow agent, of any Source Code or Company-Owned IP agent. Section 3.07(k) of the Company Disclosure Letter identifies each Contract under which the Company has deposited, or is or may be required to deposit, with an escrow agent, as of the date hereof, any Source Code owned by the Company or Company-Owned IP. Neither the execution of this Agreement nor the consummation of any ancillary agreements, would reasonably be expected to result in the release of any Source Code owned by the Company or Company-Owned IP from or into escrow.
(l)   No Malicious Code.   The Company has taken commercially reasonable measures to prevent in any of the Software owned by the Company the inclusion of computer code: (i) designed to intentionally harm in any manner the operation of such Software, or any other associated Software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”); (ii) that would intentionally disable such Software or impair in any way its operation based on the elapsing of a period of time or advancement of a particular date (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices), except where the possibility of such disabling is communicated to the user; (iii) that would permit the Company or any third party to access such Software (except for

Software for which the possibility of access is communicated to the user) to intentionally cause the Software to cease functioning; or (iv) that would permit the Company or any third party to access such Software to intentionally cause any harmful and malicious procedures, routines or mechanisms that would cause the Software to damage or corrupt data, storage media, programs, equipment or communications. As of the date hereof, to the Knowledge of the Company, no Software owned by the Company currently contains such codes or any bug, problem, flaw or similar issue that may adversely affect the value, functionality or fitness for the intended purposes of the Company’s Software products.
Section 3.08   Compliance; Permits.
(a)   Compliance.   The Company and each of its Subsidiaries are and, since January 1, 2019, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2019, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect.
(b)   Permits.   The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since January 1, 2019, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.09   Litigation.   There is no Legal Action pending, or to the Knowledge of the Company, threatened orally or in writing against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $1,000,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.
Section 3.10   Brokers’ and Finders’ Fees.   Except for fees payable to Barclays Capital Inc. (the “Company Financial Advisor”) pursuant to the engagement letter described on Section 3.10 of the Company Disclosure Letter and delivered to Parent prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement. The Company has disclosed to Parent a good faith estimate of the amount of the fees that the Company Financial Advisor and the Company’s legal counsel are entitled to receive in connection with the Merger and the other transactions contemplated in this Agreement.
Section 3.11   Related Person Transactions.   There are, and since January 1, 2019, there have been, no Contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Company Common Stock (or any of their respective family members), but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents.
Section 3.12   Employee Benefit Issues.
(a)   Schedule.   Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, cash or phantom stock awards, bonus, health, dental, retirement, profit-sharing, defined benefit, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).
(b)   Documents.   The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all material Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; (vi) all actuarial valuation reports related to any Company Employee Plans; and (vii) all material non-routine correspondence to or from any Governmental Entity received in the last three years with respect to any Company Employee Plan, with respect to any issue that remains outstanding.
(c)   Employee Plan Compliance.   (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including, but not limited to, ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and (A) have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or (B) with respect to a pre-approved plan, can rely on an opinion letter from the IRS to the pre-approved plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan; (vi) there are no material Legal

Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); (vii) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (viii) all non-US Company Employee Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions and comply in all material respects with applicable Law.
(d)   Plan Liabilities.   Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; (ii) incurred any liability to the Pension Benefit Guaranty Corporation (“PBGC”) in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to materially comply with Sections 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to materially comply with the privacy, security, and breach notification requirements under HIPAA; or (vi) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company or any Company ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.
(e)   Certain Company Employee Plans.   With respect to each Company Employee Plan:
(i)   no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;
(ii)   no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;
(iii)   no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any Lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and
(iv)   no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.
(f)   No Post-Employment Obligations.   No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.
(g)   Potential Governmental or Lawsuit Liability.   Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.
(h)   Section 409A Compliance.   Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations) and complies with all documentary requirements under such section.
(i)   Health Plan Compliance.   Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.
(j)   Effect of Transaction.   Neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan; or (v) result in any forgiveness of indebtedness or obligation to fund benefits under a Company Employee Plan with respect to any employee, director, or officer. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.
(k)   Employment Law Matters.   The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(l)   Labor.   Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.13   Real Property and Personal Property Matters.
(a)   Owned Real Estate.   The Company and its Subsidiaries do not own any Owned Real Estate.
(b)   Leased Real Estate.   Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company or its Subsidiaries, as applicable, has a valid leasehold estate in the Leased Real Estate. The Company has delivered to Parent a true and complete copy of each such Lease. With respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof. The Leased Real Estate is (i) in operating condition and repair and (ii) is being maintained by the Company or its Subsidiary (as applicable) in accordance with the terms of the respective Lease.
(c)   Real Estate Used in the Business.   The Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.
(d)   Personal Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.
Section 3.14   Environmental Matters.
(a)   Compliance with Environmental Laws.   The Company and its Subsidiaries are, and have been since January 1, 2017, in compliance in all material respects with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.
(b)   No Disposal, Release, or Discharge of Hazardous Substances.   There has been no Release of any Hazardous Substances by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, on, at, under, in, or from any real property currently or formerly owned, leased, or operated by the Company or any of its Subsidiaries or at any other location that: (i) requires any investigation, remediation, or monitoring by the Company or any of its Subsidiaries; or (ii) would result in liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws or Contracts.

(c)   No Production or Exposure of Hazardous Substances.   Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with and in a manner that would not give rise to liability under Environmental Laws; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.
(d)   No Legal Actions or Orders.   Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.
(e)   No Assumption of Environmental Law Liabilities.   Neither the Company nor any of its Subsidiaries has expressly assumed, agreed to indemnify, or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.
(f)   Provision of Documents.   The Company and each of its Subsidiaries have delivered, or caused to be delivered, to the Parent copies of all environmental site assessments, compliance audits, asbestos surveys, and material correspondence with Governmental Entities regarding actual or potential liability of the Company or its Subsidiaries under Environmental Laws or Permits, and similar documents, in its possession or reasonable control.
(g)   No Sale of Asbestos.   Neither the Company nor any of its Subsidiaries or any of their respective predecessors has sold, marketed or distributed any product containing asbestos or asbestos-containing materials.
Section 3.15   Material Contracts.
(a)   Material Contracts.   For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;
(ii)   any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) that provides for retention or transaction payments or cannot be terminated without the payment or provision of severance compensation or benefits or advance notice of termination with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $150,000;
(iii)   any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of the Company or another wholly owned Subsidiary thereof pursuant to a customer Contract that was entered into in the ordinary course of business, or (B) any Contract providing for indemnification of customers pursuant to Contracts entered into in the ordinary course of business;
(iv)   any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v)   any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $250,000;
(vi)   any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;
(vii)   any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;
(viii)   any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;
(ix)   any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(x)   any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $250,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;
(xi)   any employee collective bargaining agreement or other Contract with any labor union;
(xii)   any Company IP Agreement, other than: licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries, in each case that is no more than $150,000 in any year, Contracts for software or materials licensed pursuant to an Open Source License, public-source license or freeware license, Contracts regarding the nondisclosure of confidential information entered into in the ordinary course of business, customer Contracts granting a non-exclusive license to Company IP entered into in the ordinary course of business, or Contract with any employee of the Company or any Subsidiary regarding the employee’s obligation to assign Intellectual Property created during the course of their employment;
(xiii)   any Government Contract that involves the receipt by the Company of more than $250,000;
(xiv)   any Contract with any distributor, reseller, advertising, agency or sales representative that involves the payment by the Company of more than $250,000 for the periods from (i) January 1, 2021 through December 31, 2021 and (ii) January 1, 2022 through June 30, 2022, excluding any employment or consulting Contract;
(xv)   any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $500,000 in any year and which is not otherwise described in clauses (i)  — (xiv) above; or
(xvi)   any Contract which is not otherwise described in clauses (i)-(xv) above that is material to the Company and its Subsidiaries, taken as a whole.
(b)   Schedule of Material Contracts; Documents.   Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The

Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.
(c)   No Breach.   All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract where such violation has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract, where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.16   Material Customers and Suppliers.   From January 1, 2021 through the date hereof, no Company Material Customer or Company Material Supplier has terminated, materially curtailed or, notified the Company or any of its Subsidiaries in writing (or, to the Knowledge of the Company, otherwise notified the Company or any of its Subsidiaries) that it intends to terminate or materially curtail its business relationship with the Company and its Subsidiaries. For purposes of this Agreement, “Company Material Customers” means the Company’s 10 largest customers for the fiscal year ended December 31, 2021 as measured by gross revenue, and “Company Material Suppliers” means the Company’s 10 largest suppliers for the fiscal year ended December 31, 2021, as measured by gross expenditures.
Section 3.17   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.
Section 3.18   Proxy Statement.   None of the information included or incorporated by reference in the letter to the shareholders, notice of meeting, proxy statement, and forms of proxy to be filed with the SEC in connection with the Merger (collectively, the “Company Proxy Statement”), will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.19   Anti-Corruption Matters.   Since January 1, 2017, none of the Company, any of its Subsidiaries or any director, officer, employee or, to the Knowledge of the Company, any agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since January 1, 2017, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters, and the Company and its Subsidiaries have maintained in place and adhered to policies and procedures designed to ensure compliance with such Laws. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.
Section 3.20   International Trade Compliance.
(a)   The Company, its Subsidiaries, and their respective officers, directors, and employees, and to the Knowledge of the Company and its Subsidiaries, their respective agents, representatives, or other Persons acting on behalf of the Company, are and have been since January 1, 2017 in compliance with Customs & Trade Laws and Sanctions Laws, and the Company and its Subsidiaries have in place and have adhered to policies and procedures designed to ensure compliance with Customs & Trade Laws or Sanctions Laws. Without limiting the foregoing:
(b)   to the Knowledge of the Company, there are no actions, conditions or circumstances pertaining to activities of the Company or its Subsidiaries that may give rise to any future inquiries, investigations, enforcement actions, voluntary disclosures or other proceedings against the Company or its Subsidiaries with respect to Customs & Trade Laws and Sanctions Laws, and the Company has complied with the terms and conditions of each Government Contract, including such terms and conditions that are incorporated therein by reference or operation of any applicable Law;
(c)   the Company and its Subsidiaries have obtained in a timely manner all export licenses and other consents, authorizations, registrations, waivers, approvals and orders from, and have made and filed all necessary notices, registrations, declarations and filings with, any Governmental Entity, and have met the requirements of any license exceptions or exemptions, as required in connection with (i) the export and re-export of its or any third-party products, services, and software, and the transmission or release of technology and technical data to foreign nationals or other Persons or entities located in the United States or abroad (“Export Approvals”) and (ii) the Company’s and its Subsidiaries’ bids for, entry into, and performance of any Government Contract;
(d)   neither the Company nor its Subsidiaries have made or provided any material false statement or omission to any Governmental Entity in connection with the import, marketing, or sale of the Company’s or its Subsidiaries’ products or services;
(e)   neither the Company nor its Subsidiaries have (i) made any voluntary, directed or involuntary disclosure to any Governmental Entity or similar agency with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws or Sanctions Laws; (ii) to the Knowledge of the Company been the subject of any inquiry or enforcement proceedings for violations of Customs & Trade Laws or Sanctions Laws; or (iii) violated or received in writing any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws or Sanctions Laws; and
(f)   the Company is not, its Subsidiaries are not, nor are any of their respective officers, directors, employees, agents, representatives, or other Persons acting on behalf of the Company or its Subsidiaries, currently, or in the last five years: (i) a Sanctioned Person, (ii) organized, resident, or located in a Sanctioned Country, or (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country.
Section 3.21   Fairness Opinion.   The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.
Section 3.22   No other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this ARTICLE III.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 4.01   Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.
Section 4.02   Authority; Non-Contravention; Governmental Consents; Board Approval.
(a)   Authority.   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Merger by the End Date.
(c)   Governmental Consents.   No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws or FDI Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Merger by the End Date.
(d)   Board Approval.
(i)   The board of directors of Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s shareholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.
(ii)   The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole shareholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole shareholder of Merger Sub, approve the adoption of this Agreement in accordance with the MBCA.
Section 4.03   Proxy Statement.   None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time the Company Proxy Statement is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.
Section 4.04   Financial Capability.   Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and the other payments expressly required this Agreement to be paid by Parent or Merger Sub.
Section 4.05   Legal Proceedings.   As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Merger by the End Date.
Section 4.06   Ownership of Company Common Stock.   Neither Parent nor any of its Affiliates (as defined in 302A.011 of the MBCA) or Associates has “beneficial ownership” (as defined in Section 302A.011 of the MBCA) of any shares of Company Common Stock.

Section 4.07   Brokers.   Except for fees payable to Morgan Stanley & Co. LLC, the fees and expenses of which will be paid by Parent, neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.
Section 4.08   No other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or with respect to any other information provided to the Company in connection with the transactions contemplated hereby.
ARTICLE V
COVENANTS
Section 5.01   Conduct of Business of the Company.   During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, as required by applicable Law, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use its reasonable best efforts to conduct its business in all material respects in the ordinary course of business, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise specifically permitted by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent, solely with respect to clauses (d), (f), (g)(i), (h), (i), (j), (n), (o), (p) and (q) below, shall not be unreasonably withheld, conditioned, or delayed):
(a)   amend or propose to amend its Charter Documents or allow any Subsidiary of the Company to adopt any amendments to its governing documents;
(b)   (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries);
(c)   issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms and other than pursuant to the ESPP;
(d)   except as required by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, (iii) forgive any loans, or issue any loans (other than routine advances issued in the ordinary course of business) to any of the Company’s or its Subsidiaries’ directors, officers, employees or independent contractors, (iv) hire any employee of the Company or any of its Subsidiaries or engage any other individual to provide services to the Company or any of its Subsidiaries, other than the hiring of employees to replace employees who were employees on the date hereof or to fill open positions as of the date hereof, in either case, with base pay not in excess of $150,000, or (v) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business;
(e)   authorize, or enter into any agreements providing for (i) any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any business division thereof, (2) any mergers, consolidation or business combinations or (3) any capital contributions to or investments in any Person, other than capital contributions to or investments in Subsidiaries in the ordinary course of business consistent with past practice;
(f)   or make any loans or advances to any other Person, except for loans among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(g)   (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided that the foregoing shall not prohibit the Company and its Subsidiaries from selling inventory, disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company IP, in each case in the ordinary course of business, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;
(h)   repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables;
(i)   enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;
(j)   institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate, other than the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;
(k)   except as required by a change in GAAP or SEC policy (including pursuant to standards, guidelines and interpretations of the FASB or any similar organization), (i) make any change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, (ii) change its fiscal year or (iii) make any material change in interim accounting controls or disclosure controls and procedures that would reasonably be expected to materially and adversely affect the Company and its Subsidiaries, taken as a whole;
(l)   (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(m)   enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;
(n)   abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business;
(o)   make any capital expenditures, other than capital expenditures not exceeding $1,500,000, in the aggregate;
(p)   terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;
(q)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
(r)   adopt or implement any shareholder rights plan or similar arrangement; or
(s)   agree or commit to do any of the foregoing.
Section 5.02   Conduct of Parent.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, except as contemplated by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; provided that this Section 5.02 shall not govern obligations governed by Section 5.09, which shall be solely governed by Section 5.09.
Section 5.03   Access to Information; Confidentiality.
(a)   Access to Information.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.
(b)   Confidentiality.   The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Confidentiality Agreement, dated June 2, 2022, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04   No Solicitation.
(a)   Takeover Proposal.   The Company shall not, and shall direct and cause its Subsidiaries and the Company’s and its Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) (A) except where the Company Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (B) approve any transaction under, or any third party becoming an “interested shareholder” under, Section 673 of the MBCA; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.
(b)   Superior Proposal.   Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent); (iii) and subject to Section 5.04(d), following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Nothing contained in this Agreement shall prevent the Company or the Company Board from (A) taking or disclosing to the Company’s shareholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (B) making any disclosure to the Company’s shareholders if the Company Board has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be inconsistent with applicable Law; provided that any such action or disclosure that constitutes a Company Adverse Recommendation Change shall be only made in compliance with the applicable provisions of this Section 5.04; provided, further, if there is any such action or disclosure prior to receipt of the Requisite Company Vote that constitutes a Company Adverse Recommendation Change, Parent shall have the right to terminate this Agreement in accordance with Section 7.03(a).

(c)   Notification to Parent.   The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 48 hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall provide Parent with prompt notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.
(d)   Company Adverse Recommendation Change or Company Acquisition Agreement.   Except as expressly permitted by this Section 5.04(d), the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement that did not result from a breach of this Section 5.04, if: (i) the Company promptly notifies Parent, in writing, at least four Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such actions with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal, that the Company Board intends to declare a Superior Proposal, and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; (iii) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(e)   Intervening Event.   Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least five Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives, during the Intervening Event Notice Period, to negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments; and (iii) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would be inconsistent with its fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) only, and may not be made pursuant to this Section 5.04(e), and any Company Adverse Recommendation Change may only be made pursuant to this Section 5.04 and no other provisions of this Agreement.
(f)   Notwithstanding any Company Adverse Recommendation Change, unless this Agreement shall have been terminated in accordance with ARTICLE VII, (i) this Agreement shall be submitted to the shareholders of the Company at the Company Shareholders Meeting for the purpose of obtaining the Requisite Company vote, and nothing contained herein shall be deemed to relieve the Company of such obligation and (ii) neither the Company Board nor any committee thereof shall submit to the shareholders of the Company any Takeover Proposal, or except as permitted herein, propose to do so.
Section 5.05   Shareholders Meeting; Preparation of Proxy Materials; Approval by Sole Shareholder of Merger Sub.
(a)   Company Shareholders Meeting.   The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Shareholders Meeting as soon as reasonably practicable after the date of this Agreement. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Shareholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested Parent or Merger Sub. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Shareholders Meeting; provided that the Company may, without the prior written consent of Parent, but after good faith consultation with Parent, and shall at the request of Parent, postpone or adjourn the Company Shareholders Meeting: (A) due to the absence of a quorum, (B) to solicit additional proxies necessary to obtain the Requisite Company Vote at the Company Shareholder Meeting, or (C) if and to the extent such postponement or adjournment of the Company Shareholders Meeting is required by an Order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement. Notwithstanding the immediately preceding sentence, the Company may not, without the prior written consent of Parent, postpone or adjourn the Company Shareholders Meeting pursuant to clause (A) or (B) of the immediately preceding sentence for a period of more than 10 Business Days on any single occasion or, on any occasion, to a date after the earlier of (x) 30 Business Days after the date on which the Company Shareholders Meeting was originally scheduled and (y) 10 Business Days before the End Date
(b)   Preparation of Company Proxy Statement.   In connection with the Company Shareholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the shareholders of the Company and at the time of the Company Shareholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.
(c)   Approval by Sole Shareholder of Merger Sub.   Immediately following the execution and delivery of this Agreement, Parent, as sole shareholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the MBCA.
Section 5.06   Notices of Certain Events.   Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.06 or the failure of any condition set forth in ARTICLE VI to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE VI to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.06 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
Section 5.07   Employees; Benefit Plans.
(a)   Comparable Salary and Benefits.   During the period commencing at the Effective Time and ending on the date which is twelve months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company and its Subsidiaries on the date of this Agreement.
(b)   Crediting Service.   With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree health plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, and subject to the terms of the governing plan documents, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan.
(c)   Employees Not Third-Party Beneficiaries.   This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.
Section 5.08   Directors’ and Officers’ Indemnification and Insurance.
(a)   Indemnification.   Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08(a) of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b)   Insurance.   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time pre-paid “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions retentions and limits of liability, that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.08(b) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.
(c)   Survival.   The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).
(d)   Assumption by Successors and Assigns; No Release or Waiver.   In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.09   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement (including Section 5.9(d)), prior to the Closing, Parent and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Merger, including (i) the preparation and filing of all forms, registrations and notifications required to be filed to consummate the Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (v) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable to consummate the Merger, and (vi) the execution and delivery of any reasonable additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.
(b)   Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required consents, authorizations or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.9. In that regard, prior to the Closing, each party to this Agreement shall promptly (i) consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party with any Governmental Entity or any other information supplied by or on behalf of such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Merger, and (ii) inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding the Merger, and permit the other parties the opportunity to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Entity. Notwithstanding anything to the contrary contained in this Section 5.9, materials provided pursuant to this Section 5.9 may be redacted (i) to remove references concerning the valuation of the Company and the Merger, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.
(c)   The Company and Parent shall use best efforts to make or file with the appropriate Governmental Entity all filings, forms, registrations and notifications required to be filed to consummate the Merger under any applicable Antitrust Law or applicable FDI Law as promptly as practicable and, in the case of notification and report forms to be filed under the HSR Act, no later than 10 Business Days after the date of this Agreement unless otherwise agreed to between counsel for the Parties. Subsequent to such filings and subject to the terms and conditions of Section 5.9(b), the Company and Parent will, respond to inquiries from Governmental Entities, or provide any supplemental information that may be requested by Governmental Entities, in connection with filings made with such Governmental Entities. Subject to Section 5.9(b) and the last sentence of this Section 5.9(c), in the event that the parties receive a request for information or documentary material pursuant to any Antitrust Law, including the HSR Act, or FDI Law (such request, a “Second Request”), the parties will use their respective reasonable best efforts to submit an appropriate response to, and to certify compliance with, such Second Request as promptly as practicable, and counsel for both parties will closely cooperate during the entirety of any such Second Request review process.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, Parent shall not be required, in order to permit the satisfaction of the condition set forth in Section 6.01(b), to (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of the businesses, assets, properties, product lines, and equity interests of the Company, and its Subsidiaries and take such action or actions that would in the aggregate have a similar effect, (ii) create, terminate, or divest relationships, ventures, contractual rights or obligations of the Company or its Subsidiaries, and (iii) otherwise take or commit to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of the Company (including any of its Subsidiaries).
(e)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.9, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law or FDI Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger; provided that Parent shall bear all costs and expenses associated with contesting or resisting any such action or proceeding; provided, however, that each of the Company and Parent shall be responsible for the payment of their own legal fees in connection therewith.
Section 5.10   Public Announcements.   The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.04; (ii) any other disclosure issued or made in compliance with Section 5.04; or (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.10.
Section 5.11   Anti-Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
Section 5.12   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.
Section 5.13   Stock Exchange Delisting; Deregistration.   To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.
Section 5.14   Shareholder Litigation.   The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, against the Company or any of its directors by any shareholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such shareholder litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such shareholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such shareholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned). Notwithstanding anything to the contrary in this Section 5.14, any matters relating to Dissenting Shares shall be governed by Section 2.03.
Section 5.15   Obligations of Merger Sub.   Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.16   Resignations.   At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.
Section 5.17   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 5.18   ITAR Matters.   The Company, in consultation with the Parent, shall cause to be prepared in advance of the Closing Date the required notice to the U.S. Department of State Directorate of Defense Trade Controls pursuant to Section 122.4(a) of the International Traffic in Arms Regulations (the “Five-Day ITAR Notice”), and shall cooperate with Parent to ensure timely submission of the Five-Day ITAR Notice (i.e., within five days after the Closing Date).
Section 5.19   Export Approvals.   The Company shall do all things necessary to effectuate the transfer of all active Export Approvals to the Parent, including those export control licenses issued to the Company by the U.S. Department of Commerce Bureau of Industry and Security.
Section 5.20   Customs & Trade Laws; Sanctions Laws.   If the Company receives any inquiry or outreach from any Governmental Entity concerning compliance with the Customs & Trade Laws or Sanctions Laws, or concerning any actual or potential violation by the Company of these Laws, the Company shall promptly inform Parent and shall consult with Parent before submitting any substantive response to the Governmental Entity.
ARTICLE VI
CONDITIONS
Section 6.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:
(a)   Company Shareholder Approval.   This Agreement will have been duly adopted by the Requisite Company Vote.
(b)   Regulatory Approvals.   The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws and FDI Laws.
(c)   No Injunctions, Restraints, or Illegality.   No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.
Section 6.02   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02, Section 3.03(a), Section 3.03(d), Section 3.03(e), Section 3.05(a), and Section 3.10) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date); and (iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a),

Section 3.03(d), Section 3.03(e), Section 3.05(a), and Section 3.10 shall be true and correct in all respects as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).
(b)   Performance of Covenants.   The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(d)   Officers Certificate.   Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.
Section 6.03   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Merger by the End Date.
(b)   Performance of Covenants.   Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.
(c)   Officers Certificate.   The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).
Section 6.04   Frustration of Closing Conditions.   Neither the Company, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT, AND WAIVER
Section 7.01   Termination by Mutual Consent.   This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.
Section 7.02   Termination by Either Parent or the Company.   This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):
(a)   if the Merger has not been consummated on or before March 7, 2023 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has was the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)   if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c)   if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Shareholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).
Section 7.03   Termination By Parent.   This Agreement may be terminated by Parent at any time prior to the Closing:
(a)   If: (i) a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (ii) the Company shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.04 or Section 5.05(a) or
(b)   if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 45 days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied.
Section 7.04   Termination By the Company.   This Agreement may be terminated by the Company at any time prior to the Closing:
(a)   if prior to the receipt of the Requisite Company Vote at the Company Shareholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to material compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or
(b)   if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 45 days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied.
Section 7.05   Notice of Termination; Effect of Termination.   The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of a Willful Breach.
Section 7.06   Fees Following Termination.
(a)   If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), promptly (and in no event later than three Business Days) after such termination, a fee in an amount equal to the Termination Fee.
(b)   If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.
(c)   If this Agreement is terminated: (i) by Parent pursuant to Section 7.03(b), provided that the Requisite Company Vote shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof); or (ii) by the Company or Parent pursuant to (A) Section 7.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof), or (B) Section 7.02(c) hereof and in the case of clauses (i) and (ii) immediately above: (1) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)) or the Company Shareholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Takeover Proposal shall have been publicly disclosed and not withdrawn, and (2) within 12 months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated, or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to “15%” shall be deemed to be references to “50%” instead).
(d)   The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that: (i) the right to receive the Termination Fee under this Agreement shall not limit or otherwise affect Parent’s or Merger Sub’s right to specific performance as provided in Section 8.13; and (ii) in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.
(e)   Except as expressly set forth in this Section 7.06, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses; provided, however, that Parent and the Company shall be equally responsible for all filing fees incurred in connection with the HSR Act or any other Antitrust Law or FDI Law in connection with the consummation of the transactions contemplated by this Agreement. In no circumstance shall the Termination Fee be paid more than once.
Section 7.07   Amendment.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.
Section 7.08   Extension; Waiver.   At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
ARTICLE VIII
MISCELLANEOUS
Section 8.01   Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).
“Agreement” has the meaning set forth in the Preamble.
“Antitrust Laws” means the Sherman Act of 1890; the Clayton Act of 1914; the Federal Trade Commission Act of 1914; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Articles of Merger” has the meaning set forth in Section 1.03.
“Associate” has the meaning set forth in Section 302A.011 of the MBCA.
“Book-Entry Share” has the meaning set forth in Section 2.01(c).
“Business Day” means any day, other than Saturday, Sunday, or any day on which the SEC or banking institutions located in Minneapolis, Minnesota are authorized or required by Law or other governmental action to close.
“Cancelled Shares” has the meaning set forth in Section 2.01(a).
“Certificate” has the meaning set forth in Section 2.01(c).
“Charter Documents” has the meaning set forth in Section 3.01(b).
“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).
“Company Adverse Recommendation Change” means the Company Board: (a) failing to make, withdraw, amend, modify, or qualify, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s shareholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; or (f) resolving or agreeing to take any of the foregoing actions.
“Company Assigned IP” has the meaning set forth in Section 3.07(d).
“Company Balance Sheet” has the meaning set forth in Section 3.04(e).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 3.03(d).
“Company Common Stock” has the meaning set forth in the Recitals.
“Company Continuing Employees” has the meaning set forth in Section 5.07(a).
“Company Disclosure Letter” has the meaning set forth in the introductory language in ARTICLE III.
“Company Employee” has the meaning set forth in Section 3.12(a).
“Company Employee Plans” has the meaning set forth in Section 3.12(a).
“Company Equity Award” means a Company Stock Option, a Company RSU Award, or a Company Restricted Share granted under one of the Company Stock Plans, as the case may be.
“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.
“Company Financial Advisor” has the meaning set forth in Section 3.10.
“Company IP” has the meaning set forth in Section 3.07(b).
“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.
“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) public announcement or consummation of the transaction contemplated by this Agreement (provided that this clause (ii) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement (including Section 3.03(b)) or with respect to the condition to Closing contained in Section 6.02(a), to the extent it relates to such representations and warranties); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof; (v) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).
“Company Material Contract” has the meaning set forth in Section 3.15(a).
“Company Material Customer” has the meaning set forth in Section 3.16.
“Company Material Supplier” has the meaning set forth in Section 3.16.
“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Preferred Stock” has the meaning set forth in Section 3.02(a)(i).
“Company Proxy Statement” has the meaning set forth in Section 3.18.
“Company Restricted Share” has the meaning set forth in Section 2.07(c).
“Company RSU Award” has the meaning set forth in Section 2.07(b).
“Company SEC Documents” has the meaning set forth in Section 3.04(a).
“Company Securities” has the meaning set forth in Section 3.02(b)(ii).
“Company Shareholders Meeting” means the special meeting of the shareholders of the Company to be held to consider the adoption of this Agreement.
“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” means the following plans, in each case as amended: CyberOptics Corporation 1998 Stock Incentive Plan, as amended, the ESPP, CyberOptics Corporation Non-Employee Director Stock Plan and the CyberOptics Corporation Amended Non-Employee Director Stock Plan.
“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).
“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).
“Consent” has the meaning set forth in Section 3.03(c).
“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.
“Converted Company Stock Option” has the meaning set forth in Section 2.07(a).
“Customs & Trade Laws” means, collectively, all applicable export, import, customs and trade, and anti-boycott Laws or programs administered, enacted, or enforced by a Governmental Entity, including: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws and regulations administered by the U.S. Departments of Commerce and Treasury; and (c) other export, import, anti-boycott, or other trade Laws to the extent they are applicable to the Company or its Subsidiaries.
“Dissenting Shares” has the meaning set forth in Section 2.03.
“EDGAR” has the meaning set forth in Section 3.04(a).
“Effective Time” has the meaning set forth in Section 1.03.
“End Date” has the meaning set forth in Section 7.02(a).
“Environment” means soil, soil vapor, surface waters, groundwater, drinking water, land, stream sediments, natural resources, surface or subsurface strata, ambient air, or indoor air.
“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the Environment; or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, Release, importation, exportation, sale, distribution, labeling, or remediation of any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ESPP” has the meaning set forth in Section 2.07(d).
“Export Approvals” has the meaning set forth in Section 3.20(c).
“Exchange Act” has the meaning set forth in Section 3.03(c).
“Exchange Ratio” means the quotient (rounded to four decimal places) obtained by dividing the Merger Consideration by the average of the volume weighted average price of a Parent Share on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Parent and the Company) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the Closing Date.
“FDI Laws” means applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where the Company or any of its Subsidiaries do business.
“Five-Day ITAR Notice” has the meaning set forth in Section 5.18.
“GAAP” has the meaning set forth in Section 3.04(b).
“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, grant, cooperative agreement, change order or other commitment or funding vehicle that exists between the Company or any of its Subsidiaries and (i) any Governmental Entity, (ii) any prime contractor to any Governmental Entity, or (iii) any subcontractor with respect to any party described in clause (i) or (ii).
“Governmental Entity” has the meaning set forth in Section 3.03(c).
“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect or that could otherwise give rise to liability under Environmental Laws; and (b) any petroleum, petroleum-containing materials, or petroleum-derived products, radon, radioactive materials or wastes, asbestos and asbestos-containing materials in any form, lead or lead-containing materials, toxic mold and harmful biological agents, infectious or medical wastes, urea formaldehyde foam insulation, per- and polyfluoroalkyl substances and polychlorinated biphenyls.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.
“HSR Act” has the meaning set forth in Section 3.03(c).
“Indemnified Party” has the meaning set forth in Section 5.08(a).
“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.
“Intervening Event” means, with respect to the Company any material event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that was not known to, nor reasonably foreseeable by, any member of the Company Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); (c) changes generally affecting the economy, financial or securities markets, or political conditions; (d) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (e) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof; (f) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (g) general conditions in the industry in which the Company and its Subsidiaries operate; or (h) the fact that the company meets or exceeds, or fails to meet, any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (provided, however, that the exception to this clause (h) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).
“Intervening Event Notice Period” has the meaning set forth in Section 5.04(e).
“IRS” means the United States Internal Revenue Service.
“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company’s Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of Parent’s Disclosure Letter; in each case, after due inquiry.
“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.
“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.
“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.
“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.
“Liability” means any and all direct and indirect liabilities, indebtedness, obligations, guarantees (including lease guarantees), commitments, damages, losses, debts, claims, demands, judgments, deficiencies, costs, expenses, or settlements of any nature or kind, whether known or unknown, fixed or unfixed, asserted or unasserted, accrued, secured or unsecured, absolute or contingent, liquidated or unliquidated, matured or unmatured, determined or determinable, due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP.
“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.
“Maximum Premium” has the meaning set forth in Section 5.08(b).
“MBCA” has the meaning set forth in the Recitals.
“Merger” has the meaning set forth in Section 1.01.
“Merger Consideration” has the meaning set forth in Section 2.01(b).
“Merger Sub” has the meaning set forth in the Preamble.
“Nasdaq” has the meaning set forth in Section 3.03(c).
“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license. For avoidance of doubt, Open Source Licenses include copyleft licenses.

“Open Source Software” means any Software subject to an Open Source License.
“Order” has the meaning set forth in Section 3.09.
“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).
“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).
“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.
“Parent Share” means a share of common stock, without par value, of Parent.
“Paying Agent” has the meaning set forth in Section 2.02(a).
“Payment Fund” has the meaning set forth in Section 2.02(a).
“PBGC” has the meaning set forth in Section 3.12(d).
“Permits” has the meaning set forth in Section 3.08(b).
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof in the Company’s most recent financial statements included in the Company SEC Documents); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over any Real Estate, which, whether individually or in the aggregate, do not materially impair the current use, occupancy, or operation of such Real Estate; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to any Real Estate, which, whether individually or in the aggregate, do not materially impair the current use, occupancy or operation of such Real Estate; (e) any right of way or easement related to public roads and highways, which, whether individually or in the aggregate, do not materially impair the current use, occupancy or operation of such Real Estate; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).
“Real Estate” means the Owned Real Estate and the Leased Real Estate.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, depositing, or dumping of a Hazardous Substance on or into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).
“Representatives” has the meaning set forth in Section 5.04(a).
“Requisite Company Vote” has the meaning set forth in Section 3.03(a).
“Sanctioned Country” means any country or region that is, or has been during the last five years, the subject of a comprehensive sanctions program under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine).

“Sanctioned Person” means any Person that is the subject of Sanctions, including, without limitation, (a) any Person included on a list of designated or restricted Persons maintained by the U.S. Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List (“SDN List”)), the United Nations Security Council, or any other relevant Governmental Entity; (b) any Person domiciled, located, organized, or resident in a Sanctioned Country; or (c) any Person 50% or more owned, directly or indirectly, individually or in the aggregate, by any Person or Persons included on the SDN List.
“Sanctions Laws” means all applicable U.S. Laws and regulations relating to economic or trade sanctions, including, without limitation, the Laws administered or enforced by the United States (including by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State) and the United Nations Security Council.
“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).
“SEC” has the meaning set forth in Section 3.03(c).
“Second Request” has the meaning set forth in Section 5.09(c).
“Securities Act” has the meaning set forth in Section 3.04(a).
“Software” means all computer software and code, including assemblers, applets, compilers, Source Code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed, such as, but not limited to, databases, and data collections.
“Source Code” means computer software that may be displayed or printed in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, data and data structures, instructions, procedural, object-oriented, or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.
“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be “more than 50%”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board (including any conditions relating to financing, shareholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.04(d).
“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).
“Surviving Corporation” has the meaning set forth in Section 1.01.
“Takeover Proposal” means any proposal or offer (other than a proposal or offer by Parent, Merger Sub or their respective Affiliates) to engage in one or a series of related transactions involving the direct or indirect purchase or other acquisition (including by merger, consolidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership or similar transaction involving the Company or any of its Subsidiaries) by any Person, which if consummated would result in any Person becoming the beneficial owner of, directly or indirectly, (i) 25% or more of the total voting power or economic interest in any class of equity securities of the Company or any of its material Subsidiaries or (ii) 25% or more of the consolidated total assets, measured by fair market value as of the date of such purchase or other acquisition of the Company and its Subsidiaries taken as a whole, in each case other than the Merger and the other transactions contemplated by this Agreement.
“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, capital stock, registration, profits, license, lease, service, service use, withholding, payroll, employment, social security (or similar), disability, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, escheat, abandoned or unclaimed property, windfall profits, customs, duties, alternative or add-on minimum, estimated, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Termination Fee” means $12,471,727.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“Voting Debt” has the meaning set forth in Section 3.02(c).
“Willful Breach” means a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of any covenant or agreement set forth in this Agreement.
Section 8.02   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean posted to the electronic data room established in respect to the Merger at least two Business Days prior to the date of this Agreement.
(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 8.03   Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 8.04   Governing Law.   This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Minnesota.
Section 8.05   Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Courts of Hennepin County, Minnesota, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in federal court within the State of Minnesota. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.06   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.
Section 8.07   Notices.   All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Nordson Corporation 28601 Clemens Road Westlake, Ohio 44145 Attention: Jennifer L. McDonough Email: jennifer.mcdonough@nordson.com with a copy (which will not constitute notice to Parent or Merger Sub) to:
Jones Day
250 Vesey Street
New York, New York 10281
Attention: James P. Dougherty
Email: jpdougherty@jonesday.com
and
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Erin de la Mare
Email: esdelamare@jonesday.com

If to the Company, to:	CyberOptics Corporation 5900 Golden Hills Dr. Minneapolis, MN 55416 Attention: Jeffrey Bertelsen Email: jbertelsen@cyberoptics.com
with a copy (which will not constitute notice to the Company) to:	Stinson LLP 50 South Sixth Street, Suite 2600 Minneapolis, MN 55416 Attention: Stephen Quinlivan Email: stephen.quinlivan@stinson.com
Section 8.08   Entire Agreement.   This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.
Section 8.09   No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Common Stock to receive the Merger Consideration, (b) the rights of holders of Company Equity Awards to receive the consideration set forth in Section 2.07, and (c) the rights of the Indemnified Parties as set forth in Section 5.08.
Section 8.10   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 8.11   Assignment.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 8.12   Remedies Cumulative.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 8.13   Specific Performance.
(a)   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of Parent’s or Merger Sub’s obligation to consummate the Merger survive any termination of this Agreement.
(b)   Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.
Section 8.14   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CYBEROPTICS CORPORATION
By	/s/ Subodh K. Kulkarni Name: Dr. Subodh K. Kulkarni Title: President and Chief Executive Officer

NORDSON CORPORATION
By	/s/ Joseph P. Kelly Name: Joseph Kelly Title: Executive Vice President, Chief Financial Officer
META MERGER COMPANY
By	/s/ Joseph P. Kelly Name: Joseph Kelly Title: Executive Vice President, Chief Financial Officer

EXHIBIT A
Articles of Incorporation
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CYBEROPTICS CORPORATION
I, the undersigned, do hereby certify that, the amendment and restatement of the Articles of Incorporation of CyberOptics Corporation (this “Corporation”) were duly adopted pursuant to 302A of the Minnesota Business Corporation Act (the “MBCA”). These Amended and Restated Articles of Incorporation of this Corporation incorporated under the MBCA, supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto:
ARTICLE I — NAME
The name of this Corporation is CyberOptics Corporation.
ARTICLE II — REGISTERED OFFICE
The address of the registered office of the Corporation is 2345 Rice Street, Suite 230, Roseville, MN 55113.
ARTICLE III — AUTHORIZED SHARES
This Corporation is authorized to issue an aggregate total of 100 shares, all of which shall be designated Common Stock, having a par value of $0.01 per share.
ARTICLE IV — NO CUMULATIVE VOTING
No shareholder of this Corporation shall have any cumulative voting rights.
ARTICLE V — PREEMPTIVE RIGHTS
No shareholder of this Corporation shall have any preemptive rights by virtue of Section 302A.413 of the MBCA (or similar provisions of future law) to subscribe for, purchase, or acquire any shares of this Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.
ARTICLE VI — WRITTEN ACTIONS BY DIRECTORS
Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under the MBCA, Chapter 302A, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.
ARTICLE VII — LIMITATION OF LIABILITY
A director of this Corporation shall not be personally liable to this Corporation or its shareholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 of the MBCA; or (iv) for any transaction from which the director derived an improper personal benefit.
Any repeal or modification of the foregoing provisions of this Article VII by the shareholders of this Corporation shall not adversely affect any rights or protection of a director of this Corporation existing at any time of such repeal or modification.

A-A-1

IN WITNESS WHEREOF, I have hereunto set my hand this [•] day of [•], 2022.
By: [•] Title: [•]

A-A-2

Annex B
[OPINION OF BARCLAYS CAPITAL INC.]

745 Seventh Avenue New York, NY 10019 United States
CONFIDENTIAL
August 7, 2022
Board of Directors
CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416
Members of the Board of Directors:
We understand that CyberOptics Corporation, a Minnesota corporation (the “Company”), intends to enter into a transaction (the “Proposed Transaction”) with Nordson Corporation, an Ohio corporation (“Parent”), and Meta Merger Company, a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (b) at the Effective Time (as defined in the Agreement (as defined below)), each share of common stock, no par value, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive $54.00 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, by and among the Company, Parent and Merger Sub (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the Merger Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the holders of shares of Company Common Stock in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, dated as of August 7, 2022, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 and a draft Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 provided by management of the Company; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) a trading history of the Company’s common stock from August 5, 2017 to August 5, 2022; (5) a comparison of the projected future financial results and trading multiples of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) published estimates of an independent research analyst with respect to the future financial performance and price targets of the Company; and (8) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the holders of shares of Company Common Stock in the Proposed Transaction is fair to such holders.
We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our reasonable expenses and indemnify us for certain liabilities that may arise out of our engagement. We and our affiliates have performed various investment banking services for the Company and Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. In the past two years, we have not performed any investment banking services for the Company or Parent for which we have received any fees.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.
Very truly yours,
BARCLAYS CAPITAL INC.

B-2

Annex C
SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT
302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.
Subdivision 1.   Actions creating rights.
A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:
(a)   unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:
(1)   alters or abolishes a preferential right of the shares;
(2)   creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
(3)   alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;
(4)   excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or
(5)   eliminates the right to obtain payment under this subdivision;
(b)   a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
(c)   a plan of merger, whether under this chapter or under chapter 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;
(d)   a plan of exchange, whether under this chapter or under chapter 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;
(e)   a plan of conversion is adopted by the corporation and becomes effective;
(f)   an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or
(g)   any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.
Subd. 2.   Beneficial owners.
(a)   A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.
(b)   A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.
Subd. 3.   Rights not to apply.
(a)   Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or
(2)   the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.
(b)   If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.
(c)   Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.613, subdivision 4, or 302A.621, is limited in accordance with the following provisions:
(1)   The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Global Market, the NASDAQ Global Select Market, the Nasdaq Capital Market, or any successor to any such market.
(2)   The applicability of clause (1) is determined as of:
(i)   the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or
(ii)   the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.
(3)   Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.
Subd. 4.   Other rights.
The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.
302A.473 PROCEDURES FOR ASSERTING DISSENTERS’ RIGHTS.
Subdivision 1.   Definitions.
(a)   For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b)   “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.
(c)   “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.
(d)   “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).
Subd. 2.   Notice of action.
(a)   If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.
(b)   In connection with a qualified offer as described in section 302A.613, subdivision 4, the constituent corporation subject to the offer may, but is not required to, send to all shareholders a written notice informing each shareholder of the right to dissent and must include a copy of this section and section 302A.471 and a brief description of the procedure to be followed under these sections. To be effective, the notice must be sent as promptly as practicable at or following the commencement of the offer, but in any event at least ten days before the consummation of the offer.
Subd. 3.   Notice of dissent.
If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. If the proposed action is to be effected pursuant to section 302A.613, subdivision 4, and the corporation has elected to send a notice of action in accordance with subdivision 2, paragraph (b), a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must not tender the shares owned by the shareholder in response to the offer and must file with the corporation a written notice of intent to demand the fair value of the shares owned by the shareholder. Written notice must be filed with the corporation before the consummation of the offer.
Subd. 4.   Notice of procedure; deposit of shares.
(a)   After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send (i) in any case where subdivision 3 is applicable, to all shareholders who have complied with subdivision 3, (ii) in any case where a written action of shareholders gave effect to the action creating the right to obtain payment under section 302A.471, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) in any other case, to all shareholders entitled to dissent, a notice that contains:
(1)   the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;
(2)   any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;
(3)   a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
(4)   a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b)   In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.
Subd. 5.   Payment; return of shares.
(a)   After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:
(1)   the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;
(2)   an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
(3)   a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.
(b)   The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.
(c)   If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.
Subd. 6.   Supplemental payment; demand.
If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.
Subd. 7.   Petition; determination.
If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.
Subd. 8.   Costs; fees; expenses.
(a)   The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.
(b)   If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
(c)   The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

Preliminary Proxy Card Subject to CompletionShareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.INTERNET/MOBILE – www.proxypush.com/cybeUse the Internet to vote your proxy until 11:59 p.m. (CT) on [Month, Day, Year].PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on [Month, Day, Year]. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by [ • ], 2022.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.1.To adopt the Agreement and Plan of Merger, dated as of August 7, 2022, as it may be amended from time to time, among CyberOptics Corporation, Nordson Corporation and Meta Merger Company.2.To approve, on a non-binding advisory basis, the compensation that will or may become payable by CyberOptics to CyberOptics’ named executive officers in connection with the merger.3.To approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by the CyberOptics Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting. ForAgainstAbstainForAgainstAbstainForAgainstAbstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.Address Change? Mark box, sign, and indicate changes below:Date Signature(s) in BoxWhen shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

CYBEROPTICS CORPORATION

SPECIAL SHAREHOLDERS' MEETING

[•], 2022 [•] p.m.

CyberOptics Corporation
5900 Golden Hills Drive
Minneapolis, MN 55416

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Subodh Kulkarni and Jeffrey A. Bertelsen, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of CyberOptics Corporation, to be held on [•], 2022 and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.

See reverse for voting instructions.